                                                  Filed Pursuant to Rule 424(b)5
                                            Registration Statement No. 333-30737

THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1913, AND IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION, DATED JULY 9, 1998
PROSPECTUS SUPPLEMENT (TO PROSPECTUS
DATED JULY 9, 1998)

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

$200,000,000 CLASS A FLOATING RATE DEALER NOTE ASSET BACKED CERTIFICATES, SERIES 1998-1

NAVISTAR FINANCIAL SECURITIES CORPORATION, SELLER
NAVISTAR FINANCIAL CORPORATION, SERVICER

The Class A Floating Rate Dealer Note Asset Backed Certificates, Series 1998-1 (the "Series 1998-1 Certificates") offered hereby evidence undivided interests in certain assets of the Navistar Financial Dealer Note Master Trust (the "Master Trust" or the "Issuer") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Navistar Financial Corporation ("NFC" or the "Servicer"), Navistar Financial Securities Corporation ("NFSC" or the "Seller"), The Chase Manhattan Bank, as Trustee under the Dealer Note Trust 1990 (the "1990 Trust"), and The Bank of New York, as trustee (the "Master Trust Trustee"). The Master Trust assets in which the Series 1998-1 Certificates have an undivided interest will include, initially, the Class A-6 Floating Rate Pass-Through Certificate (the "Class A-6 Investor Certificate") issued by the 1990 Trust created pursuant to a Pooling and Servicing Agreement dated as of December 1, 1990 (as amended, the "1990 Trust Agreement") among NFSC, NFC and The Chase Manhattan Bank, as trustee. Following the termination of the 1990 Trust, the Master Trust assets in which the Series 1998-1 Certificateholders will have an interest will include the Dealer Notes and other assets described in the accompanying Prospectus dated July 9, 1998 (the "Prospectus").

Interest on the Series 1998-1 Certificates will generally be paid on the twenty-fifth day of each month commencing August 25, 1998 (each, a "Distribution
Date"). The interest rate for the period from July    , 1998 (the "Closing
Date") through August 24, 1998 (the "Initial Distribution Period") and for each Distribution Period thereafter will be equal to LIBOR (as defined herein) as of
the related LIBOR Determination Date (as defined herein) plus    % (the "Offered
Certificate Rate"). The payment of principal with respect to the Series 1998-1 Certificates is expected to be made in full on the July 2008 Distribution Date (the "Expected Payment Date"). However, under certain circumstances, the actual payment in full of the Series 1998-1 Certificates could occur earlier or later than the Expected Payment Date.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGES 27 THROUGH 30 IN THE ACCOMPANYING PROSPECTUS

THE SERIES 1998-1 CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE MASTER TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------------------------------------------------
                                                             Price to             Underwriting           Proceeds to
                                                              Public                Discount            the Seller(1)
--------------------------------------------------------------------------------------------------------------------------

Series 1998-1 Certificates                                   100.000%                   %                     %
--------------------------------------------------------------------------------------------------------------------------
Total                                                      $200,000,000             $                     $
--------------------------------------------------------------------------------------------------------------------------

(1) Before deducting expenses payable by the Seller estimated to be $500,000.


The Series 1998-1 Certificates are offered by the Underwriter, subject to prior sale, when, as and if issued by the Seller and accepted by the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and reject orders in whole or in part. It is expected that the Series 1998-1 Certificates will be delivered in book-entry form through the facilities of the
Depository Trust Company on or about July    , 1998, against payment therefor in
immediately available funds.


J.P. MORGAN & CO.
The date of this Prospectus Supplement is July    , 1998.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Navistar International Corporation ("NIC"), Navistar International Transportation Corp. ("NITC"), NFC, NFSC or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of any offer to buy any securities other than the registered securities offered by this Prospectus Supplement and the Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

Until October , 1998, all dealers effecting transactions in the Series 1998-1 Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                       PAGE                                                            PAGE
              PROSPECTUS SUPPLEMENT
The Dealer Notes..................................     S-3        Use of Proceeds..................................     32
Description of the Series 1998-1 Certificates.....     S-9        The Navistar Financial Dealer Floor Plan
Other Series Issued By Master Trust...............    S-14         Financing Business..............................     32
1990 Trust Investor Certificates..................    S-14        Relationship with NITC...........................     36
Plan of Distribution..............................    S-16        Description of the Offered Certificates..........     40
Legal Matters.....................................    S-16        Terms of the 1990 Trust Investor Certificates....     76
Index of Terms....................................    S-17        Description of the Purchase Agreements...........     85
                                                                  Federal Income Tax Matters.......................     87
                    PROSPECTUS                                    Certain State Tax Matters........................     93
                                                                  Certain Matters Relating to Bankruptcy...........     94
Available Information.............................       3        Certain Matters Relating to the Dealer Notes.....     95
Reports to the Offered Certificateholders.........       3        ERISA Considerations.............................     95
Incorporation of Certain Documents by Reference...       3        Plan of Distribution.............................     96
Prospectus Summary................................       5        Legal Matters....................................     97
Risk Factors......................................      27        Index of Terms...................................     98
Navistar Financial Securities Corporation and                     Annex I-Global Clearance, Settlement and Tax
  the Master Trust................................      31          Documentation Procedures.......................    104

THE SERIES 1998-1 CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF OFFERED CERTIFICATES BEING OFFERED BY THE SELLER PURSUANT TO ITS PROSPECTUS DATED JULY 9, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SERIES 1998-1 CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

There is currently no secondary market for the Series 1998-1 Certificates, and there is no assurance that one will or, if one does develop, that it will continue until the Series 1998-1 Certificates are paid in full.

Capitalized terms used and not defined herein have the meanings they are given in the Prospectus.

                                THE DEALER NOTES

GENERAL

         Dealer Notes that are conveyed to the Active Trust consist of all wholesale notes issued by Dealers that are identified by the Servicer as meeting the eligibility criteria specified in the Applicable Agreement for Dealer Notes. In order to be eligible, each Dealer Note must be issued pursuant to NFC's Credit Guidelines and meet certain other criteria provided in the Agreement. See "Description of the Offered Certificates -- Eligible Dealer Notes" and "-- Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest" in the Prospectus. The aggregate principal amount of Eligible Dealer Notes as of the Closing Date is expected to be in excess of $800 million.

         The following tables provide general statistics regarding the total portfolio of wholesale notes serviced by NFC (the "Wholesale Portfolio") for the periods ended on the dates specified. As of the Closing Date, the Dealer Notes which are expected to be held in the 1990 Trust will represent approximately 95% of the Wholesale Portfolio. However, there can be no assurance that the Dealer Notes which are transferred to the 1990 Trust after the Closing Date and which, after the 1990 Trust Termination Date, will be transferred to the Master Trust, will continue to constitute such a significant portion of the Wholesale Portfolio. There can be no assurance that the experience of the Dealer Notes in the future will be similar to the historical experience set forth below.

         The Seller believes that the improved performance of the Wholesale Portfolio since fiscal year 1993 is largely attributable to the improved United States economy since 1993. Fluctuations in net losses and delinquencies in the Wholesale Portfolio generally follow cycles in the overall business environment and, the Seller believes, are particularly sensitive to the industrial sector, which generates a significant portion of freight tonnage hauled. Truck demand and Wholesale Portfolio performance also depend on general economic conditions, interest rates and fuel costs.

LOSS EXPERIENCE

         The following table provides the loss experience on the Wholesale Portfolio for the periods indicated:

                   LOSS EXPERIENCE FOR THE WHOLESALE PORTFOLIO
                              (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------------------------------------------------
                                                                                  Annualized
                                                                                  Net Losses                   Average
                                                                                (Recoveries)/                  Maturity
   Fiscal Year-                                      Net Losses      Average       Average                     (Days in
  To-Date Period     Net Dealer Note  Liquidations  (Recoveries)/   Dealer Note   Dealer Notes                   Year/
   Ending Last            Losses         of Dealer    Liquidations    Principal     Principal     Annualized    Annualized
      Day of          (Recoveries)(1)    Notes(1)         (1)        Balance(2)     Balance(3)    Turnover(4)   Turnover)
----------------     ---------------- ------------  --------------  ----------- --------------    -----------  -----------
Fiscal Year 1998
  January.......          $(0.1)         $725.3           (0.01)%     $716.7           (0.06)%        4.05x       90.1
  April.........           (0.3)        1,557.0           (0.02)       775.4           (0.08)         4.02x       90.8
Fiscal Year 1997
  January.......            0.0           599.7            0.00        690.2            0.00          3.48x      105.2
  April.........           (0.1)        1,232.1           (0.01)       683.2           (0.03)         3.61x      101.4
  July..........           (0.1)        1,945.5           (0.01)       682.3           (0.02)         3.80x       96.1
  October.......           (0.2)        2,767.8           (0.01)       674.9           (0.03)         4.10x       89.0
Fiscal Year 1996
  January.......            0.1           721.6            0.01        913.0            0.04          3.16x      115.5
  April.........            0.0         1,436.2            0.00        920.3            0.00          3.12x      117.0
  July..........            0.0         2,139.8            0.00        906.5            0.00          3.15x      116.2
  October.......           (0.2)        2,874.4           (0.01)       859.7           (0.02)         3.34x      109.3
Fiscal Year 1995
  January.......           (0.1)          618.6           (0.01)       597.5           (0.07)         4.14x       88.2
  April.........           (0.1)        1,237.5           (0.01)       643.9           (0.03)         3.84x       95.1
  July..........           (0.3)        1,963.3           (0.02)       689.7           (0.06)         3.80x       96.3
  October.......           (0.9)        2,712.4           (0.03)       706.0           (0.13)         3.84x       95.1
Fiscal Year 1994
  January.......            0.1           485.6            0.03        576.8            0.07          3.37x      108.3
  April.........            0.1         1,024.8            0.01        593.6            0.03          3.45x      105.8
  July..........            0.1         1,656.1            0.01        602.5            0.02          3.66x       99.7
  October.......            0.1         2,278.9            0.01        579.2            0.03          3.93x       92.9
Fiscal Year 1993
  January                   0.0           377.1            0.00        431.1            0.00          3.50x      104.3
  April.........            0.4           795.2            0.05        461.2            0.17          3.45x      105.8
  July..........            0.9         1,283.5            0.07        475.3            0.25          3.60x      101.4
  October.......            0.8         1,820.1            0.04        477.1            0.16          3.81x       95.8

----------

(1) Figures shown for Net Dealer Note Losses (Recoveries) and Liquidations of Dealer Notes are cumulative within each fiscal year. Thus, figures as of January 31 of each fiscal year represent the Net Dealer Note Losses or Liquidations of Dealer Notes for the first quarter of such fiscal year; figures as of April 30 of each fiscal year represent the cumulative Net Dealer Note Losses or Liquidations of Dealer Notes for the first six months of such fiscal year; and so on.

(2) Figures shown for Average Dealer Note Principal Balance are calculated as the year-to-date average of the daily outstanding Dealer Note Principal Balance.

(3) The Net Losses (Recoveries) for a fiscal quarter used in the numerator are cumulative within a fiscal year and have been annualized. Thus, the numerator for the figure shown as of the fiscal quarter ended January 31 of each fiscal year equals the Net Dealer Note Losses (Recoveries) for such fiscal quarter multiplied by four; for April 30 equals the cumulative Net Dealer Note Losses (Recoveries) for the six months ended on such date multiplied by two; for July 31 equals the cumulative Net Dealer Note Losses (Recoveries) for the nine months ended on such date multiplied by 4/3; and for October 31 equals such cumulative Net Dealer Note Losses (Recoveries).

(4) Turnover is calculated as the annualized Liquidations of Dealer Notes for each fiscal period (annualized in the same manner described in note 3 for Net Losses (Recoveries)) divided by Average Dealer Note Principal Balance.

         Losses occur on wholesale notes when a Dealer has been terminated under circumstances in which the Dealer has sold one or more financed vehicles to a retail customer and has failed to remit the appropriate proceeds of such sale to NFC. Losses also occur when used trucks financed at wholesale and repossessed by NFC from a terminated Dealer cannot be sold for the balance due on the underlying wholesale note. By contrast, losses generally have not occurred when new trucks financed by NFC are repossessed from terminated Dealers, because such new trucks are repurchased by the manufacturer NITC or an OEM Supplier. NFC recognizes losses on wholesale notes at the time it deems such wholesale notes to be uncollectible (which is generally at the time it has exhausted all non-legal remedies).

         The characteristics of the Dealer Notes held by the Active Trust have not been and are not expected to be significantly different from the characteristics of the Wholesale Portfolio at any given time, except to the extent that the eligibility requirements in the Applicable Agreement for Dealer Notes serve to screen out certain types of wholesale notes at their inception (such as wholesale notes from Dealers who are on cash on delivery terms or who are insolvent, although Dealer Notes which have been or are transferred to the Active Trust will not become ineligible if the Dealer thereafter is put on cash on delivery status or becomes insolvent). Such differences are not expected to affect adversely the performance of the Dealer Notes held by the Active Trust in comparison to the Wholesale Portfolio at such time.

DELINQUENCIES

         The following table presents the aggregate amount of delinquent principal payments (past due over 30 days) for the Wholesale Portfolio as a percentage of the total principal amount outstanding as of the end of the fiscal quarters specified:

            DELINQUENCIES AS A PERCENTAGE OF THE WHOLESALE PORTFOLIO
                              (DOLLARS IN MILLIONS)

                                                                      ------------------------------------------------------------
                                                                      Total Principal
                                                                      Amount of Dealer    Aggregate Amount of Delinquent Principal
                                                                           Notes                 Payments on Dealer Notes
                     Last Day of                                        Outstanding               (Past Due Over 30 Days)
------------------------------------------------------------          ----------------    ----------------------------------------
Fiscal Year 1998
  January...................................................              $758.2                 $2.1                  0.28%
  April.....................................................               892.0                  1.1                  0.13
Fiscal Year 1997
  January...................................................               651.3                  1.4                  0.22
  April.....................................................               670.2                  2.1                  0.31
  July......................................................               649.1                  2.4                  0.38
  October...................................................               691.1                  2.0                  0.28
Fiscal Year 1996
  January...................................................               927.6                  0.6                  0.06
  April.....................................................               909.7                  0.8                  0.09
  July......................................................               803.2                  1.2                  0.15
  October...................................................               685.9                  1.3                  0.19
Fiscal Year 1995
  January...................................................               611.3                  0.6                  0.11
  April.....................................................               766.0                  0.3                  0.04
  July......................................................               723.2                  0.4                  0.06
  October...................................................               854.4                  0.4                  0.05
Fiscal Year 1994
  January...................................................               564.5                  0.6                  0.11
  April.....................................................               638.0                  0.6                  0.09
  July......................................................               546.3                  0.2                  0.04
  October...................................................               586.5                  0.4                  0.06
Fiscal Year 1993
  January...................................................               447.4                  1.4                  0.32
  April.....................................................               522.9                  1.0                  0.19
  July......................................................               449.3                  0.5                  0.11
  October...................................................               559.0                  0.7                  0.13

AGING EXPERIENCE

         The following table provides the age distribution of the Wholesale Portfolio by principal amount outstanding as of the dates indicated:

                   AGE DISTRIBUTION OF THE WHOLESALE PORTFOLIO

                           April 30                              October 31
                        --------------          --------------------------------------------
                        1998      1997          1997      1996      1995      1994      1993
                        ----      ----          ----      ----      ----      ----      ----
Days
1-180.............       90%       81%           90%       70%       84%       88%       87%
181-360...........        8        11             7        21        14        10        11
Over 360..........        2         8             3         9         2         2         2
                       ----      ----          ----      ----      ----      ----      ----
   Total..........      100%      100%          100%      100%      100%      100%      100%

CYCLICALITY

         The average outstanding principal amount of the Wholesale Portfolio has varied historically according to business cycles in the truck manufacturing industry. The following table provides the highest, lowest and average principal amounts outstanding based on month-end balances during the years indicated:

             OUTSTANDING PRINCIPAL AMOUNT OF THE WHOLESALE PORTFOLIO
                              (DOLLARS IN MILLIONS)

                          Highest             Lowest            Average of
 During Year Ended       Month-End           Month-End          Month-End
    October 31,           Amount              Amount             Amounts
-------------------------------------------------------------------------------
  1997.............        $694                $635                $669
  1996.............         933                 686                 850
  1995.............         854                 588                 709
  1994.............         638                 473                 570
  1993.............         559                 425                 475

GEOGRAPHIC DISTRIBUTION

         The following table provides the geographic distribution of the principal amount of the Wholesale Portfolio as of April 30, 1998:

               GEOGRAPHIC DISTRIBUTION OF THE WHOLESALE PORTFOLIO
                              (DOLLARS IN MILLIONS)

                                  ------------------------------------------------------------------------------------------
                                                    Percentage of                                              Percentage of
                                    Amount            Wholesale                                    Amount        Wholesale
          State                   Outstanding         Portfolio          State                   Outstanding     Portfolio
-----------------------------------------------------------------   --------------------------------------------------------
    Illinois.............            $68.5               7.68%      Tennessee.............          $18.9           2.12%
    Texas................             68.0               7.63       Virginia..............           18.7           2.10
    Minnesota............             57.2               6.41       Georgia...............           18.7           2.09
    Pennsylvania.........             51.3               5.75       North Carolina........           15.9           1.78
    California...........             46.7               5.24       Nebraska..............           14.6           1.64
    Ohio.................             42.8               4.80       Utah..................           14.3           1.60
    Indiana..............             37.3               4.18       Massachusetts.........           14.2           1.59
    New York.............             35.7               4.00       Arkansas..............           13.2           1.47
    Maryland.............             29.6               3.32       Oregon................           12.5           1.41
    Alabama..............             29.5               3.30       Connecticut...........           10.2           1.15
    Florida..............             28.5               3.20       Washington............            9.9           1.11
    Michigan.............             26.9               3.02       Colorado..............            9.2           1.03
    Oklahoma.............             25.0               2.80       Kentucky..............            9.1           1.02
    Wisconsin............             23.8               2.67       Louisiana.............            9.0           1.01
    Missouri.............             21.9               2.46            Subtotal.........          820.6          91.99
    New Jersey...........             19.7               2.21       All others(1).........           71.4           8.01
    Mississippi..........             19.7               2.21                                      ------         ------
                                                                         Total............         $892.0         100.00%

----------
(1) Includes the remaining 19 states (each of which represents less than 1% of the Wholesale Portfolio).

SEASONALITY

         The aggregate principal amount of the Wholesale Portfolio generally varies during the year. The following table provides the average principal amount of the Wholesale Portfolio during the months specified:

                 SEASONAL FLUCTUATION IN THE WHOLESALE PORTFOLIO
                              (DOLLARS IN MILLIONS)

                                   -----------------------------------------------------------
                                                     Average Monthly Principal
                                                        Amount Outstanding
                                   -----------------------------------------------------------
      Month                        1998       1997       1996       1995       1994       1993
----------------------------       ----       ----       ----       ----       ----       ----
November....................       $689       $694       $876       $604       $578       $411
December....................        732        706        938        593        578        434
January.....................        726        656        923        597        549        431
February....................        794        658        925        633        567        459
March.......................        836        674        927        683        601        486
April.......................        869        677        928        749        649        514
May.........................                   676        903        776        643        508
June........................                   686        898        814        638        501
July........................                   675        831        752        578        483
August......................                   648        759        705        508        453
September...................                   645        703        745        480        471
October.....................                   666        690        811        534        523

         Declines in the principal amount of Dealer Notes outstanding due to seasonality, cyclicality, competitive conditions or other factors may cause Principal Collections to be invested in 1990 Trust Investment Securities or Eligible

Investments, as the case may be, rather than to be used for acquisitions or assignments of Dealer Notes. See "Terms of the 1990 Trust Investor
Certificates -- Application of Collections" and "Description of the Offered Certificates --Allocation of Collections After the 1990 Trust Termination Date" in the Prospectus.

LIQUIDATIONS

         The following table provides the liquidation history with respect to NFC month-end balances outstanding and one-month liquidations of notes in the Wholesale Portfolio for the months indicated:

                   LIQUIDATION HISTORY OF WHOLESALE PORTFOLIO
                              (DOLLARS IN MILLIONS)

                      -----------------------------------------------------------------------------------------------
                      Nov      Dec     Jan     Feb      Mar     Apr      May     Jun      Jul    Aug       Sep    Oct
                      ---      ---     ---     ---      ---     ---      ---     ---      ---    ---       ---    ---
Fiscal Year 1998
  Balances........   $ 713    $ 709   $ 758   $ 819    $ 852   $ 892
  Liquidations....     216      250     260     240      299     293
Fiscal Year 1997
  Balances......       694      655     651     668      675     670    $681     $688    $649    $635     $649    $691
  Liquidations..       184      209     207     193      208     230     216      238     259     264      263     296
Fiscal Year 1996
  Balances......       904      913     928     926      933     910     896      892     803     709      694     686
  Liquidations..       236      236     250     222      243     249     237      216     251     267      219     249
Fiscal Year 1995
  Balances......       599      588     611     656      737     766     809      806     723     707      778     854
  Liquidations..       213      199     206     183      231     205     225      246     254     256      219     273
Fiscal Year 1994
  Balances......       579      545     565     566      622     638     631      612     546     473      482     587
  Liquidations..       157      182     147     153      192     194     210      206     215     236      189     198
Fiscal Year 1993
  Balances......       428      425     447     473      508     523     504      525     449     450      482     559
  Liquidations..       120      130     127     117      143     158     155      154     179     173      169     195

MONTHLY PAYMENT RATES

         The following table sets forth the highest and lowest monthly payment rates for the Wholesale Portfolio in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the specified period and the denominator of which is the aggregate ending principal balance of the Wholesale Portfolio for such period.

                        HISTORICAL MONTHLY PAYMENT RATES

                                         ---------------------------------------------------------------------
                                          Six Months Ended                  Year Ended October 31
                                             April 30
                                         -----------------    ------------------------------------------------
                                           1998      1997       1997      1996       1995       1994      1993
                                          ------    ------     ------    ------     ------     ------    ------
Highest Month....................          35.3%     34.3%      42.8%     37.7%      36.2%      49.9%     39.9%
Lowest Month.....................          29.3      26.5       26.5      24.0       26.8       26.0      24.7
Average for the Months in the Period       32.8      30.7       34.6      28.2       31.4       33.3      31.5

                  DESCRIPTION OF THE SERIES 1998-1 CERTIFICATES

MASTER TRUST TRUSTEE

    The Bank of New York is the Master Trust Trustee. NFC and its affiliates (other than the Seller) may from time to time enter into normal banking and trustee relationships with The Bank of New York or any other bank that may become a successor Master Trust Trustee. As of the date of this Prospectus Supplement, the Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

TERMS AND CONDITIONS

    The Series 1998-1 Certificates are a Series of Offered Certificates described in the attached Prospectus to be issued by the Master Trust. In addition to the terms and conditions set forth below, reference is made to the Prospectus for the terms and conditions of the Series 1998-1 Certificates (including a description of when principal and interest distributions are to be made on, and settlement information for, the Series 1998-1 Certificates). Also, see "Other Series Issued by Master Trust" for a description of Other Series issued by the Master Trust which are outstanding as of the date of this Prospectus Supplement.


Initial Invested Amount........................................ $200,000,000
Expected Payment Date.......................................... July 25, 2008
Subordinated Percentage........................................      %
Specified Accumulation Period Commencement Date................ October 1, 2007
Series Termination Date........................................ July 25, 2011

    There will be no Investment Events with respect to the Series 1998-1 Certificates and thus there will be no Investment Period, Investment Period Commencement Date, Investment Period Short Fall Amount or Fully Funded Date. In addition, there will be no Negative Carry Reserve Fund with respect to the Series 1998-1 Certificates and thus there will be no Negative Carry Reserve Fund Deposit Amount, Negative Carry Reserve Fund Required Amount or Negative Carry Subordinated Amount.

    "Accumulation Period Commencement Date" shall mean the first day of the nth full Due Period prior to the Expected Payment Date where n is the number of Due Periods in the Accumulation Period Length; provided, however, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other outstanding Series shall have entered into an investment period or an early amortization period; and provided further that, if the Accumulation Period Length and the Accumulation Period Commencement Date have been determined previously but the Accumulation Period has not commenced and any other outstanding Series shall enter into an investment period or any early amortization period, the Accumulation Period Commencement Date shall be the date that such outstanding Series shall have entered into an investment period or an early amortization period.

        "Accumulation Period Length" shall mean a period which is between one and nine Due Periods and which is determined by the Servicer in its sole discretion on or prior to the first day of the Due Period which is nine months prior to the Due Period related to the Distribution Date which is the Expected Payment Date.

        "LIBOR" shall mean (a) prior to the 1990 Trust Termination Date, the one-month London interbank offered rate as determined by the 1990 Trust Trustee in accordance with the 1990 Trust Agreement, and (b) after the 1990 Trust Termination Date, the interest rate determined by the Master Trust Trustee in accordance with the following provisions:

        (i) On each LIBOR Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Determination Date. Such posted offered rates are for value on the second business day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of such offered rates as determined by the Master Trust Trustee. If fewer than two offered rates appear, LIBOR in respect of such LIBOR Determination Date will be determined as if the parties had specified the rate described in (ii) below.

        (ii) On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on such LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, such deposits commencing on the second London business day immediately following such LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Master Trust Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York selected by the Master Trust Trustee at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, such loans commencing on the second London business day immediately following such LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, provided, however, that if the banks in The City of New York selected as aforesaid by the Master Trust Trustee are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Determination Date will be LIBOR in effect immediately prior to such LIBOR Determination Date.

        "LIBOR Determination Date" means, with respect to any Distribution Period, the date which is two London business days prior to the start of such Distribution Period, which with respect to the Initial Distribution
    Period is July    , 1998.

        "Minimum Series Seller's Interest" shall mean, with respect to any business day after the 1990 Trust Termination Date, the sum of (a) the Available Subordinated Amount as of the end of the preceding Transfer Date and (b) the Required Excess Seller Interest as of the end of the preceding Distribution Date.

        "New Vehicle Monthly Interest Rate" shall mean, with respect to any Due Period, the product of (a) the per annum rate of interest and finance charges billed by NFC during such Due Period on Dealer Notes financing new vehicles and (b) the quotient of (i) the number of days during such Due Period and (ii) the actual number of days in the related calendar year.

        "Offered Certificate Rate" shall mean the interest rate on the Series 1998-1 Certificates, which shall be calculated on the basis of actual days elapsed and a 360-day year, and for the Initial Distribution Period and for each Distribution Period thereafter will equal LIBOR as of the related LIBOR
    Determination Date plus    %.

        "Projected Dealer Note Income" shall mean, on any Transfer Date after the 1990 Trust Termination Date, an amount equal to the sum of (a) the product of (i) the principal amount of Dealer Notes financing new vehicles outstanding on such Transfer Date, (ii) the New Vehicle Monthly Interest Rate for the Due Period in which such Transfer Date occurs and (iii) the Series Allocation Percentage for such Due Period and (b) the product of (i) the principal amount of Dealer Notes financing used vehicles outstanding on such Transfer Date, (ii) the Used Vehicle Monthly Interest Rate for such Due Period and (iii) the Series Allocation Percentage for such Due Period.

        "Projected Monthly Interest" shall mean, on any LIBOR Determination Date after the 1990 Trust Termination Date with respect to the related Distribution Period, an amount equal to the product of (a) the Offered Certificate Rate for such Distribution Period, (b) the Invested Amount as of the immediately preceding Distribution Date and (c) the result of (i) the actual number of days in such Distribution Period divided by (ii) 360.

        "Projected Monthly Servicing Fee" shall mean, on any Transfer Date after the 1990 Trust Termination Date with respect to the Due Period in which such Transfer Date occurs, an amount equal to one-twelfth of the product of (a) 1%, (b) the aggregate principal amount of Dealer Notes as of such Transfer Date, (c) the Series 1998-1 Allocation Percentage for the Due Period related to such Transfer Date and (d) the Floating Allocation Percentage for the Due Period related to such Transfer Date.

        "Projected Spread" shall mean, on any Transfer Date after the 1990 Trust Termination Date with respect to the Distribution Period next following the Distribution Period to which such Transfer Date relates, the sum of (a) the positive amount, if any, by which (i) the sum of (A) Projected Monthly Interest for such Distribution Period and (B) the Projected Monthly Servicing Fee for the Due Period in which such Transfer Date occurs exceeds
    (ii) the Projected Dealer Note Income as of such Transfer Date and (b)   %
    of the Invested Amount as of the preceding Distribution Date.

        "Reference Banks" shall mean the principal London offices of Morgan Guaranty Trust Company of New York, Swiss Bank Corporation and Barclays Bank PLC.

        "Required Excess Seller Interest" shall mean, with respect to any
    business day,    % of the Invested Amount as of the end of the preceding
    Distribution Date (and such percentage shall be the "Required Excess Seller Interest Percentage").

        "Required Subordinated Amount" shall mean, with respect to any Transfer Date related to a Due Period commencing after the 1990 Trust Termination
    Date, an amount equal to    % of the Maximum Subordinated Amount as of such
    Transfer Date.

        "Series Allocable Servicing Fee" shall equal, for each Due Period commencing after the 1990 Trust Termination Date and occurring prior to the earlier of the first Distribution Date following the Series Termination Date and the first Distribution Date on which the Invested Amount is zero, an amount equal to one-twelfth of the product of (a) 1%, (b) the aggregate principal amount of Dealer Notes outstanding as of the last day of such Due Period, and (c) the Series Allocation Percentage with respect to such Due Period.

        "Used Vehicle Monthly Interest Rate" shall mean, with respect to any Due Period, the product of (a) the per annum rate of interest and finance charges billed by NFC during such Due Period on Dealer Notes financing used vehicles and (b) the quotient of (i) a number equal to the number of days during such Due Period and (ii) the actual number of days in the related calendar year.

INVESTMENT IN STRUCTURED NOTES BACKED BY INVESTOR CERTIFICATES

    In addition to the investments described as Eligible Investments in the Prospectus, Eligible Investments for the Excess Funding Account will include any security (a "SPECIAL STRUCTURED NOTE") issued by a trust (the "SPECIAL ISSUER") the assets of which consist solely of Investor Certificates issued by the Master Trust and of one or more liquidity swap arrangements for the benefit of investors in the Special Issuer. In addition, the Rating Agencies will permit 100% of the Eligible Investments in the Excess Funding Account to consist of Special Structured Notes, so long as such Special Structured Notes have at the time of the Master Trust's investment therein a credit rating from each of the Rating Agencies in the highest investment category granted thereby, notwithstanding the otherwise applicable limitation that Eligible Investments consisting of obligations of or investments in any single issuer not exceed the greater of $1,000,000 and 20% of the aggregated amount of funds in the Series Principal Account, the Excess Funding Account, the Negative Carry Reserve Fund and the Liquidity Reserve Fund. See "Description of the Offered Certificates -- Master Trust Accounts; Other Accounts for the Offered Series" in the Prospectus.

    In the event that an Early Amortization Event occurs at a time that Special Structured Notes are held in the Excess Funding Account, an Early Distribution will be deemed to occur immediately prior to the end of the last day of the Revolving Period with respect to a portion (the "EARLY DISTRIBUTION AMOUNT") of the Invested Amount of the Offered Certificates equalling the principal amount of the Special Structured Notes held in the Excess Funding Account. An "EARLY DISTRIBUTION" with respect to the Offered Certificates means that principal in respect of the Offered Certificates, in an amount equal to the principal amount of the Special Structured Notes held in the Excess Funding Account, will be deemed to be paid to the Special Issuer in exchange for the cancellation of such Special Structured Notes. The effect of such an Early Distribution will be to reduce, simultaneously, the Invested Amount of the Offered Certificates and the amount of Eligible Investments in the Excess Funding Account, each by an amount equal to the Early Distribution Amount.

RATINGS OF THE CERTIFICATES

    It is a condition to issuance of the Series 1998-1 Certificates that they be rated in the highest long-term rating category by each of Standard and Poor's Ratings Services and Moody's Investors Service, Inc. The rating of the Series 1998-1 Certificates addresses the likelihood of the timely payment of interest at the Offered Certificate Rate and the ultimate payment of principal by the Series Termination Date on the Series 1998-1 Certificates. However, a Rating Agency does not evaluate, and the rating of the Series 1998-1 Certificates does not address, the likelihood that the outstanding principal amount of the Series 1998-1 Certificates will be paid on the Expected Payment Date or the likelihood of the payment of any penalty interest. The rating of the Series 1998-1 Certificates is based primarily on the value of the Class A-6 Investor Certificate and the Dealer Notes and the rating requirements for investments of funds in Eligible Deposit Accounts maintained for the benefit of the Series 1998-1 Certificateholders and the level of subordination of the 1990 Trust Seller Interest and the Master Trust Seller's Interest. A rating is not a recommendation to buy, sell or hold securities, inasmuch as such rating does not comment as to the market price or the suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

EARLY AMORTIZATION EVENTS

    An "Early Amortization Event" with respect to Series 1998-1 refers to any of the following events:

        (a) the Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with such Act;

        (b) the Invested Amount is not reduced to zero by the Expected Payment Date;

        (c) the United States government or any agency or instrumentality thereof files a notice of a lien under Internal Revenue Code ss. 6323 or any similar statutory provision (including, but not limited to, 302(f) or ss. 4068 of ERISA) on the assets of NFC or NFSC which is or may in the future be prior to the lien of the Master Trust Trustee on the assets of the Master Trust (including without limitation proceeds of the Dealer Notes);

        (d) failure on the part of the Seller (i) to make any payment, distribution or deposit required under the Pooling and Servicing Agreement on the date due or within five business days thereafter or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller, which continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller;

        (e) any representation or warranty made by the Seller pursuant to the Pooling and Servicing Agreement or any information contained in the schedule of Dealer Notes delivered thereunder shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of such incorrectness shall have been given to the Seller and as a result of which the interests of the Series 1998-1 Certificateholders are materially and adversely affected, except that an Early Amortization Event shall not be deemed to occur if the Seller has repurchased the related Dealer Notes or all such Dealer Notes, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

        (f) after the 1990 Trust Termination Date, the Seller shall become legally unable for any reason to transfer Dealer Notes to the Master Trust in accordance with the provisions of the Pooling and Servicing Agreement;

        (g) on any Transfer Date related to a Due Period commencing after the 1990 Trust Termination Date, the Available Subordinated Amount for such Transfer Date will be reduced to an amount less than the Required Subordinated Amount;

        (h) any Servicer Termination Event shall occur (i) which would have a material adverse effect on the Series 1998-1 Certificateholders and (ii) for which the Servicer has received a notice of termination;

        (i) after the 1990 Trust Termination Date, the delivery by the Seller to the Master Trust Trustee of a notice stating that the Seller will no longer continue to sell Dealer Notes to the Master Trust commencing on the date specified in such notice;

        (j) after the 1990 Trust Termination Date, on three consecutive Determination Dates, the "Average Coverage Differential" (defined as the average of the highest three of the four most recent Coverage Differentials (defined generally as the difference between the annualized percentage yield on the Dealer Notes and the sum of 1.00% and the Offered Certificate Rate for the related Due Period)) shall be equal to or less than negative two percent (-2.00%);

        (k) at the end of any Due Period commencing after the 1990 Trust Termination Date, the Master Trust Seller's Interest is reduced to an amount less than the Master Trust Minimum Seller's Interest and the Seller has failed to assign additional Dealer Notes or cash to the Master Trust in the amount of such deficiency within ten business days following the end of such Due Period;

        (l) on any Determination Date after the 1990 Trust Termination Date, the Turnover is less than 1.7;

        (m) on any Determination Date after the 1990 Trust Termination Date, the quotient of (i) the sum of Dealer Note Losses for each of the related Due Period and the five immediately preceding Due Periods and (ii) the sum of Principal Collections for each of the related Due Period and the five immediately preceding Due Periods, is greater than or equal to 1%;

        (n) at any time prior to the 1990 Trust Termination Date, a 1990 Trust Amortization Event occurs under the 1990 Trust with respect to the Related 1990 Certificate (other than a 1990 Trust Amortization Event that also constitutes an Early Amortization Event under the Master Trust) or the Scheduled Class Amortization Date occurs with respect to the Related 1990 Certificate;

        (o) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller, NFC, NITC or NIC; and

        (p) after the 1990 Trust Termination Date, failure on the part of NITC to make a deposit in the Interest Deposit Account required by the terms of the Master Trust Interest Deposit Agreement on or before the date occurring five business days after the date such deposit is required by the Master Trust Interest Deposit Agreement to be made.

    Upon the occurrence of Early Amortization Event (c), distributions in respect of the Invested Amount will commence on the immediately succeeding Distribution Date. Upon the occurrence of any other Early Amortization Event, distributions in respect of the Invested Amount will commence at the time described in the Prospectus.

                     OTHER SERIES ISSUED BY THE MASTER TRUST

    The table below sets forth the principal characteristics of the other Series of investor certificates issued by the Master Trust which are outstanding on the date of this Prospectus Supplement.


        SERIES 1995-1

                  Certificate Rate..................................................LIBOR + 0.30%
                  Closing Date.......................................................June 8, 1995
                  Expected Payment Date...........................................August 25, 2004
                  Initial Invested Amount............................................$200,000,000
                  Interest in 1990 Trust...........................Class A-4 Investor Certificate
                  Number of classes within Series.............................................One
                  Ordinary means of principal repayment.......................Accumulation Period
                  Primary source of credit enhancement..............................Subordination
                  Series Termination Date.........................................August 25, 2007
                  Servicing Fee Percentage.....................................................1%
                  Subordinated Percentage...................................................15.5%

         SERIES 1997-1

                  Certificate Rate..................................................LIBOR + 0.15%
                  Closing Date....................................................August 19, 1997
                  Expected Payment Date...........................................August 25, 2003
                  Initial Invested Amount............................................$200,000,000
                  Interest in 1990 Trust...........................Class A-5 Investor Certificate
                  Number of classes within Series.............................................One
                  Ordinary means of principal repayment.......................Accumulation Period
                  Primary source of credit enhancement..............................Subordination
                  Series Termination Date.........................................August 25, 2006
                  Servicing Fee Percentage.....................................................1%
                  Subordinated Percentage...................................................15.5%

                        1990 TRUST INVESTOR CERTIFICATES

PRINCIPAL TERMS

    The principal terms of each Class of 1990 Trust Investor Certificates (the "Principal Terms") are as follows:

    Related 1990 Certificate. The Class A-6 Investor Certificate is the Related 1990 Certificate to be issued to the Master Trust in connection with the issuance of the Series 1998-1 Certificates, as described in the attached Prospectus. The Class A-6 Investor Certificate will be issued by the 1990 Trust. In addition to the terms and conditions set forth below, reference is made to the Prospectus for the terms and conditions of the Class A-6 Investor Certificate.

        Class Initial Invested Amount.....................$200,000,000
        Class Initial Investor Interest...................$200,000,000
        Class Termination Date...........................July 25, 2011

    The Related 1990 Certificate Rate for the Class A-6 Investor Certificate equals LIBOR plus the Class Certificate Margin. The "Class Certificate Margin" with respect to any Distribution Period shall be an amount equal to (a) the product of (1) the sum of LIBOR with respect to such Distribution Period and 0. % and (2) a fraction the numerator of which is the number of days in the related Distribution Period and the denominator of which is 30 days (days with respect to the Initial Distribution Period) minus (b) LIBOR with respect to such Distribution Period. The "Scheduled

Class Amortization Date" for the Class A-6 Investor Certificate shall mean the earlier of (a) July 25, 2008, and (b) the date on which any Early Amortization Event with respect to the Series 1998-1 Certificates occurs.

Class A-3 Investor Certificates

        Class Initial Invested Amount.....................$100,000,000
        Class Initial Investor Interest...................$100,000,000
        Class Certificate Margin.................................0.90%
        Scheduled Class Amortization Date.............December 1, 1998
        Class Termination Date........................January 25, 2003

Class A-4 Investor Certificates

        Class Initial Invested Amount.....................$207,860,000
        Class Initial Investor Interest...................$207,860,000
        Class Certificate Margin.................................0.30%
        Class Termination Date...........................July 25, 2007

    The "Scheduled Class Amortization Date" for the Class A-4 Investor Certificate shall mean the earlier of (a) August 25, 2004 and (b) the date on which any Early Amortization Event or Investment Event, in each case with respect to the Series 1995-1 Certificates (the Series of certificates issued by the Master Trust in connection with the Class A-4 Investor Certificate), occurs.

Class A-5 Investor Certificates

        Class Initial Invested Amount.....................$200,000,000
        Class Initial Investor Interest...................$200,000,000
        Class Termination Date...........................July 25, 2006

    The "Class Certificate Margin" with respect to any Distribution Period shall be an amount equal to (a) the product of (1) the sum of LIBOR with respect to such Distribution Period and 0.15% and (2) a fraction the numerator of which is the number of days in the related Distribution Period and the denominator of which is 30 (37 with respect to the Initial Distribution Period) minus (b) LIBOR with respect to such Distribution Period. The "Scheduled Class Amortization Date" for the Class A-5 Investor Certificate shall mean the earlier of (a) August 25, 2003, and (b) the date on which any Early Amortization Event with respect to the Series 1997-1 Certificates occurs.

SUBORDINATION OF SELLER'S INTEREST

    The right of the holder of the 1990 Trust Seller Certificate to receive payments in respect of the 1990 Trust Seller Interest is subordinated to the interests of the 1990 Trust Investor Certificates, including the Class A-6 Investor Certificate, to the extent of the 1990 Trust Available Subordinated Amount. As of the June 1998 Distribution Date (after giving pro forma effect to the issuance of the Class A-6 Investor Certificate to the Master Trust and the issuance of the Series 1998-1 Certificates by the Master Trust), the 1990 Trust Available Subordinated Amount was $109 million. For additional information regarding the subordination of the 1990 Trust Seller Interest, see "Terms of the 1990 Trust Investor Certificates -- Limited Subordination of the 1990 Trust Seller Interest; 1990 Trust Available Subordinated Amount" in the Prospectus.

ISSUANCE OF ADDITIONAL CLASSES OF CERTIFICATES

    The Seller may in the future issue additional classes of Dealer Note Asset Backed Certificates ("Additional Classes") which would be payable out of Series Allocable Principal Collections and Series Allocable Finance Charge Collections allocated to the Series 1998-1 Certificates on the basis of the Series Allocation Percentage for the Series 1998-1 Certificates. Such issuance will require amendment to the Pooling and Servicing Agreement, the Supplement with respect to the Series 1998-1 Certificates and other related documents, which, not withstanding the description set forth under the caption "Description of the Offered Certificates -- Amendments" in the Prospectus, may be done without the consent of the holders of the Series 1998-1 Certificates provided that the Rating Agency Condition shall have been satisfied with respect to the Series 1998-1 Certificates in connection with any such issuance.

                              PLAN OF DISTRIBUTION

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to J.P. Morgan Securities, Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the Seller, all of the Series 1998-1 Certificates.

    The Underwriter intends initially to sell the Series 1998-1 Certificates to a trust with respect to which the Underwriter will act as depositor. The Seller does not intend to apply for listing of the Series 1998-1 Certificates on a national securities exchange, and has been advised by the Underwriter that it does not intend to make a market in the Series 1998-1 Certificates.

    In the ordinary course of its business, the Underwriter and its affiliates have engaged and may in the future engage in commercial banking or investment banking transactions with affiliates of the Seller, including the Seller's parent, NFC.

    The Seller has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933 and to contribute to payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

    In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Series 1998-1 Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.

                                 INDEX OF TERMS

1990 Trust..........................................................S-1
1990 Trust Agreement................................................S-1
Accumulation Period Commencement Date.........................S-9, S-13
Accumulation Period Length..........................................S-9
Additional Classes.................................................S-15
Average Coverage Differential......................................S-13
Class A-6 Investor Certificate......................................S-1
Class Certificate Margin.....................................S-14, S-15
Closing Date........................................................S-1
Distribution Date...................................................S-1
Early Amortization Event...........................................S-12
Early Distribution.................................................S-11
Early Distribution Amount..........................................S-11
Expected Payment Date...............................................S-1
Initial Distribution Period.........................................S-1
Issuer..............................................................S-1
LIBOR...............................................................S-9
LIBOR Determination Date...........................................S-10
Master Trust........................................................S-1
Master Trust Trustee................................................S-1
Minimum Series Seller's Interest...................................S-10
New Vehicle Monthly Interest Rate..................................S-10
NFC.................................................................S-1
NFSC................................................................S-1
NIC.................................................................S-2
NITC................................................................S-2
Offered Certificate Rate......................................S-1, S-10
Pooling and Servicing Agreement.....................................S-1
Principal Terms....................................................S-14
Projected Dealer Note Income.......................................S-10
Projected Monthly Interest.........................................S-10
Projected Monthly Servicing Fee....................................S-11
Projected Spread...................................................S-11
Prospectus..........................................................S-1
Reference Banks....................................................S-11
Required Excess Seller Interest....................................S-11
Required Excess Seller Interest Percentage.........................S-11
Required Subordinated Amount.......................................S-11
Scheduled Class Amortization Date............................S-14, S-15
Seller..............................................................S-1
Series 1998-1 Certificates..........................................S-1
Series Allocable Servicing Fee.....................................S-11
Servicer............................................................S-1
Special Issuer.....................................................S-11
Special Structured Note............................................S-11
Underwriter........................................................S-16
Underwriting Agreement.............................................S-16
Used Vehicle Monthly Interest Rate.................................S-11
Wholesale Portfolio.................................................S-3

PROSPECTUS

                   NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
                      DEALER NOTE ASSET BACKED CERTIFICATES
                                 ---------------

                    NAVISTAR FINANCIAL SECURITIES CORPORATION
                                     SELLER
                                 ---------------

                         NAVISTAR FINANCIAL CORPORATION
                                    SERVICER
                                 ---------------

    The Dealer Note Asset Backed Certificates described herein (the "Certificates") each represent an undivided interest in certain assets of the Navistar Financial Dealer Note Master Trust (the "Master Trust") created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") entered into among Navistar Financial Corporation ("NFC" or the "Servicer"), Navistar Financial Securities Corporation ("NFSC" or the "Seller"), The Chase Manhattan Bank, as trustee under the 1990 Trust (as defined below), and The Bank of New York, as trustee of the Master Trust (the "Master Trust Trustee"). The Certificates may be offered and sold from time to time (the "Offered Certificates"), in one or more series (each, an "Offered Series"), in an amount (the "Initial Invested Amount"), at a price and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Interest on the Offered Certificates will be paid on the twenty-fifth day of each month (or if such day is not a business day, the next business day thereafter) (each, a "Distribution Date"). If so provided in the Prospectus Supplement for an Offered Series, and unless an Early Amortization Event occurs, upon the occurrence of certain events described in such Prospectus Supplement an Investment Period with respect to such Offered Series will commence and certain amounts allocable to the Offered Certificates will be deposited in the Series Principal Account and used to make principal payments with respect to the Offered Certificates on the Expected Payment Date (or earlier or later under certain circumstances described herein and in the Prospectus Supplement).

    The Navistar Financial Dealer Note Trust 1990 (the "1990 Trust") was formed pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1990, among NFC, as Servicer, NFSC, as Seller, and The Chase Manhattan Bank, as trustee (the "1990 Trust Trustee") (as it has been or may be supplemented and amended, the "1990 Trust Agreement"). The corpus of the 1990 Trust includes, among other things, wholesale dealer notes which are generated from time to time in the ordinary course of business and are issued by dealers to finance purchases of new and used medium and heavy duty trucks and new and used trailers, all monies due or to become due with respect thereto, the interest of the Seller in the security interests in the related financed vehicles, and all proceeds of the foregoing. Prior to the date hereof, the 1990 Trust has issued five classes of 1990 Trust Investor Certificates, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Investor Certificates. Of such 1990 Trust Investor Certificates, only the Class A-4 and Class A-5 Investor Certificates are included in the assets of the Master Trust. Certain assets of the 1990 Trust have been allocated to the holders of the 1990 Trust Investor Certificates (whether or not issued to the Master Trust), each of which represents a fractional undivided interest in the 1990 Trust, including the right to receive varying percentages of the collections with respect to the assets in the 1990 Trust. (continued on next page)
                               ---------------

    THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE MASTER TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.
                               ---------------

    SEE "RISK FACTORS" AT PAGE 27 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Offered Certificates unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is July 9, 1998.

    Prior to the 1990 Trust Termination Date, (a) the assets of the Master Trust will include the Class A-4 and Class A-5 Investor Certificates, any 1990 Trust Investor Certificate issued to the Master Trust in connection with the issuance of any Offered Series (each, a "Related 1990 Certificate"), any 1990 Trust Investor Certificate issued to the Master Trust in connection with the issuance of any other series of certificates issued by the Master Trust (each, a "Subsequent 1990 Trust Investor Certificate"), any interest rate hedge or other enhancement that the Master Trust may have entered into or obtained for the benefit of any such series (any series of certificates issued by the Master Trust, including any Offered Series, is referred to herein as a "Series"), the 1990 Trust Seller Certificate, and all funds on deposit in certain accounts of the Master Trust, (b) the dealer notes are sold on a daily basis to the Seller pursuant to the 1990 Trust Purchase Agreement between NFC and the Seller, and the Seller in turn conveys the dealer notes on a daily basis to the 1990 Trust, and (c) the holders of any Series of Offered Certificates (the "Offered Certificateholders") will have an interest only in the Related 1990 Certificate, any interest rate hedge or other enhancement that the Master Trust may have entered into or obtained for the benefit of such Series of Offered Certificates, and all of the funds on deposit in certain accounts of the Master Trust.

    As of the 1990 Trust Termination Date, if a 1990 Trust Early Amortization Period shall not have occurred prior to such date, (a) the 1990 Trust will transfer to the Master Trust all of the property of the 1990 Trust (other than funds on deposit in respect of the Class A-3 Investor Certificates, the outstanding class of 1990 Trust Investor Certificates that are not assets of the Master Trust), and (b) the Class A-4 and Class A-5 Investor Certificates, each Related 1990 Certificate, any Subsequent 1990 Trust Investor Certificate and the 1990 Trust Seller Certificate will automatically be canceled, and all rights of the Master Trust with respect to such certificates will terminate.

    As of the 1990 Trust Termination Date and thereafter, (a) the assets of the Master Trust will include all Dealer Notes transferred to the Master Trust by the 1990 Trust and all Dealer Notes thereafter transferred to the Master Trust by the Seller, all monies due or to become due with respect thereto and all proceeds of such Dealer Notes, the interest of the Seller in the security interests in the Financed Vehicles related to the Dealer Notes and the proceeds thereof, the interest of the Seller in the Insurance Proceeds, each Interest Rate Swap, interest rate cap, or other interest rate hedge, if any, that the Master Trust may have entered into or obtained for the benefit of any Series, and all funds on deposit in certain accounts of the Master Trust, (b) NFC will sell Dealer Notes on a daily basis to the Seller pursuant to the Master Trust Purchase Agreement (which will become effective upon the 1990 Trust Termination
Date), and the Seller in turn will convey on a daily basis the Dealer Notes to the Master Trust, and (c) the Offered Certificateholders will have an interest in and a right to receive a varying percentage of each month's collections with respect to the dealer notes contained in the Master Trust as of such time. NFC will service the dealer notes in its capacity as Servicer under the 1990 Trust Agreement or the Pooling and Servicing Agreement, as applicable, and will receive a monthly servicing fee as compensation for its servicing activities thereunder.

    From time to time, subject to certain conditions, the Seller may designate and offer other Series of certificates, which may have terms significantly different from the terms of an Offered Series.

    The Seller will own the interest in the Master Trust not represented by the Offered Certificates or the certificates of any other Series issued by the Master Trust. A portion of the Master Trust Seller's Interest will be subordinated to the rights of the Offered Certificateholders after the 1990 Trust Termination Date to the limited extent described herein. See "Description of the Offered Certificates "Allocations of Collections After the 1990 Trust Termination Date "Limited Subordination of Master Trust Seller's Interest; Spread Account; Liquidity Reserve Account."

    There is currently no secondary market for the Offered Certificates, and there is no assurance that one will develop. The underwriters with respect to an Offered Series are expected, but are not obligated, to make a market in such Offered Certificates. However, even if the underwriters do make such a market, there is no assurance that any such market will continue.

    Delivery of the Offered Certificates is expected to be made in book-entry form only through the facilities of The Depository Trust Company ("DTC").

                              AVAILABLE INFORMATION

    The Seller has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Offered Certificates offered pursuant to this Prospectus and the related Prospectus Supplement. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and the amendments thereof and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, IL 60601. Copies of the Registration Statement and the amendments thereof and the exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Master Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Electronic reports and other information filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).


                    REPORTS TO THE OFFERED CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual reports containing information concerning the Master Trust, prepared by the Servicer, will be sent on behalf of the Master Trust to Cede & Co. ("Cede") (as the registered holder of the Offered Certificates) to be available for forwarding to holders of interests in the Offered Certificates. The Seller is authorized to file, and will file on behalf of the Master Trust, such periodic reports with respect to the Master Trust as are required to be filed pursuant to the Exchange Act or any rules and regulations thereunder. The annual reports will not contain financial information that has been examined and reported on by independent public accountants.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following reports and documents filed by NFSC on behalf of the Master Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are hereby incorporated by reference in this Prospectus:

        (1) Annual Report on Form 10-K for the fiscal years ended October 31, 1997; and

        (2) Current Reports on Form 8-K for November 25, 1997, December 26, 1997, January 26, 1998, February 25, 1998, March 25, 1998, April 24, 1998,
    May 26, 1998 and June 25, 1998.

    All reports and other documents filed by NFSC on behalf of the Master Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the investor certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person, including any beneficial owner of investor certificates, to whom a copy of this Prospectus is delivered, a copy of any and all the documents incorporated herein by reference (other than exhibits to such documents) upon request. Requests should be directed to Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, IL 60008 (telephone 847/734-4094).

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Offered Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Offered Certificates. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. A listing of the pages on which terms are defined is found in the "Index of Terms."



SECURITIES OFFERED..................... Dealer Note Asset Backed Certificates.

ISSUER................................. Navistar Financial Dealer Note Master
                                        Trust.

SELLER................................. Navistar Financial Securities
                                        Corporation, a wholly owned special
                                        purpose financing subsidiary of
                                        Navistar Financial Corporation.

SERVICER............................... Navistar Financial Corporation, a wholly owned subsidiary of Navistar
                                        International Transportation Corp.

MASTER TRUST TRUSTEE................... The Bank of New York.

1990 TRUST TERMINATION DATE............ The "1990 Trust Termination Date" means the close of business on the date, which will be given retroactive effect, which is the last day of the Due Period related to the Distribution Date on which the Class Invested Amount of each of the Class A-1, A-2 and A-3 Investor Certificates is reduced to zero. In the absence of a 1990 Trust Amortization Event, the 1990 Trust Termination Date will occur following the repayment of the Class Invested Amount for the Class A-3 Investor Certificates, which repayment will commence on the first Distribution Date following the Due Period commencing December 1, 1998.

                                        Prior to the 1990 Trust Termination
                                        Date, the principal assets held by the
                                        Master Trust will be the Class A-4 and
                                        Class A-5 Investor Certificates, each
                                        Related 1990 Certificate, any Subsequent
                                        1990 Trust Investor Certificate, any
                                        associated Interest Rate Swap and the
                                        1990 Trust Seller Certificate. Each
                                        Related 1990 Certificate will bear
                                        interest at a rate intended to provide
                                        sufficient cash flows to make required
                                        payments of interest on the Offered
                                        Certificates or on an associated
                                        Interest Rate Swap and will have an
                                        invested amount intended to be
                                        sufficient, in the event of early
                                        amortization of the 1990 Trust, to repay the Invested Amount on the Offered Certificates or, in the event that such amortization event constitutes an Investment Period with respect to the Offered Certificates, to fund the Series Principal Account and the Negative Carry Reserve Fund. As described in more detail herein, prior to the 1990 Trust Termination Date, the 1990 Trust will be the Active Trust and will hold the Dealer Notes and certain related assets and receive and allocate the collections and losses thereon to holders of the 1990 Trust Investor Certificates, including the Master Trust as holder of each Related 1990 Certificate. During this time, the Master Trust will be essentially a passive entity in which Collections received on each Related 1990 Certificate and any Net Swap Receipts will be used to make payments to Certificateholders, including the Offered Certificateholders, and any Net Swap Payments.

                                        Following the 1990 Trust Termination
                                        Date, the Master Trust will become the
                                        Active Trust. As described in more
                                        detail herein, the Dealer Notes and
                                        other assets held by the 1990 Trust will be transferred to the Master Trust, and the Master Trust will thereafter receive and allocate the Collections thereon to Certificateholders, including Offered
                                        Certificateholders.

MASTER TRUST PROPERTY.................. Until the occurrence of the 1990 Trust
                                        Termination Date the assets of the
                                        Master Trust will include (a) the 1990
                                        Trust Seller Certificate transferred by
                                        the Seller to the Master Trust, all
                                        rights of the Seller thereunder and all
                                        other rights of the Seller under the
                                        1990 Trust Agreement (including the
                                        right to exchange such 1990 Trust Seller
                                        Certificate for new classes of 1990
                                        Trust Investor Certificates in the
                                        manner described herein, the right to
                                        receive distributions and other payments from the 1990 Trust, and the right to receive funds on deposit in the 1990 Trust Liquidity Reserve Account, 1990 Trust Spread Account and 1990 Trust Interest Deposit Account), (b) the Class A-4 and Class A-5 Investor Certificates, each Related 1990 Certificate and any Subsequent 1990 Trust Investor Certificate and all monies due or to become due with respect thereto, (c) each Interest Rate Swap, interest rate cap, or other interest rate hedge, if any, that the Master Trust may have entered into or obtained for the benefit of any Series and (d) all funds on deposit in certain accounts of the Master Trust, including funds on deposit in the Collections Account, the Series Principal Account, the Distribution Account, the Negative Carry Reserve Fund and any other Series Accounts created under a Supplement to the Pooling and Servicing Agreement.

                                        Each Related 1990 Certificate will be a
                                        newly-issued 1990 Trust Investor
                                        Certificate issued to the Master Trust
                                        in connection with the issuance of a
                                        Series of Offered Certificates. The
                                        Class Initial Invested Amount of the
                                        Related 1990 Certificate is expected to
                                        equal or exceed the Initial Invested
                                        Amount of the Offered Certificates. The
                                        Related 1990 Certificate will bear
                                        interest at a floating rate equal to one month LIBOR plus a margin, which margin will be established as specified in the Prospectus Supplement. The Related 1990 Certificate will represent an undivided interest in the 1990 Trust and will entitle the Master Trust, as the holder thereof, to share in the collections on the Dealer Notes held by the 1990 Trust ratably with each other series of 1990 Trust Investor Certificates issued by the 1990 Trust (including the Class A-4 and Class A-5 Investor Certificates, any Related 1990 Certificate and any Subsequent 1990 Trust Investor Certificate) on the basis described herein. A Related 1990 Certificate will be transferred to the Master Trust in connection with the issuance of the Offered Certificates to provide a source of funds for the required payments thereon prior to the 1990 Trust Termination Date. Prior to such date, Dealer Notes issued to the 1990 Trust cannot be transferred to the Master Trust.

                                        As of the 1990 Trust Termination Date
                                        (a) the 1990 Trust will transfer to the
                                        Master Trust all of its right, title and interest in and to all of the property of the 1990 Trust (other than funds on deposit in respect of the Class A-3 Investor Certificates), and (b) the Class A-4 and Class A-5 Investor Certificates, each Related 1990 Certificate, any Subsequent 1990 Trust Investor Certificate and the 1990 Trust Seller Certificate will automatically be canceled, and all rights of the Master Trust with respect to such certificates will terminate. As of the 1990 Trust Termination Date, funds on deposit in the 1990 Trust Spread Account will be transferred to the Master Trust and allocated among the Offered Series and any other outstanding Series that so provides based on the projected spread for each such Series (including the Projected Spread for the Offered Series). Any such funds allocated to the Offered Series will be deposited in the Spread Account for the benefit of the Offered Certificateholders. In addition, as of the 1990 Trust Termination Date, 1990 Trust Investment Securities will be transferred to the Master Trust and deposited in the Excess Funding Account for the benefit of the Offered Certificateholders and the certificateholders of each other outstanding Series (such other certificateholders, together with the Offered Certificateholders, are referred to as the "Certificateholders"). Finally, as of the 1990 Trust
                                        Termination Date, funds on deposit in
                                        the 1990 Trust Interest Deposit Account
                                        will be transferred to the Master Trust
                                        and deposited in the Interest Deposit
                                        Account, subject to allocation and
                                        distribution as Finance Charge
                                        Collections to the extent provided
                                        herein. Thus, as of the 1990 Trust
                                        Termination Date and thereafter, the
                                        assets of the Master Trust will include
                                        (a) all Dealer Notes transferred to the
                                        Master Trust by the 1990 Trust and all
                                        Dealer Notes thereafter transferred to
                                        the Master Trust by the Seller, all
                                        monies due or to become due with respect thereto and all proceeds of such Dealer Notes, (b) the interest of the Seller in the security interests in the Financed Vehicles related to the Dealer Notes and the proceeds thereof, (c) the interest of the Seller in the Insurance Proceeds,
                                        (d) each Interest Rate Swap, interest
                                        rate cap, or other interest rate hedge,
                                        if any, that the Master Trust may have
                                        entered into or obtained for the benefit of any Series, and (e) all funds on deposit in certain accounts of the Master Trust, including funds on deposit in the Series Principal Account, the Distribution Account, the Spread Account, the Excess Funding Account, the Interest Deposit Account, the Negative Carry Reserve Fund and any other Series Account created under a Supplement to the Pooling and Servicing Agreement.

                                        On each business day (except in certain
                                        limited circumstances), NFC will sell
                                        Dealer Notes to the Seller and the
                                        Seller will transfer such Dealer Notes
                                        to the 1990 Trust, or after the 1990
                                        Trust Termination Date, the Master Trust
                                        (in either case, the "Active Trust")
                                        based on criteria provided in the 1990
                                        Trust Agreement when the 1990 Trust is
                                        the Active Trust or the Pooling and
                                        Servicing Agreement when the Master
                                        Trust is the Active Trust (in either
                                        case, the "Applicable Agreement").
                                        Accordingly, the aggregate amount of
                                        Dealer Notes in the Active Trust will
                                        fluctuate from day to day as new Dealer
                                        Notes are generated and as existing
                                        Dealer Notes are collected, charged off
                                        as uncollectible or otherwise adjusted
                                        or removed from the Active Trust.

DEALER NOTES........................... The Dealer Notes consist of wholesale notes issued by Dealers to finance new
                                        and used trucks and new and used
                                        trailers manufactured by or for NITC and other manufacturers. A Dealer Note is created upon shipment of, or upon receipt of an invoice with respect to, each new truck to such a Dealer or upon the purchase or acceptance in trade by such a Dealer of a used vehicle or trailer. NFC purchases Dealer Notes on a daily basis from NITC and from dealers. Currently, the Dealer Notes bear interest at a floating rate equal to the prime rate as announced from time to time by certain U.S. financial institutions plus a margin. See generally, "The Navistar Financial Dealer Floor Plan Financing Business."

                                        The Seller transfers Dealer Notes
                                        identified by the Servicer as Eligible
                                        Dealer Notes on a daily basis to the
                                        Servicer on behalf of the Active Trust
                                        (except in certain limited
                                        circumstances). Under certain
                                        circumstances, the Seller may be
                                        required to purchase (a) from the Active
                                        Trust (in which case NFC will be
                                        required to purchase from the Seller),
                                        those Dealer Notes previously
                                        transferred to the Active Trust that
                                        were not Eligible Dealer Notes as of the date of transfer to the Active Trust or
                                        (b) from the holders thereof (in which
                                        case NFC will be required to purchase
                                        from the Seller), all outstanding
                                        classes of 1990 Trust Investor
                                        Certificates or the Certificateholders'
                                        Interest in the Master Trust, as the
                                        case may be, if a material amount of
                                        Dealer Notes were not Eligible Dealer
                                        Notes as of the date of transfer to the
                                        Master Trust. If the Related 1990
                                        Certificate is purchased from the Master
                                        Trust, an Investment Event or Early
                                        Amortization Event will occur and
                                        amounts received in respect thereof
                                        (other than accrued 1990 Trust Investor
                                        Certificate Interest) will be treated as Principal Collections. See "Description of the Offered Certificates -- Certain Representations and Warranties;
                                        Ineligible Dealer Notes; Purchase of
                                        Certificateholders' Interest."

SERVICING THE DEALER NOTES............. The Applicable Agreement authorizes NFC to service and administer the Dealer
                                        Notes on behalf of the Active Trust and
                                        the Seller and to collect payments due
                                        under the Dealer Notes in accordance
                                        with its customary and usual servicing
                                        procedures. Prior to the 1990 Trust
                                        Termination Date, the Servicer will be
                                        entitled to receive a fee payable in
                                        arrears equal to 1.0% per annum of the
                                        daily average principal amount of Dealer
                                        Notes pursuant to the 1990 Trust
                                        Agreement. After the 1990 Trust
                                        Termination Date, the Servicer will
                                        receive a servicing fee with respect to
                                        each outstanding Series, determined at
                                        the time of issuance of such Series. The servicing fee payable with respect to the Offered Series will be specified in the Prospectus Supplement.

OFFERED CERTIFICATES................... The Offered Certificates on the date of their original issuance (with respect to the Offered Series, the "Closing Date") will be issued in minimum denominations of $1,000 and in integral multiples thereof. Prior to the 1990 Trust Termination Date, all amounts payable by the 1990 Trust in respect of the Related 1990 Certificate ("Related 1990 Certificate Collections") will be allocated to the Offered Series and amounts payable by the 1990 Trust in respect of any other 1990 Trust Investor Certificate issued in connection with the issuance of a Series will be allocated as provided in the Supplement related to the other Series. All allocations to the Offered
                                        Certificateholders, both prior to and
                                        after the 1990 Trust Termination Date,
                                        are referred to herein as the "Offered
                                        Certificateholders' Interest."

                                        The Offered Certificates will evidence
                                        an undivided beneficial interest in the
                                        assets of the Master Trust allocated to
                                        the Offered Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make monthly payments of interest on the Invested Amount at the Offered Certificate Rate ("Monthly Interest") and to make the payment of principal on the Expected Payment Date (or earlier or later under certain circumstances) in an amount not to exceed the Invested Amount. Prior to the 1990 Trust Termination Date, Related 1990 Certificate Collections, Investment
                                        Income and any Net Swap Receipts will be the sole source used to fund payments due in respect of the Offered
                                        Certificates (including, to the extent
                                        described herein, Monthly Interest and
                                        Net Swap Payments), and any other
                                        amounts received by the Master Trust
                                        will be allocated to the Seller or to
                                        other outstanding Series.

                                        The principal amount of the Master Trust
                                        Seller's Interest will fluctuate (a)
                                        prior to the 1990 Trust Termination
                                        Date, based on changes in the size of
                                        the 1990 Trust Seller Interest, (b)
                                        based on changes in the outstanding
                                        principal amount of any variable funding certificate issued by the Master Trust,
                                        (c) after the 1990 Trust Termination
                                        Date, as the aggregate principal amount
                                        of the Dealer Notes in the Master Trust
                                        changes from time to time and (d) as new
                                        Series are issued and as outstanding
                                        Series amortize.

                                        The Offered Certificates will represent
                                        beneficial interests in the Master Trust only and will not represent interests in or obligations of NFC, the Seller or the 1990 Trust. Neither the Offered Certificates nor the Dealer Notes are insured or guaranteed by NFC or the Seller or any affiliate thereof or by any governmental agency.


REGISTRATION OF THE                     The Offered Certificates will initially
OFFERED CERTIFICATES................... be represented by one or more certificates registered in the name of
                                        Cede, as the nominee of DTC. No person
                                        acquiring an interest in the Offered
                                        Certificates will be entitled to receive a Definitive Certificate representing such person's interest unless Definitive
                                        Certificates are issued under the
                                        limited circumstances described herein.
                                        See "Description of the Offered
                                        Certificates -- Definitive
                                        Certificates."

ISSUANCE OF NEW SERIES................. The Pooling and Servicing Agreement
                                        provides that, pursuant to any one or
                                        more supplements thereto (each, a
                                        "Supplement"), the Seller may cause the
                                        Master Trust Trustee to issue one or
                                        more new Series of certificates (a "New
                                        Issuance"). The Pooling and Servicing
                                        Agreement also provides that the Seller
                                        may specify with respect to any Series,
                                        among other things, the Principal Terms
                                        of such Series. Such Series may have the benefit of letters of credit, surety bonds, cash collateral accounts, collateral invested amounts, spread accounts, guaranteed rate agreements, liquidity facilities, interest rate swap agreements or other similar arrangements. The Seller may offer any Series to the public under a prospectus in transactions registered under the Securities Act or to other investors pursuant to other disclosure documents in private placements and other transactions exempt from registration under the Securities Act, in each case directly or through one or more underwriters or placement agents. The Master Trust Trustee and the Servicer do not expect to file periodic reports with the Commission or otherwise publicize the issuance of a Series exempt from registration under the Securities Act. See "Risk Factors -- Potential Adverse Impact of Issuance of Additional Series" for a discussion of the impact that a New Issuance may have on the Offered Series.

                                        Under the Pooling and Servicing
                                        Agreement and pursuant to a Supplement,
                                        a New Issuance may only occur upon
                                        delivery to the Master Trust Trustee of, among other things, the following: (a) a Supplement specifying the Principal Terms, (b) a Tax Opinion and (c) evidence of satisfaction of the Rating Agency Condition. The Pooling and Servicing Agreement further provides that, if the Seller effects a New Issuance prior to the 1990 Trust Termination Date, the Master Trust Trustee will, to the extent requested by the Seller but without any further action by the Seller or any Certificateholder, deliver the 1990 Trust Seller Certificate to the 1990 Trust Trustee prior to such New Issuance in exchange for one or more 1990 Trust Investor Certificates and a newly issued 1990 Trust Seller Certificate. See "Description of the Offered Certificates -- New Issuances."

INTEREST............................... Monthly Interest on the Offered
                                        Certificates will accrue at the Offered
                                        Certificate Rate and will be paid on the twenty-fifth day of each month, or if such twenty-fifth day is not a business day, the next business day thereafter. Monthly Interest will accrue from the most recent Distribution Date on which interest has been paid (or, with respect to the initial Distribution Date, the Closing Date) to but excluding the current Distribution Date on the Invested Amount at a per annum rate equal to the Offered Certificate Rate. Monthly Interest for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date.

                                        Prior to the 1990 Trust Termination Date and prior to the commencement of a Class Amortization Period for the Related 1990 Certificate, to the extent described herein, the Related 1990 Certificate Interest Collections and any Net Swap Receipts, together with Investment Income, will be used to make payments when due of Monthly Interest to the Offered Certificateholders and Net Swap Payments to any Swap Counterparty. Upon the commencement, if any, of a Class Amortization Period for the Related 1990 Certificate, Monthly Interest will be funded from (a) Related 1990 Certificate Interest Collections, Investment Income, any Net Swap Receipts and any other amounts on deposit in the Distribution Account and (b) amounts on deposit in the Negative Carry Reserve Fund.

                                        After the 1990 Trust Termination Date,
                                        Offered Series Finance Charge
                                        Collections, Investment Income, any Net
                                        Swap Receipts and certain other amounts, to the extent described herein, will be used to make payments of Monthly Interest to the Offered
                                        Certificateholders and any Net Swap
                                        Payments to a Swap Counterparty. Under
                                        certain circumstances, Monthly Interest
                                        and any Net Swap Payments will be funded from withdrawals from the Spread Account, withdrawals from the Negative Carry Reserve Fund, withdrawals from the Liquidity Reserve Account and Available Seller's Finance Charge Collections to the extent described herein.

PRINCIPAL.............................. Although the final payment of principal with respect to the Offered Certificates is expected to be made on the Expected Payment Date, such final principal payment may be made earlier if an Early Amortization Event occurs or an Early Distribution election is made in connection with an Investment Event (see "Investment Period" below), or later under certain circumstances described herein. Unless an Early Amortization Event occurs or an Early Distribution election is made in connection with an Investment Event, it is expected that principal will be paid in one lump sum on the Expected Payment Date. If an Early Amortization Event occurs, an Early Amortization Period will commence, and (unless otherwise provided in the Prospectus Supplement) principal will be paid to the Offered Certificateholders on each Distribution Date thereafter beginning with the first Distribution Period following the Due Period in which such Early Amortization Period commences. Principal payments (if any) prior to the 1990 Trust Termination Date will be funded out of Related 1990 Certificate Principal Collections. After the 1990 Trust Termination Date, principal payments will be funded from Principal Collections allocated to the Offered Series in the manner set forth herein. See "Risk Factors" -- Delays or Reductions in Payments Due to
                                        Insolvency."


ALLOCATIONS PRIOR TO THE 1990           Prior to the 1990 Trust Termination
TRUST TERMINATION DATE................. Date, the assets of the Master Trust will be allocated to the Offered
                                        Certificateholders' Interest as
                                        described below.

                                        Related 1990 Certificate Collections,
                                        Investment Income and any Net Swap
                                        Receipts will be allocated to the
                                        Offered Certificateholders' Interest
                                        (but only to the extent necessary to
                                        make payments in respect of the Offered
                                        Certificates and any Interest Rate Swap) or paid to the Seller. Related 1990 Certificate Interest Collections and any Net Swap Receipts will be deposited in the Distribution Account and, together with Investment Income, distributed to the Offered Certificateholders and any Swap Counterparty to the extent necessary to make payments on the Offered Certificates and any Net Swap Payments as provided herein. Unless an Investment Event or an Early
                                        Amortization Event occurs prior to the
                                        1990 Trust Termination Date, no
                                        principal distributions will be made on
                                        any Related 1990 Certificate. During an
                                        Investment Period or an Early
                                        Amortization Period, Related 1990
                                        Certificate Principal Collections will
                                        be allocated pro rata between the Series
                                        Principal Account to the extent of the
                                        Invested Amount and the Negative Carry
                                        Reserve Fund to the extent of the
                                        Negative Carry Reserve Fund Deposit
                                        Amount. Any remaining Related 1990
                                        Certificate Principal Collections shall
                                        be paid to the Seller. Except for such
                                        subordinated right to receive remaining
                                        Related 1990 Certificate Principal
                                        Collections prior to the 1990 Trust
                                        Termination Date, the Master Trust
                                        Seller's Interest is not subordinated to the Offered Certificateholders'
                                        Interest. All distributions and other
                                        payments made to the Master Trust as
                                        assignee of the Seller's rights under
                                        the 1990 Trust Agreement or as holder of the 1990 Trust Seller Certificate (the "1990 Trust Seller Collections") will be allocated between any variable funding certificate issued by the Master Trust and the Seller (or as otherwise provided in any Supplement). If any new class of 1990 Trust Investor Certificates is issued under the 1990 Trust to the Master Trust in respect of the issuance of any new Series by the Master Trust, then any payment to the Master Trust with respect to such class will be allocated as provided in the Supplement related to the issuance of such Series.

ALLOCATIONS AFTER THE 1990 TRUST        After the 1990 Trust Termination Date,
TERMINATION DATE....................... Finance Charge Collections, Principal
                                        Collections and Dealer Note Losses will
                                        be allocated to the Offered Series based on the Series Allocation Percentage.
                                        Finance Charge Collections, Principal
                                        Collections and Dealer Note Losses not
                                        allocated to the Offered Series will be
                                        allocated to other outstanding Series.
                                        Series Allocable Finance Charge
                                        Collections, Series Allocable Principal
                                        Collections and Series Allocable Dealer
                                        Note Losses will be further allocated
                                        between the Offered Certificateholders'
                                        Interest and the Master Trust Seller's
                                        Interest. In addition, after the 1990
                                        Trust Termination Date, a portion of the Master Trust Seller's Interest will be subordinated to the Offered
                                        Certificateholders' Interest under
                                        certain circumstances summarized below
                                        in -- "Subordination of the Master Trust
                                        Seller's Interest."

                                        Series Allocable Finance Charge
                                        Collections and Series Allocable Dealer
                                        Note Losses will be allocated at all
                                        times to the Offered Certificateholders'
                                        Interest based on the Floating
                                        Allocation Percentage. Investment Income will be allocated entirely to the Offered Certificateholders' Interest at all times. Any Series Allocable Finance Charge Collections and Investment Income allocated to the Offered
                                        Certificateholders' Interest and not
                                        needed to pay the Offered Series
                                        Servicing Fee, Monthly Interest and Net
                                        Swap Payments nor applied in certain
                                        other ways may be reallocated to other
                                        Series to the extent of any shortfalls
                                        and otherwise will be allocated to the
                                        Seller.

                                        During the Revolving Period, Series
                                        Allocable Principal Collections will be
                                        allocated to the Offered
                                        Certificateholders' Interest based on
                                        the Floating Allocation Percentage.
                                        During the Revolving Period, Offered
                                        Series Principal Collections will be
                                        available for reallocation to other
                                        Series that so provide and that are in
                                        amortization, early amortization or
                                        accumulation periods to the extent
                                        necessary to cover any principal
                                        shortfalls with respect thereto.
                                        Otherwise, Offered Series Principal
                                        Collections generally will be allocated
                                        to any variable funding certificate
                                        issued by the Master Trust or paid to
                                        the Seller during the Revolving Period
                                        or, to the extent described herein,
                                        allocated to and deposited in the Excess
                                        Funding Account in order to maintain the Master Trust Seller's Interest at a level equal to the Master Trust Minimum Seller's Interest. The purpose of the Excess Funding Account is to hold Principal Collections that would otherwise be paid to the Seller in order to maintain the Master Trust Seller's Interest at a level equal to the Minimum Master Trust Seller's Interest. Any amounts on deposit in the Excess Funding Account will be invested in Eligible Investments.

                                        During an Accumulation Period,
                                        Investment Period or Early Amortization
                                        Period, Series Allocable Principal
                                        Collections will be allocated to the
                                        Offered Certificateholders' Interest
                                        based on the Principal Allocation
                                        Percentage and, together with any shared principal collections from other Series allocable to the Offered Series, deposited in the Series Principal Account (subject to certain limitations). In addition, during the Accumulation Period (unless an Investment Event or an Early
                                        Amortization Event shall have occurred), deposits of principal to the Series Principal Account will not exceed the Controlled Deposit Amount and, subject to certain limitations, any Offered Series Principal Collections in excess of the Controlled Deposit Amount will be paid to the Seller or allocated to other Series that so provide. See "Description of the Offered Certificates -- Principal."

REVOLVING PERIOD....................... During the period commencing immediately following the 1990 Trust Termination
                                        Date and ending upon the commencement of the first to occur of the Accumulation Period, any Investment Period, or any Early Amortization Period (the "Revolving Period"), Series Allocable Principal Collections are effectively reinvested in the Master Trust to enable Investor Certificateholders to invest in the Master Trust for a period that is expected to exceed substantially the average maturity of the Dealer Notes. Unless an Investment Period or an Early Amortization Period is occurring, the Revolving Period will begin on the 1990 Trust Termination Date and will end on the earliest of (a) the business day immediately preceding the Accumulation Period Commencement Date, (b) the business day immediately preceding the Investment Period Commencement Date and
                                        (c) the business day immediately
                                        preceding the Early Amortization Period
                                        Commencement Date. See "Description of
                                        the Offered Certificates -- Investment
                                        Events; Early Amortization Events" for a discussion of certain events that might lead to the termination of the Revolving Period in advance of the Accumulation Period Commencement Date.

SHARED SELLER PRINCIPAL                 During the Revolving Period, Shared
COLLECTIONS............................ Seller Principal Collections will be allocated among any other Series that
                                        provide for shared seller principal
                                        collections in respect of principal
                                        shortfalls before being allocated to the Excess Funding Account, if necessary, or paid to the Seller. During the Accumulation Period, Shared Seller
                                        Principal Collections and any shared
                                        seller principal collections for any
                                        other Series that provide for shared
                                        seller principal collections will be
                                        allocated among an Offered Series to the extent of any Accumulation Period
                                        Principal Shortfall and each other
                                        series that provides for the use of
                                        shared seller principal collections in
                                        respect of principal shortfalls before
                                        being allocated to the Excess Funding
                                        Account, if necessary, or paid to the
                                        Seller. There will be no Shared Seller
                                        Principal Collections during any
                                        Investment Period or Early Amortization
                                        Period.

INVESTMENT PERIOD...................... The Prospectus Supplement for the
                                        Offered Series will specify whether the
                                        terms of an Offered Series will include
                                        Investment Events and Investment
                                        Periods. Unless an Early Amortization
                                        Period commences, if an Investment Event occurs, the Offered Certificates will have an investment period (the "Investment Period") which will commence on the Investment Period Commencement Date and, except as described below, will continue until the earlier of (a) the commencement of an Early
                                        Amortization Period and (b) payment of
                                        the Invested Amount in full on the
                                        Expected Payment Date. During the
                                        Investment Period, Related 1990
                                        Certificate Principal Collections or
                                        Offered Series Principal Collections, as the case may be, and certain other amounts allocable to the Offered Certificateholders' Interest, will be deposited on each Distribution Date or business day, respectively, in the Series Principal Account and will be used to make principal distributions to the Offered Certificateholders on the Expected Payment Date or any Early Distribution Date. During an Investment Period, funds held in the Series Principal Account will be invested from time to time in Eligible Investments to avoid accelerating the repayment of the Invested Amount. The amount to be deposited in the Series Principal Account on any Distribution Date during the Investment Period will not be limited to any Controlled Deposit Amount.

                                        Beginning on the Distribution Date
                                        falling in an Investment Period on which the amount on deposit in the Series Principal Account equals the Invested Amount and the cumulative amount on deposit in the Negative Carry Reserve Fund (excluding any investment earnings) equals the Negative Carry Reserve Fund Required Amount (without giving effect to clause (b) in the definition thereof) (the "Fully Funded Date"), the Offered Certificateholders will no longer have any interest in the Related 1990 Certificate or the Dealer Notes, as the case may be, and all the representations and covenants of the Seller and the Servicer relating to the Related 1990 Certificate or the Dealer Notes, as well as certain other provisions of the Pooling and Servicing Agreement and all remedies for breaches thereof, will no longer accrue to the benefit of the Offered Certificateholders. On and after the Fully Funded Date, the Offered Certificateholders will instead have an interest in the funds on deposit in the Series Principal Account, the
                                        Distribution Account and the Negative
                                        Carry Reserve Fund, Investment Income on all such funds, the Interest Rate Swap and Net Swap Receipts. In addition, upon the occurrence of the Fully Funded Date, no Related 1990 Certificate Collections, Finance Charge Collections, Principal Collections or Dealer Note Losses will be allocated to the Offered Series and, if the final distribution has been made with respect to each other Series or the fully funded date has occurred with respect thereto, all right, title and interest in and to any 1990 Trust Investor Certificates issued to the Master Trust and the Dealer Notes will be conveyed and transferred to the Seller. See "Description of the Offered Certificates -- Termination; Fully Funded Date."

                                        During an Investment Period, the amount
                                        of funds available to pay Monthly
                                        Interest and Net Swap Payments may
                                        (before application of the Negative
                                        Carry Reserve Fund) be less than during
                                        the Revolving Period, because funds on
                                        deposit in the Series Principal Account
                                        are expected to earn interest at a lower rate than the rate payable on the Dealer Notes. As a result, the Negative Carry Reserve Fund is designed to provide an additional source of funds for the payment of Monthly Interest and Net Swap Payments.

                                        In connection with the issuance of the
                                        Offered Certificates, the Prospectus
                                        Supplement may provide for Early
                                        Distributions of principal to certain
                                        Offered Certificateholders on the Early
                                        Distribution Date. In such case, the
                                        terms "Early Distribution," "Early
                                        Distribution Amount" and "Early
                                        Distribution Date" will be defined in
                                        the Prospectus Supplement. If the
                                        Prospectus Supplement does not provide
                                        for Early Distributions, such terms will not be operative.

ACCUMULATION PERIOD.................... Unless an Investment Period or an Early
                                        Amortization Period commences and unless otherwise specified in the Prospectus Supplement with respect to the Offered Series, the Offered Certificates will have an accumulation period (the "Accumulation Period"), which allows for the accumulation of principal in the Series Principal Account in anticipation of a lump sum payment on the Expected Payment Date, and which will commence on the Accumulation Period Commencement Date and continue until the earliest of
                                        (a) the commencement of an Investment
                                        Period, (b) the commencement of an Early
                                        Amortization Period and (c) payment of
                                        the Invested Amount in full. During the
                                        Accumulation Period, Offered Series
                                        Principal Collections and certain other
                                        amounts allocable to the Offered
                                        Certificateholders' Interest will be
                                        deposited on each business day in an
                                        Eligible Deposit Account under the
                                        Master Trust (the "Series Principal
                                        Account") and will be used to make
                                        principal distributions to the Offered
                                        Certificateholders when due. The
                                        cumulative amount to be deposited in the Series Principal Account for any Due Period during the Accumulation Period will be limited to an amount equal to the Controlled Deposit Amount.

                                        On or prior to the Distribution Date
                                        which is ten months prior to the
                                        Expected Payment Date, the Servicer will determine the number of Due Periods in the Accumulation Period (the
                                        "Accumulation Period Length") and the
                                        day on which the Accumulation Period
                                        commences (the "Accumulation Period
                                        Commencement Date"), which will be the
                                        first day of a Due Period.
                                        Notwithstanding the foregoing, the
                                        Accumulation Period Commencement Date
                                        will be the "Specified Accumulation
                                        Period Commencement Date" (which will be set forth in the Prospectus Supplement) if, prior to such date, any other outstanding Series shall have entered into an investment period or an early amortization period. In addition, if the Accumulation Period Length and the Accumulation Period Commencement Date have been determined but the
                                        Accumulation Period has not commenced
                                        and any other outstanding Series enters
                                        into an investment period or an early
                                        amortization period, the Accumulation
                                        Period Commencement Date will be the
                                        date that such outstanding Series has
                                        entered into its investment period or
                                        early amortization period.

                                        Other Series issued by the Master Trust
                                        may have either an accumulation period
                                        or an amortization period. Such
                                        accumulation periods or amortization
                                        periods may have different lengths and
                                        begin on different dates. Thus, certain
                                        Series may be in their revolving
                                        periods, while others are in periods
                                        during which Principal Collections are
                                        distributed to, or reserved for, such
                                        Series.

EARLY AMORTIZATION                      The Prospectus Supplement for an Offered
PERIOD................................. Series will specify that the Pooling and
                                        Servicing Agreement requires the
                                        accelerated repayment of principal (to
                                        the extent of Related 1990 Certificate
                                        Principal Collections or Offered Series
                                        Principal Collections, as the case may
                                        be) during the Early Amortization
                                        Period, which commences upon the
                                        occurrence of an Early Amortization
                                        Event. Therefore, if an Early
                                        Amortization Period commences prior to
                                        the 1990 Trust Termination Date, Related
                                        1990 Certificate Principal Collections
                                        will (unless otherwise provided in the
                                        Prospectus Supplement) be distributed to the Offered Certificateholders monthly on each Distribution Date beginning with the Distribution Date following the Due
                                        Period in which such Early Amortization
                                        Period commences.

                                        If an Early Amortization Period
                                        commences after the 1990 Trust
                                        Termination Date, then the Revolving
                                        Period, the Investment Period or the
                                        Accumulation Period, as applicable, will terminate, and Offered Series Principal Collections and certain other amounts allocable to the Offered
                                        Certificateholders' Interest will no
                                        longer be paid to the Seller or the
                                        holders of any other outstanding Series
                                        or retained in the Excess Funding
                                        Account but instead will (unless
                                        otherwise specified in the Prospectus
                                        Supplement) be distributed to the
                                        Offered Certificateholders monthly on
                                        each Distribution Date beginning with
                                        the Distribution Date following the Due
                                        Period in which an Early Amortization
                                        Period commences.

                                        During an Early Amortization Period,
                                        distributions of principal on the
                                        Offered Certificates will not be subject to the Controlled Deposit Amount. See "Description of the Offered Certificates -- Distributions to Offered
                                        Certificateholders and the Swap
                                        Counterparty; -- Principal." In addition
                                        (unless otherwise provided in the
                                        Prospectus Supplement), on the
                                        Distribution Date following the first
                                        Due Period occurring during an Early
                                        Amortization Period, any amounts on
                                        deposit in the Series Principal Account
                                        and amounts on deposit in the Excess
                                        Funding Account that are allocable to
                                        the Offered Series (based on the Series
                                        Allocation Percentage for the Offered
                                        Series) will be paid to the Offered
                                        Certificateholders up to the Invested
                                        Amount. See "Description of the Offered
                                        Certificates -- Distributions to Offered
                                        Certificateholders and the Swap
                                        Counterparty." No Investment Period may
                                        commence during an Early Amortization
                                        Period.

NEGATIVE CARRY RESERVE                  The Prospectus Supplement for the
FUND................................... Offered Series will specify whether the terms of the Offered Series will include a Negative Carry Reserve Fund, Negative
                                        Carry Reserve Fund Deposit Amount,
                                        Negative Carry Reserve Fund Required
                                        Amount or Negative Carry Subordinated
                                        Amount. The Negative Carry Reserve Fund
                                        provides an additional source of funds
                                        to make Monthly Interest payments and
                                        Net Swap Payments during an Investment
                                        Period, Early Amortization Period or
                                        Accumulation Period and in limited
                                        instances to fund the Liquidity Reserve
                                        Account and to make principal payments
                                        with respect to the Offered
                                        Certificates. Therefore, if, during any
                                        Investment Period, Early Amortization
                                        Period or Accumulation Period, Related
                                        1990 Certificate Interest Collections
                                        (if any), Investment Income, Offered
                                        Series Finance Charge Collections (if
                                        any), Net Swap Receipts and, after the
                                        1990 Trust Termination Date, excess
                                        interest collections from other Series
                                        allocable to the Offered Series and
                                        certain amounts otherwise attributable
                                        to the Seller are not sufficient to pay
                                        Monthly Interest and Net Swap Payments,
                                        the Master Trust Trustee shall, after
                                        applying funds from the Spread Account
                                        (if any) and, during an Early
                                        Amortization Period or Investment
                                        Period, the Liquidity Reserve Account,
                                        withdraw funds from the Negative Carry
                                        Reserve Fund up to the amount of such
                                        respective insufficiencies, to make
                                        payments of Monthly Interest and Net
                                        Swap Payments pro rata based on their
                                        respective amounts. The Negative Carry
                                        Reserve Fund will be funded (a) prior to the 1990 Trust Termination Date (but only after an Investment Event or Early
                                        Amortization Event has occurred), from
                                        Related 1990 Certificate Collections,
                                        and (b) after the 1990 Trust Termination
                                        Date (after the occurrence of an
                                        Investment Event or an Early
                                        Amortization Event or during the
                                        Accumulation Period), from Available
                                        Seller's Finance Charge Collections and
                                        Available Seller's Principal
                                        Collections, in each case to the extent
                                        of the Negative Carry Reserve Fund
                                        Deposit Amount.

SPREAD ACCOUNT......................... As of the 1990 Trust Termination Date,
                                        the Master Trust Trustee will establish
                                        and maintain an Eligible Deposit Account under the Master Trust for the benefit of the Offered Certificateholders (the "Spread Account"), which is intended to provide an additional source of funds for the payment of Monthly Interest, Net Swap Payments, the Offered Series Servicing Fee and certain other deficiencies and losses on the Dealer Notes and in limited instances to fund the Liquidity Reserve Account and to make principal payments with respect to the Offered Certificates. The Spread Account will be funded initially in an amount up to the Projected Spread with funds transferred from the 1990 Trust Spread Account and allocated to the Offered Certificates and from funds otherwise allocable to the Seller. Generally, on any Transfer Date, the funds on deposit will be increased if the sum of Monthly Interest, Net Swap Payments and the Offered Series Servicing Fee, in each case as projected for the following Distribution Period, exceeds the amount of the Master Trust's projected income for the related Due Period which is allocable to the Offered Series based on the Series Allocation Percentage. On any Transfer Date occurring prior to or on the Fully Funded Date but after the 1990 Trust Termination Date on which the Offered Series Finance Charge Collections, Investment Income, Net Swap Receipts, and certain amounts otherwise attributable to the Seller as described herein are not sufficient to pay the Offered Series Servicing Fee, Monthly Interest and the Net Swap Payment (including any previously due but unpaid Monthly Interest and Net Swap Payments, and interest thereon) and to cover Offered Series Dealer Note Losses and unreimbursed Certificateholder
                                        Charge-Offs, the amount on deposit in
                                        the Spread Account on such Transfer Date shall be applied by the Master Trust Trustee up to the amount of such insufficiency to make such payments in the order and priority described herein, subject to certain limitations described herein. The amount required to be maintained in the Spread Account may be reduced upon satisfaction of the Rating Agency Condition. The Spread Account is not required to be funded after the Fully Funded Date.

                                        Prior to the 1990 Trust Termination
                                        Date, the 1990 Trust Spread Account will be available to satisfy shortfalls of interest on the Related 1990 Certificate and the other outstanding 1990 Trust Investor Certificates. The 1990 Trust Spread Account is required to be funded at all times with an amount equal to at least 1.25% of the result of the aggregate outstanding principal amount of all 1990 Trust Investor Certificates minus unreimbursed charge-offs and losses on investments of principal payable to the holders of 1990 Trust Investor Certificates. The funds on deposit in the 1990 Trust Spread Account are required to be increased to the extent that the sum of projected interest on the 1990 Trust Investor Certificates and projected fees of the Servicer exceeds the 1990 Trust's projected income for the related Due Period.

SUBORDINATION OF THE MASTER             Prior to the 1990 Trust Termination
TRUST SELLER'S INTEREST................ Date, all subordination in respect of the Offered Certificates will be
                                        provided by the 1990 Trust Available
                                        Subordinated Amount under the 1990 Trust
                                        Agreement, and the Master Trust Seller's
                                        Interest will not be subordinated to the Offered Certificateholders' Interest
                                        (except that the Seller will be entitled to receive Related 1990 Certificate
                                        Principal Collections only to the extent the Invested Amount and the Negative
                                        Carry Reserve Fund Deposit Amount have
                                        been provided for in full). The 1990
                                        Trust Available Subordinated Amount
                                        generally is equal to 15.5% of the 1990
                                        Trust Total Invested Amount, subject to
                                        certain reductions, reinstatements,
                                        floors and other limitations. See "Terms of the 1990 Trust Investor Certificates
                                        -- Limited Subordination of the 1990
                                        Trust Seller Interest; 1990 Trust
                                        Available Subordinated Amount."

                                        Beginning on the 1990 Trust Termination
                                        Date and thereafter until the Fully
                                        Funded Date, the right of the Seller to
                                        receive payments in respect of the
                                        Master Trust Seller's Interest will be
                                        subordinated to the interests of the
                                        Offered Certificateholders. Such
                                        subordination is limited to the
                                        Available Subordinated Amount, plus,
                                        following the commencement of the
                                        Accumulation Period, any Investment
                                        Period or any Early Amortization Period, the Negative Carry Subordinated Amount. If Available Certificateholder Interest Collections and Net Swap Receipts are insufficient to cover the Offered Series Servicing Fee, accrued Monthly Interest, the Net Swap Payment, if any, and the Offered Series Dealer Note Losses, a limited portion of the Master Trust Seller's Interest will be available to make up such deficiency. If such portion is not sufficient, certain amounts in the Spread Account and, in certain circumstances, the Liquidity Reserve Account and the Negative Carry Reserve Fund, will also be available to cover such deficiency. See "Description of the Offered Certificates -- Allocation of Collections After the 1990 Trust Termination Date -- Limited
                                        Subordination of Master Trust Seller's
                                        Interest; Spread Account; Liquidity
                                        Reserve Account."

                                        The "Available Subordinated Amount" for
                                        the Offered Series on the Transfer Date
                                        related to the first Due Period
                                        commencing after the 1990 Trust
                                        Termination Date will equal the product
                                        of the Invested Amount and the
                                        Subordinated Percentage (which will be
                                        set forth in the Prospectus Supplement).
                                        The Available Subordinated Amount for
                                        each Transfer Date thereafter will be
                                        reduced by amounts previously drawn from the Master Trust Seller's Interest and, subject to certain limitations, by reductions in the Invested Amount, and will be reinstated to the extent Available Certificateholder Interest
                                        Collections, Net Swap Receipts and
                                        Excess Interest Collections are paid to
                                        the Seller or, during any Investment
                                        Period or Early Amortization Period,
                                        deposited in the Liquidity Reserve
                                        Account (up to an amount equal to the
                                        Subordinated Percentage multiplied by
                                        the Invested Amount).

LIQUIDITY RESERVE                       After the 1990 Trust Termination Date
ACCOUNT................................ and prior to or on the commencement of an Investment Period or an Early
                                        Amortization Period, the Master Trust
                                        Trustee will establish (for the benefit
                                        of the Seller) an Eligible Deposit
                                        Account the purpose of which is to
                                        cash-collateralize the Available
                                        Subordinated Amount during an Investment
                                        Period or an Early Amortization Period
                                        (the "Liquidity Reserve Account"). In
                                        addition, in certain circumstances, the
                                        Liquidity Reserve Account provides an
                                        additional source of funds to make
                                        principal payments with respect to the
                                        Offered Certificates. Upon the
                                        commencement of an Investment Period or
                                        an Early Amortization Period, funds in
                                        the Spread Account will be deposited in
                                        the Liquidity Reserve Account. During an
                                        Investment Period or an Early
                                        Amortization Period, Available Seller's
                                        Finance Charge Collections and Available
                                        Seller's Principal Collections will be
                                        deposited in the Liquidity Reserve
                                        Account until such time as the amount on deposit is equal to the Available
                                        Subordinated Amount, in order to provide a source of funds for payments in respect thereof.

ADVANCES............................... For any Due Period, the Servicer will be required to make an Advance to the
                                        collections account under the Active
                                        Trust in an amount equal to all Dealer
                                        Finance Charges for such Due Period
                                        which have not been paid by the Transfer
                                        Date (other than the amount of Dealer
                                        Finance Charges that the Servicer
                                        determines will be uncollectible). Once
                                        any previously unpaid Dealer Finance
                                        Charges are paid on the Dealer Notes to
                                        which any portion of an Advance relates, or when the Servicer determines that it will be unable to recover such unpaid Dealer Finance Charges on the Dealer Notes to which the portion of the Advance relates, the Servicer will be reimbursed in an amount equal to such portion of the Advance.

INTEREST RATE SWAP..................... In connection with the issuance of any
                                        Series of Offered Certificates, the
                                        Master Trust may enter into one or more
                                        interest rate swap agreements (each, an
                                        "Interest Rate Swap") with a Swap
                                        Counterparty with terms that will be
                                        more fully described in the Prospectus
                                        Supplement. If the Master Trust does
                                        enter into an Interest Rate Swap, all
                                        terms and provisions described herein
                                        relating to the Interest Rate Swap,
                                        including the defined terms "Swap
                                        Counterparty," "Swap Fixed Rate," "Swap
                                        Floating Rate," "Swap Receipt," "Swap
                                        Payment," "Net Swap Receipt" and "Net
                                        Swap Payment," will apply and be
                                        operative. If the Master Trust Trustee
                                        does not enter into an Interest Rate
                                        Swap, such terms and provisions, as well as paragraphs (x) and (y) under "Description of the Offered Certificates -- Allocation of Collections After the 1990 Trust Termination Date -- Available Certificateholder Interest Collections," will not be operative (unless otherwise specified in the Prospectus Supplement). The Master Trust will likely not enter into an Interest Rate Swap in the event that the Offered Certificate Rate is a floating rate. The floating rate payable by the Master Trust in respect of an Interest Rate Swap or an Offered Series that bears interest at a floating rate, as applicable, is the "Applicable Floating Rate."

                                        In accordance with the terms of each
                                        Interest Rate Swap, the Swap
                                        Counterparty will be obligated to pay to the Master Trust, not later than each Distribution Date, interest at a rate per annum equal to the Swap Fixed Rate on the Invested Amount as of the preceding Distribution Date (after giving effect to all distributions on such date). In exchange for such payments, the Master Trust will be obligated to pay to the Swap
                                        Counterparty, on each Distribution Date, interest at a per annum rate equal to the Swap Floating Rate on the Invested Amount as of the preceding Distribution Date (after giving effect to all distributions on such date). With respect to each Distribution Date, the payment to the Master Trust by the Swap Counterparty will be referred to herein as the "Swap Receipt" and the payment by the Master Trust to the Swap
                                        Counterparty will be referred to herein
                                        as the "Swap Payment." Under the
                                        Interest Rate Swap, on each Distribution
                                        Date, the amount the Master Trust is
                                        obligated to pay will be netted against
                                        the amount the Swap Counterparty is
                                        obligated to pay such that only the net
                                        amount will be due from the Master Trust
                                        (referred to herein as the "Net Swap
                                        Payment") or from the Swap Counterparty
                                        (referred to herein as the "Net Swap
                                        Receipt"), as the case may be. Net Swap
                                        Receipts on any Distribution Date will
                                        be allocated and distributed in the same manner as Series Allocable Finance Charge Collections on such Distribution Date, except as otherwise described herein. Net Swap Payments will be paid out of Related 1990 Certificate Interest Collections, Investment Income and, in certain circumstances, the Negative Carry Reserve Fund, prior to the 1990 Trust Termination Date, and thereafter out of Offered Series Finance Charge Collections, Investment Income, excess interest collections from other Series allocable to the Offered Series, withdrawals from the Spread Account, withdrawals from the Negative Carry Reserve Fund, withdrawals from the Liquidity Reserve Account and Available Seller's Finance Charge Collections to the extent described herein. Net Swap Payments and Monthly Interest will be paid on a pari passu basis, as described under "Description of the Offered Certificates -- Allocations of Collections After the 1990 Trust Termination Date."

THE 1990 TRUST......................... The 1990 Trust was formed pursuant to a
                                        Pooling and Servicing Agreement, dated
                                        as of December 1, 1990, among NFC, as
                                        Servicer, NFSC, as Seller, and The Chase
                                        Manhattan Bank, as trustee (the "1990
                                        Trust Trustee"), as supplemented by the
                                        supplement relating to the Related 1990
                                        Certificate to be dated as of the
                                        Closing Date among NFC, as Servicer,
                                        NFSC, as Seller, and the 1990 Trust
                                        Trustee and any other supplement
                                        relating to any other 1990 Trust
                                        Investor Certificate (as so supplemented and as it has been or may be supplemented and amended, the "1990 Trust Agreement"). The property of the 1990 Trust includes all Eligible Dealer Notes previously and hereafter transferred to the 1990 Trust, all monies due or to become due with respect thereto and all proceeds of such Dealer Notes, the interest of the Seller in the security interests in the Financed Vehicles related to the Dealer Notes, the interest of the Seller in the Insurance Proceeds, the 1990 Trust Investment Securities and such funds as from time to time are deposited in the accounts created under the 1990 Trust for the benefit of the holders of 1990 Trust Investor Certificates.

RELATED 1990 CERTIFICATE............... The Related 1990 Certificate represents a fractional undivided interest in the
                                        1990 Trust. The Master Trust, as holder
                                        of the Related 1990 Certificate, will be entitled to receive (a) monthly payments of interest at a rate equal to the Related 1990 Certificate Rate (which will be set forth in the Prospectus Summary) and (b) payments of principal (to the extent of the unpaid Class Invested Amount for the Related 1990 Certificate), such principal payments beginning after the earlier of the Scheduled Class Amortization Date for the Related 1990 Certificate and the date on which a 1990 Trust Amortization Event occurs. The Class Invested Amount for the Related 1990 Certificate will be equal to the Class Initial Invested Amount for the Related 1990 Certificate less principal repayments, charge- offs and losses of principal on investments of funds on deposit in the Certificate Principal Account under the 1990 Trust allocated to the Related 1990
                                        Certificate which are not otherwise
                                        reimbursed. The aggregate interest in
                                        the assets of the 1990 Trust represented by the Related 1990 Certificate at any time will not exceed an amount equal to the Class Invested Amount for such class at such time plus accrued and unpaid interest thereon. The Related 1990 Certificate represents an interest in the 1990 Trust and does not represent an interest in or obligation of NFC or the Seller.

                                        As of the date hereof, the 1990 Trust
                                        has three other issued and outstanding
                                        classes of Investor Certificates: its
                                        Class A-3 Floating Rate Pass-Through
                                        Certificates (the "Class A-3 Investor
                                        Certificates"), having an outstanding
                                        principal balance of $100,000,000, its
                                        Class A-4 Floating Rate Pass- Through
                                        Certificates (the "Class A-4 Investor
                                        Certificate"), having an outstanding
                                        principal balance of $207,860,000 and
                                        its Class A-5 Floating Rate Pass-Through
                                        Certificates (the "Class A-5 Investor
                                        Certificates"), having an outstanding
                                        principal balance of $200,000,000. The
                                        Class A-3, Class A-4 and Class A-5
                                        Investor Certificates and the Related
                                        1990 Certificate, together with any
                                        other outstanding class of certificates
                                        issued under the 1990 Trust, are
                                        referred to as the "1990 Trust Investor
                                        Certificates." The 1990 Trust previously issued Class A-1 Floating Rate Pass-Through Certificates (the "Class A-1 Investor Certificates"), having an initial outstanding principal balance of $100,000,000 and Class A-2 Floating Rate Pass-Through Certificates (the "Class A-2 Investor Certificates"), having an initial outstanding principal balance of $100,000,000, each of which have since been paid in full.

                                        The other principal terms of each of the Related 1990 Certificate, the Class A-3, Class A-4 and Class A-5 Investor Certificates, as well as any other class of 1990 Trust Investor Certificates issued to the Master Trust, will be set forth in the Prospectus Supplement.

                                        Interest on the Related 1990 Certificate will be paid on the twenty-fifth day of each month, or if such twenty-fifth day is not a business day, the next business day thereafter. Interest will accrue from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date on the unpaid principal amount of the Related 1990 Certificate at a floating per annum rate (the "Related 1990 Certificate Rate") equal to one-month LIBOR plus an amount which shall be specified in the Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months). Interest payments will be funded from that portion of Dealer Finance Charges, NITC Finance Charges and 1990 Trust Investment Income during the Due Period allocable to the Related 1990
                                        Certificate (after making payments in
                                        respect of the 1990 Trust Monthly
                                        Servicing Fee and Advance
                                        Reimbursements, if any). If such funds
                                        are insufficient to pay interest on the
                                        Related 1990 Certificate, such interest
                                        payments will be paid from funds
                                        otherwise payable with respect to the
                                        1990 Trust Seller Certificate, to the
                                        extent of the 1990 Trust Available
                                        Subordinated Amount.

                                        No principal payments will be made with
                                        respect to the Related 1990 Certificate
                                        during the 1990 Trust Non-Amortization
                                        Period. Upon the occurrence of the Class
                                        Amortization Date for the Related 1990
                                        Certificate, however, the holder of the
                                        Related 1990 Certificate will begin to
                                        receive monthly payments of principal in addition to interest. Once the Class Amortization Period has commenced for the Related 1990 Certificate, monthly payments of principal will begin on the Distribution Date related to the Due Period during which the Class
                                        Amortization Date for the Related 1990
                                        Certificate occurred.

                                        The occurrence of a 1990 Trust
                                        Amortization Event is the only
                                        circumstance under which principal
                                        payments to each class of 1990 Trust
                                        Investor Certificates will commence
                                        prior to the Scheduled Class
                                        Amortization Date for each such class.
                                        If a 1990 Trust Amortization Event
                                        occurs, each outstanding class of 1990
                                        Trust Investor Certificates will begin
                                        to receive payments of principal on the
                                        Distribution Date related to the Due
                                        Period during which the 1990 Trust
                                        Amortization Event takes place. See
                                        "Terms of the 1990 Trust Investor
                                        Certificates -- 1990 Trust Amortization
                                        Events" for a discussion of events which constitute 1990 Trust Amortization Events.

1990 TRUST SELLER                       The 1990 Trust Seller Certificate
CERTIFICATE............................ represents the fractional undivided interest in the 1990 Trust not
                                        represented by the 1990 Trust Investor
                                        Certificates (the "1990 Trust Seller
                                        Interest"). The right of the holder of
                                        the 1990 Trust Seller Certificate to
                                        receive payments in respect of the 1990
                                        Trust Seller Interest is subordinated to the interests of the 1990 Trust Investor
                                        Certificates to the extent of the 1990
                                        Trust Available Subordinated Amount. As
                                        amounts are made available for the
                                        benefit of the 1990 Trust Investor
                                        Certificates from the subordinated
                                        portion of the 1990 Trust Seller
                                        Interest, the 1990 Trust Available
                                        Subordinated Amount and, in certain
                                        circumstances, the 1990 Trust Seller
                                        Interest, will be reduced. In subsequent
                                        Due Periods, the 1990 Trust Available
                                        Subordinated Amount may be reinstated by the amount of any payments of 1990 Trust
                                        Excess Servicing in respect of the 1990
                                        Trust Seller Certificate. The amount of
                                        the 1990 Trust Seller Interest must at
                                        all times equal or exceed the 1990 Trust
                                        Minimum Seller Interest. Since the date
                                        of the first issuance of 1990 Trust
                                        Investor Certificates, the 1990 Trust
                                        Available Subordinated Amount has not
                                        been drawn upon, but there can be no
                                        assurance that it will not be drawn upon in the future.

                                        The 1990 Trust Agreement provides that,
                                        subject to certain conditions, the
                                        holder of the 1990 Trust Seller
                                        Certificate may deliver the 1990 Trust
                                        Seller Certificate to the 1990 Trust
                                        Trustee in exchange for (a) one or more
                                        newly issued classes of 1990 Trust
                                        Investor Certificates and (b) a reissued
                                        1990 Trust Seller Certificate. The
                                        Master Trust, as holder of the 1990
                                        Trust Seller Certificate, will effect
                                        such an exchange only in the event that
                                        the Seller effects a New Issuance under
                                        the Master Trust as described herein.

CREDIT ENHANCEMENT UNDER                Credit enhancement of the 1990 Trust
THE 1990 TRUST......................... Investor Certificates is afforded by the use of 1990 Trust Excess Servicing and
                                        subordination of the 1990 Trust Seller
                                        Interest to the extent of the 1990 Trust
                                        Available Subordinated Amount. Such
                                        subordination is effected by payments
                                        from 1990 Trust Seller Interest Income,
                                        the 1990 Trust Spread Account, the
                                        proceeds of 1990 Trust Investment
                                        Securities and (during a 1990 Trust
                                        Amortization Term) the 1990 Trust
                                        Liquidity Reserve Account and by
                                        reductions in the 1990 Trust Seller
                                        Interest. Credit enhancement of the 1990
                                        Trust Investor Certificates will be
                                        limited at all times during the term of
                                        the 1990 Trust to the sum of 1990 Trust
                                        Excess Servicing and the 1990 Trust
                                        Available Subordinated Amount. If at any time during the term of the 1990 Trust the 1990 Trust Available Subordinated
                                        Amount is reduced to zero, the holders
                                        of 1990 Trust Investor Certificates
                                        (including the Master Trust, as holder
                                        of the Related 1990 Certificate) will
                                        thereafter bear the credit and other
                                        risks associated with their fractional
                                        undivided interest in the 1990 Trust
                                        directly without the benefit of any
                                        further credit enhancement other than
                                        1990 Trust Excess Servicing, if any.
                                        Prior to the 1990 Trust Termination
                                        Date, Offered Certificates are dependent upon distributions by the 1990 Trust in respect of the Related 1990 Certificate.
                                        Accordingly, if credit enhancement of
                                        the Related 1990 Certificate is
                                        insufficient, the Offered
                                        Certificateholders could suffer losses.

1990 TRUST EXCESS                       "1990 Trust Excess Servicing" means on
SERVICING.............................. any Determination Date during the term of the 1990 Trust the excess of 1990
                                        Trust Interest Income over the sum of
                                        Advance Reimbursements, the 1990 Trust
                                        Monthly Servicing Fee, 1990 Trust
                                        Investor Certificate Interest and
                                        notional interest on the 1990 Trust
                                        Seller Certificate (in each case, for
                                        the related Due Period or Distribution
                                        Period, as applicable). Any 1990 Trust
                                        Excess Servicing which is not needed to
                                        offset losses is paid to the holder of
                                        the 1990 Trust Seller Certificate. If
                                        the 1990 Trust Available Subordinated
                                        Amount has previously been reduced, it
                                        is reinstated up to an amount no greater than the 1990 Trust Maximum Subordinated
                                        Amount by certain payments of 1990 Trust
                                        Excess Servicing to the holder of the
                                        1990 Trust Seller Certificate. Payments
                                        of 1990 Trust Excess Servicing for the
                                        benefit of any class of 1990 Trust
                                        Investor Certificates will not reduce
                                        the 1990 Trust Available Subordinated
                                        Amount.

TAX STATUS............................. The Seller has received an opinion of
                                        Tax Counsel that under existing law the
                                        Offered Certificates will be treated as
                                        indebtedness for federal income tax
                                        purposes. Tax Counsel has also opined
                                        that similar treatment would apply for
                                        Illinois income tax purposes and New
                                        York income and corporate franchise tax
                                        purposes. Each Offered
                                        Certificateholder, by the acceptance of
                                        an Offered Certificate, will agree to
                                        treat the Offered Certificates as
                                        indebtedness for United States federal,
                                        state and local income and franchise tax purposes. See "Federal Income Tax Matters" and "Certain State Tax Matters."

ERISA CONSIDERATIONS................... If the assets of the Master Trust are deemed to be "plan assets" of Offered
                                        Certificateholders, a Plan's ownership
                                        of the Offered Certificates might give
                                        rise to a prohibited transaction under
                                        ERISA and the Code. Unless certain
                                        conditions are satisfied, no assurances
                                        can be given that the assets of the
                                        Master Trust will not be deemed to be
                                        "plan assets." Regardless of whether or
                                        not the assets of the Master Trust are
                                        deemed to be "plan assets," however,
                                        prior to purchasing Offered Certificates on behalf of a Plan, the Plan fiduciary should determine whether an investment in the Offered Certificates is permitted under the documents and instruments governing the Plan and should consult with counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. See "ERISA Considerations."

RATING OF THE OFFERED                   It is a condition of issuance that the
CERTIFICATES........................... Offered Certificates be rated in the highest rating category by at least one
                                        nationally recognized statistical rating organization.

                                  RISK FACTORS

LIMITED LIQUIDITY

    There is currently no market for the Offered Certificates, and there is no assurance that one will develop. The underwriters with respect to an Offered Series are expected, but are not obligated, to make a market in such Offered Certificates. However, even if the underwriters do make such a market, there is no assurance that such market will continue.

DELAYS OR REDUCTIONS IN PAYMENTS DUE TO INSOLVENCY

    The transfers of the Dealer Notes from NITC to NFC, from NFC to the Seller and from the Seller to the Active Trust have been structured to be treated as sales. In the event that NITC, NFC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Dealer Notes by such debtor should be recharacterized as a pledge of such Dealer Notes to secure a borrowing of such debtor, then delays in payments of collections on the Dealer Notes to the Active Trust could occur and, if a court ruled in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result. If the transfer of Dealer Notes to NFC, the Seller or the Active Trust were recharacterized as a pledge, then a tax or other similar lien on the property of NITC, NFC or the Seller might have priority over the interest of the Seller or the Active Trust, respectively, in such Dealer Notes. See "Certain Matters Relating to Bankruptcy."

    In addition, if NFC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that NFC be substantively consolidated with the Seller, delays in and reductions in the amount of payments and distributions on the Offered Certificates could result.

    If certain events relating to the bankruptcy of NIC, NITC, NFC or the Seller occur, then an Investment Event or Early Amortization Event will occur and, among other things, the Active Trust will stop acquiring additional Dealer Notes. See "Certain Matters Relating to Bankruptcy."

    Transfers made in certain specified transactions contemplated by the Applicable Agreement, including payments made with respect to repurchases of Dealer Notes, may be recoverable by NITC, NFC, the Servicer or the Seller, as debtor in possession, or by a creditor or a trustee in bankruptcy of NITC, NFC, the Servicer or the Seller as preferential transfers from NITC, NFC, the Servicer or the Seller if such transfers are made within certain periods prior to the filing of a bankruptcy case in respect of NITC, NFC, the Servicer or the Seller.

    The Seller warrants in the Applicable Agreement that transfers of the Dealer Notes to the Active Trust are either (a) valid transfers and assignments of the Dealer Notes and the proceeds thereof to the Active Trust or (b) a grant to the Active Trust of a security interest in such property. The Seller has taken all required actions under Illinois, New York and Delaware state law to perfect the 1990 Trust's interests and the Master Trust's interests in such assets. The Seller has also taken all actions necessary under Illinois and New York law to perfect the transfer to the Master Trust of the 1990 Trust Seller Certificate and the Class A-4 and Class A-5 Investor Certificates and will take all actions necessary under Illinois and New York law to perfect the transfer to the Master Trust of any Related 1990 Certificate. In addition, the Seller warrants that, if the transfer of Dealer Notes by the Seller to the Active Trust is a grant to the Active Trust of a security interest in the Dealer Notes, the Active Trust will at all times have a first priority perfected security or ownership interest in all Dealer Notes transferred to the Active Trust and all proceeds thereof, except that if such a transfer is deemed to create a security interest under the Illinois, New York or Delaware Uniform Commercial Codes (collectively, the "Uniform Commercial Code"), certain prospective liens on the property of the Seller may have priority over the Active Trust's interests in such Dealer Notes.

    Pursuant to the terms of the Applicable Agreement and the Active Purchase Agreement, under certain circumstances the Seller may be required to purchase Ineligible Dealer Notes from the Active Trust, in which case NFC will be required to purchase all such Ineligible Dealer Notes from the Seller. In addition, in the event of a breach of certain representations and warranties or if a material amount of Dealer Notes are Ineligible Dealer Notes, and (a) prior to the 1990 Trust Termination Date, such event has a material adverse effect on the holders of the 1990 Trust Investor

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



Certificates, the Seller may be required to purchase all outstanding classes of 1990 Trust Investor Certificates or (b) after the 1990 Trust Termination Date, such event has a material adverse effect on the Certificateholders, the Seller may be required to purchase the Certificateholders' Interest. In either case, NFC will be required to purchase all such outstanding certificates or the Certificateholders' Interest from the Seller. See "Description of the Offered Certificates -- Certain Representations and Warranties; Ineligible Dealer Notes; and Purchase of Certificateholders' Interest." The 1990 Trust Trustee has not, and it is not anticipated that either it or the Master Trust Trustee will, make any examination of the Dealer Notes or the records relating thereto for the purpose of establishing compliance with eligibility requirements, representations and warranties or any other purpose.

    Application of federal and state bankruptcy and debtor-related laws could affect the interests of the Master Trust in the Dealer Notes (as holder of 1990 Trust Investor Certificates, including any Related 1990 Certificate) prior to the 1990 Trust Termination Date, and the interests of the Offered Certificateholders in the Dealer Notes after the 1990 Trust Termination Date, if such laws result in any Dealer Notes being written off as uncollectible or result in delays in payments due on such Dealer Notes.

LIMITED AMOUNT OF CREDIT ENHANCEMENT

    Prior to the 1990 Trust Termination Date, the Master Trust is dependent upon distributions by the 1990 Trust in respect of the Related 1990 Certificate, Investment Income and Swap Receipts to fund payments and distributions to the Offered Certificateholders and Swap Payments with respect to each such Offered Series. Therefore, prior to the 1990 Trust Termination Date, credit enhancement with respect to any Offered Series will only be provided through the 1990 Trust and by the Interest Rate Swap and, under certain circumstances, the Negative Carry Reserve Fund with respect to such Offered Series. Credit enhancement of the 1990 Trust Investor Certificates (including any Related 1990 Certificates) is afforded by the use of 1990 Trust Excess Servicing and subordination of the 1990 Trust Seller Interest to the extent of the 1990 Trust Available Subordinated Amount. Such subordination is effected by payments from 1990 Trust Seller Interest Income, the 1990 Trust Spread Account, the proceeds of 1990 Trust Investment Securities and (during a 1990 Trust Amortization Term) the 1990 Trust Liquidity Reserve Account, and by reductions in the 1990 Trust Seller Interest. Credit enhancement of the 1990 Trust Investor Certificates will be limited at all times during the term of the 1990 Trust to the sum of 1990 Trust Excess Servicing and the 1990 Trust Available Subordinated Amount. If at any time during the term of the 1990 Trust the 1990 Trust Available Subordinated Amount is reduced to zero, the holders of 1990 Trust Investor Certificates (including the Master Trust, as holder of a Related 1990 Certificate) will thereafter bear the credit and other risks associated with their fractional undivided interest in the 1990 Trust directly without the benefit of any further credit enhancement other than 1990 Trust Excess Servicing, if any. Accordingly, a 1990 Trust Early Amortization Period could occur, leading to an Investment Event or Early Amortization Event with respect to the Offered Certificates. In that case, under certain circumstances, losses on the Offered Certificates could result if credit enhancement in respect of the Related 1990 Certificate has been exhausted.

    After the 1990 Trust Termination Date, credit enhancement of an Offered Series will be provided by the subordination of a portion of the Master Trust Seller's Interest to the extent of the Available Subordinated Amount as described herein, plus, in some instances, the Negative Carry Subordinated Amount, the Spread Account and the Interest Rate Swap with respect to such Offered Series. The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Description of the Offered Certificates -- Allocation of Collections Prior to the 1990 Trust Termination Date" and "-- Allocation of Collections After the 1990 Trust Termination Date."

BASIS RISK ON DEALER NOTES

    The interest rate on Dealer Notes is presently based on the prime rate, while the Related 1990 Certificate Rate and the Applicable Floating Rate will be based on the one-month London interbank offered rate as determined by the Active Trustee ("LIBOR"). The prime rate, which is an "administered" rate, tends to lag behind one-month LIBOR, which is a "market rate," and the spread between the prime rate and LIBOR could thus narrow or disappear during periods of rising interest rates. During the past ten years, the prime rate has exceeded one-month LIBOR at all times. However, there is no assurance that the prime rate will continue to exceed LIBOR in the future. In addition, the approximate five week lag between the date on which the interest rate on Dealer Notes is established by NFC and the date on which the Related 1990 Certificate Rate and the Applicable Floating Rate are fixed could create a distortion during periods of rapidly rising or volatile interest rates, even though the underlying prime rate-LIBOR relationship remained constant during such period. See "Description of the Offered Certificates -- Due Periods; Distribution Periods." If any of the

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



foregoing situations causes the positive spread between the Dealer Note interest rate and the Related 1990 Certificate Rate or the Applicable Floating Rate to decline or disappear in the future, the result could be, under certain circumstances, an Investment Event or Early Amortization Event and, if all sources of credit enhancement were exhausted, losses on the Offered Certificates. Credit enhancement, if available, will minimize the effect of any such situation.

RISK OF DEFAULT BY INTEREST RATE SWAP COUNTERPARTY

    A payment default by a Swap Counterparty will result in the commencement of an Early Amortization Period and may result in the termination of the Interest Rate Swap. Amounts, if any, on deposit in the Negative Carry Reserve Fund will be available to make interest payments on the Offered Certificates during an Early Amortization Period. Nonetheless, if the Interest Rate Swap is terminated, reductions in the amount of interest paid on the Offered Certificates may result. See "Description of the Offered Certificates -- Interest Rate Swap" and "-- Early Amortization Events."

DEPENDENCE OF ACTIVE TRUST ON NFC AND NITC

    The Active Trust is completely dependent on NFC as its exclusive source for Acquisitions or Assignments of new Dealer Notes. The ability of NFC to supply new Dealer Notes to the Active Trust is in turn dependent to a substantial degree on the ability of NITC to sell Navistar Vehicles to Dealers in exchange for Dealer Notes. There is, however, no assurance that NITC will continue to sell Navistar Vehicles at the same rate as in prior years as a result of the possibility of declining sales in the trucking industry generally, strikes, fires or other unforeseeable events. A significant decline in NITC's sales of Navistar Vehicles may cause an Investment Event or Early Amortization Event.

    NITC currently purchases all new Navistar Vehicles that NFC has repossessed from terminated Dealers for cash equal to the balance due on the underlying Dealer Notes financing such vehicles. If NITC were to cease purchasing such repossessed vehicles, the amount of Dealer Notes written off as uncollectible could increase, which could, if all sources of credit enhancement under the Active Trust were exhausted, result in losses on the Offered Certificates. NITC currently has no plans to cease such purchases.

    NITC provides a substantial amount of floor plan and other financial assistance to Dealers through a number of formal and informal programs. See "The Navistar Financial Dealer Floor Plan Financing Business" and "Relationship with NITC." Such financial assistance often accounts for more than half of all outstanding interest obligations on the Dealer Notes. The Interest Deposit Agreement requires NITC to deposit the amount of such assistance in the Interest Deposit Account at approximately the same time that such financial assistance is granted. However, if NITC were to discontinue providing such assistance to Dealers, the effect could be to reduce sales of Navistar Vehicles, which may cause an Investment Event or Early Amortization Event.

    If NFC were to cease acting as Servicer, delays in processing payments made by Dealers could occur, therefore creating delays in payments to Offered Certificateholders.

DEPENDENCE ON RATE OF DEALERS' PAYMENTS ON DEALER NOTES

    Dealer Notes are generally due and payable by Dealers upon the sale of the underlying Financed Vehicle. The timing of such sales by the Dealers is uncertain and there is no assurance that any particular pattern of payments will occur on the Dealer Notes. Further, there is no assurance that new Dealer Notes will continue to be generated. A significant decline in the generation of Dealer Notes that lasts for an extended period of time may cause an Investment Event or Early Amortization Event.

    The payment of principal on the Offered Certificates is dependent on Dealer repayments. Accordingly, a significant decline in the rate of payments on the Dealer Notes could slow the distribution of principal on Offered Certificates during an Early Amortization Period. In addition, the Offered Certificates may not be fully amortized by the Expected Payment Date. In the event that other Series are issued subsequent to the Closing Date, the payment of the Offered Certificates in full by the Expected Payment Date may become dependent on the reallocation of Principal Collections which are initially allocated to such other outstanding Series. The shorter the Accumulation Period, the greater the likelihood that such a reallocation will be necessary. If one or more other Series from which Principal Collections are expected to be available to be reallocated to the payment of the Offered Certificates enters into an early amortization period or

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



investment period, Principal Collections allocated to such Series may not be available to be reallocated to make payments of principal of the Offered Certificates and the final payment of principal of the Offered Certificates may be later than the Expected Payment Date. Upon written request, the Seller will make available to Offered Certificateholders the prospectus or other document describing or summarizing the salient terms of any subsequently issued Series (a "Disclosure Document") which describe the events which could result in the commencement of an early amortization event or investment period with respect to such outstanding Series.

RISKS ARISING FROM CONCENTRATION OF DEALERS

    As of April 30, 1998, NFC provided wholesale financing to 337 of NITC's domestic Dealers. Of such Dealers, 100 are expected to account for approximately 75% of the Dealer Notes. As a result of this level of Dealer concentration, the financial failure of any single Dealer could adversely affect the Offered Certificateholders. In order to mitigate the potential impact of the financial failure of any single large Dealer on the Active Trust, however, the Applicable Agreement prohibits the Active Trust from holding Dealer Notes from a single Dealer in excess of the greater of (a) $4,000,000 or (b) 2.0% of the sum of the aggregate principal balance of Dealer Notes and the aggregate principal amount of 1990 Trust Investment Securities (or funds on deposit in the Excess Funding Account) in the Active Trust (the "Concentration Limit"), although the Seller has the right from time to time in its sole discretion to decrease or increase (but not above the greater of (a) or (b) above) the Concentration Limit with respect to any Dealer.

POTENTIAL ADVERSE IMPACT OF ISSUANCE OF ADDITIONAL SERIES

    The Master Trust is expected to issue additional Series (which may be represented by different classes within a Series) from time to time. A Supplement delivered in connection with the issuance of other Series will specify certain Principal Terms applicable to such Series. Such Principal Terms may include methods for determining applicable allocation percentages and allocating collections, provisions creating different or additional security or other credit enhancement, different classes of certificates (including subordinated classes of certificates) and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. No Supplement, however, may change the terms of the Offered Certificates or the terms of the Pooling and Servicing Agreement as applied to the Offered Certificates. See "Description of the Offered Certificates -- New Issuances." As long as any Offered Certificates are outstanding, a condition to the execution of any Supplement will be that the Rating Agency Condition shall have been satisfied.

    There can be no assurance, however, that the terms of any other Series might not have an impact on the timing or amount of payments received by an Offered Certificateholder. Although the imposition of the Rating Agency Condition is intended to protect against the possibility that such impact would be materially adverse to any Offered Series, the issuance of additional Series could result in less excess interest collections being available for reallocation to an Offered Series (for example, if the additional Series has a higher interest rate or swap floating rate than a previously outstanding series or class of investor certificates) and in a longer Accumulation Period or Early Amortization Period for an Offered Series (if such additional Series were to have an expected payment date that would require it to be in an accumulation period at the same time as the Offered Series or if it were to enter an Early Amortization Period at the same time as the Offered Series). Further, the issuance of an additional Series will reduce the Seller's Interest in the Active Trust, which could increase the possibility that a shortfall in the amount of available Dealer Notes in the Active Trust would require funds to be retained in the Active Trust and invested in short-term eligible investments in order to maintain the required minimum seller's interest. Increased holdings of eligible investments in the Active Trust will reduce the overall portfolio yield of the Active Trust, which could lead to the occurrence of an Investment Event or Early Amortization Event.

NITC'S ABILITY TO CHANGE TERMS OF DEALER NOTES

    NITC may change the terms governing new Dealer Notes at any time so long as any such change is made on a non-discriminatory basis. Although the Active Trust is obligated to acquire only Eligible Dealer Notes including those Dealer Notes with an interest rate (a) based on the prime rate or another benchmark floating interest rate and (b) subject to adjustment at least monthly, there is no assurance that the interest rate on Dealer Notes will always exceed the Related 1990 Certificate Rate or the Applicable Floating Rate (see "Risk Factors -- Basis Risk on Dealer Notes"). Failing to maintain an appropriate spread between the interest rate on Dealer Notes and the Related 1990 Certificate Rate or the Applicable Floating Rate, respectively, may cause an Investment Event or Early Amortization Event.


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



         NAVISTAR FINANCIAL SECURITIES CORPORATION AND THE MASTER TRUST

NAVISTAR FINANCIAL SECURITIES CORPORATION

    NFSC was incorporated in the State of Delaware on September 13, 1990. NFSC was organized for the limited purpose of purchasing Dealer Notes from NFC and transferring such Dealer Notes to third parties. NFSC's executive offices are located at Navistar Financial Securities Corporation, 2850 W. Golf Road, Rolling Meadows, IL, telephone (847) 734-4000.

THE MASTER TRUST

    The Master Trust was formed in accordance with the laws of the State of Illinois pursuant to the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Seller assigned the 1990 Trust Seller Certificate and all other rights of the Seller under the terms of the 1990 Trust Agreement to the Master Trust. On the Closing Date with respect to any Series of Offered Certificates, the Seller will instruct the Master Trust Trustee to deliver the 1990 Trust Seller Certificate to the 1990 Trust, and the 1990 Trust Trustee will authenticate and deliver a Related 1990 Certificate and a reissued 1990 Trust Seller Certificate to the Master Trust Trustee.

    Until the 1990 Trust Termination Date, the assets of the Master Trust will include (a) the 1990 Trust Seller Certificate transferred by the Seller to the Master Trust, all rights of the Seller thereunder (including the right to exchange such 1990 Trust Seller Certificate for new classes of 1990 Trust Investor Certificates in the manner described herein) and all monies due or to become due with respect thereto, (b) the Class A-4 and Class A-5 Investor Certificates, each Related 1990 Certificate and any Subsequent 1990 Trust Investor Certificate and all monies due or to become due with respect thereto,
(c) each Interest Rate Swap, interest rate cap, or other interest rate hedge that the Master Trust may have entered into or obtained for the benefit of any Series and (d) all funds on deposit in certain accounts of the Master Trust, including funds on deposit in the Collections Account, the series principal accounts, the distribution account, the negative carry reserve funds, if any, and any other Series Accounts for each Series. Certain terms of the 1990 Trust, and the 1990 Trust Seller Certificate, the Class A-4 and Class A-5 Investor Certificates and the Related 1990 Certificates issued and to be issued thereunder, are described herein under the heading "Terms of the 1990 Trust Investor Certificates."

    As of the 1990 Trust Termination Date, (a) the 1990 Trust will transfer to the Master Trust all of its right, title and interest in and to all of the property of the 1990 Trust (other than funds on deposit in the Trust Accounts for the benefit of, and allocated to, 1990 Trust Investor Certificates that are not held by the Master Trust), and (b) the Class A-4 and Class A-5 Investor Certificates, each Related 1990 Certificate, any Subsequent 1990 Trust Investor Certificate and the 1990 Trust Seller Certificate will automatically be canceled, and all rights of the Master Trust with respect to such certificates will terminate. As of the 1990 Trust Termination Date, funds on deposit in the 1990 Trust Spread Account will be transferred to the Master Trust, allocated among an Offered Series and any other outstanding Series that so provides based on the projected spread for each such Series (including the Projected Spread for the Offered Series) and deposited in the associated Spread Account for the benefit of the Offered Certificateholders and the spread accounts for each other outstanding Series for the benefit of the Certificateholders of such other outstanding Series; 1990 Trust Investment Securities will be transferred to the Master Trust and deposited in the Excess Funding Account for the benefit of the Certificateholders; and funds on deposit in the 1990 Trust Interest Deposit Account will be transferred to the Master Trust and deposited in the Interest Deposit Account, subject to allocation and distribution as Finance Charge Collections to the extent described herein. Thus, after the 1990 Trust Termination Date, the assets of the Master Trust will include (a) all Dealer Notes transferred to the Master Trust by the 1990 Trust and all Dealer Notes thereafter transferred to the Master Trust by the Seller, all monies due or to become due with respect thereto and all proceeds of such Dealer Notes, (b) the interest of the Seller in the security interests in the Financed Vehicles related to the Dealer Notes and all proceeds thereof, (c) the interest of the Seller in any amounts recovered by the Servicer pursuant to any casualty insurance policies covering any Dealer with respect to Financed Vehicles (the "Insurance Proceeds"), (d) each Interest Rate Swap, interest rate cap or other interest rate hedge, if any, entered into or obtained by the Master Trust Trustee for the benefit of any Series, and (e) all funds on deposit in certain accounts of the Master Trust, including funds on deposit in the Series Principal Account, the Distribution Account, the Spread Account, the Excess Funding Account, the Interest Deposit Account, the Negative Carry Reserve Fund and any other Series Account created under a Supplement to the Pooling and Servicing Agreement associated with the Offered Series.


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



    On each business day (except in certain limited circumstances) during the term of the Active Trust, NFC will sell Dealer Notes to the Seller and the Seller will transfer such Dealer Notes to the Active Trust based on criteria provided in the Applicable Agreement. Accordingly, the aggregate amount of Dealer Notes in the Active Trust will fluctuate from day to day as new Dealer Notes are generated and as existing Dealer Notes are collected, charged off as uncollectible or otherwise adjusted or removed from the Active Trust.

    The Master Trust was formed pursuant to the Pooling and Servicing Agreement for these and similar transactions. Prior to formation, the Master Trust had no assets or obligations. The Master Trust has not engaged and will not engage in any business activity other than acquiring and holding 1990 Trust Investor Certificates, the 1990 Trust Seller Certificate, the Dealer Notes, and the other assets of the Master Trust described herein and proceeds therefrom, issuing certificates of any Series or class, and issuing the Master Trust Seller's Certificate.

                                 USE OF PROCEEDS

    Except as provided in the Prospectus Supplement, the net proceeds from the sale of the Offered Certificates will be paid to the Seller, which will use such proceeds (net of any amounts retained in the Excess Funding Account to maintain the Master Trust Seller's Interest at least equal to the Minimum Master Trust Seller's Interest) to repay indebtedness to NFC incurred by the Seller in connection with the Seller's purchase of Dealer Notes from NFC prior to the associated Closing Date under a Master Revolving Credit Agreement between NFC and the Seller (the "Master Revolving Credit Agreement"). Interest accrues on the outstanding principal amount of the note representing such indebtedness (the "Master Revolving Note") at a rate per annum equal to the prime rate of interest announced from time to time by Morgan Guaranty Trust Company of New York. The principal amount of the Master Revolving Note is due and payable on the date on which the Master Trust Purchase Agreement terminates in accordance with its terms. NFC will use the proceeds received from the Seller to repay outstanding short term indebtedness.

           THE NAVISTAR FINANCIAL DEALER FLOOR PLAN FINANCING BUSINESS

    Wholesale promissory notes issued by Dealers to NITC or NFC ("Dealer Notes") are conveyed to the Active Trust by the Seller pursuant to the Applicable Agreement. When used herein, unless the context otherwise requires, "Dealer Notes" shall refer to those Dealer Notes which are held by the Active Trust. The Dealer Notes are issued by Dealers to purchase new vehicles manufactured or distributed by NITC (each such vehicle, a "Navistar Vehicle") or other manufacturers (each such vehicle, an "OEM Vehicle") or to finance new trailers, used vehicles and used trailers accepted in trade by Dealers or purchased by them (all such new and used vehicles and trailers, "Financed Vehicles"). The Active Trust will include Dealer Notes financing OEM Vehicles for a Dealer only if NFC also provides financing for Navistar Vehicles for such Dealer.

    As used herein, "Dealer" means (a) a person with whom NITC has a valid Dealer Agreement to sell Navistar Vehicles, (b) a truck equipment manufacturer to whom NITC sells vehicles pursuant to a valid Dealer Agreement or (c) a person with whom NFC has a valid Dealer Agreement to extend used truck floor plan terms.

    NFC is the principal source of "wholesale" or "floor plan" financing for Dealers in the United States, financing, as of April 30, 1998, 90% of the total number of Dealers (approximately 337). The percentage of new NITC trucks sold directly to Dealers in the United States for which NFC provided financing was approximately 94% and 95% for the first six months of fiscal years 1998 and 1997, respectively, and 94%, 94%, 93%, 93% and 89% for fiscal years 1997, 1996,
1995, 1994 and 1993, respectively. Dealers financed by NFC include medium duty truck dealers, medium and heavy duty truck dealers and a small number of allied equipment manufacturers (such as school bus distributors and manufacturers and distributors of cement mixers) who purchase chassis or other truck components from NITC. NFC services the Dealers through its home office located in Rolling Meadows, Illinois and through six District Finance Offices located throughout the United States.

CREATION OF DEALER NOTES

    NFC finances 100% of the wholesale invoice price of new Financed Vehicles, including destination charges. In the case of Navistar Vehicles, NITC creates a wholesale note upon shipment of each new truck to a Dealer and executes such wholesale note under the signature authority of the Dealer granted to NITC. NFC purchases all wholesale notes relating to new Navistar Vehicles from Dealers financed by NFC on a daily basis from NITC (see "Relationship With NITC").

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




    NFC creates wholesale notes with respect to OEM Vehicles upon NFC's receipt of an invoice from the vehicle manufacturer and executes such wholesale note under the signature authority of the Dealer granted to NFC. NFC finances 75% of the as-is appraised retail value of used vehicles taken in trade by a Dealer or purchased by a Dealer from outside sources, and 100% of the purchase price for used vehicles purchased by a Dealer from a NITC Used Truck Center and at 100% of the NFC appraised value for repossessed vehicles purchased from NFC. Used vehicles represented approximately 7% and 8% of the aggregate amount of wholesale notes serviced by NFC as of April 30, 1998 and 1997, respectively, and 8%, 8%, 7%, 7% and 7% of the aggregate amount of wholesale notes serviced by NFC as of October 31, 1997, 1996, 1995, 1994 and 1993, respectively. NFC will continue to purchase from NITC wholesale notes issued by a Dealer for new Navistar Vehicles and to provide floor plan financing to a Dealer for used vehicles so long as such Dealer's Dealer Agreement is in effect and such Dealer satisfies NFC's Credit Guidelines (see "-- Credit Approval Process and Credit Guidelines" and "-- Dealer Monitoring; Write-Offs").

CREDIT APPROVAL PROCESS AND CREDIT GUIDELINES

    NFC provides floor plan financing to Dealers pursuant to pre-established credit guidelines ("Credit Guidelines"). NFC must approve each prospective Dealer before such Dealer receives a NITC Dealer Sales/Maintenance Agreement (a "Dealer Agreement").

    NFC bases its approval upon a credit evaluation of the principal owners of a prospective Dealer and such Dealer's capital structure. In conducting such an evaluation, representatives of NFC's District Finance Office will conduct interviews with prospective Dealer principal(s), obtain credit applications and personal financial statements, review "letters of intent" provided by management of the prospective dealership and review existing business plans and proposed funding sources for the purchase and/or financing of the prospective dealership (which proposals generally include pro forma financials for the following three to five years). In addition, NFC will obtain both personal and business credit references and will evaluate any available credit bureau reports.

    If a prospective Dealer is approved by NFC, the Dealer and NITC enter into a Dealer Agreement and NITC offers the Dealer wholesale floor plan terms approved by NFC. The principal owner of the Dealer is generally required by NFC to guarantee the Dealer's obligations to NITC and NFC. Pursuant to the Dealer Agreement, in order to secure all indebtedness of the Dealer to NFC or NITC, the Dealer grants to NFC and NITC a first priority security interest in its inventory of new and used vehicles. Generally, the Dealer also grants NFC a security interest in its service parts inventory. NFC maintains a master physical damage insurance policy providing coverage for each Financed Vehicle with Harco National Insurance Company ("Harco"), a wholly owned subsidiary of NFC. The policy provides coverage to NFC and the related Dealer on all Financed Vehicles for the actual cash value of each such Financed Vehicle up to an aggregate amount of $10 million per contiguous Dealer location for each loss occurrence. Harco maintains reinsurance with financially strong, non-affiliated reinsurers for any loss in excess of $250,000 per occurrence. The policy has been endorsed to provide that the Seller and the 1990 Trust Trustee are loss payees as their interests may appear, and such policy (or any successor policy) will be endorsed to provide that the Master Trust Trustee will be substituted for the 1990 Trust Trustee as loss payee thereunder as of the 1990 Trust Termination Date.

    NFC establishes a base inventory guideline to provide floor plan financing adequate for a Dealer's normal vehicle sales. The inventory guidelines are based upon the Dealer's financial strength, its current credit and collection history and the Dealer's historical or projected sales volume. NFC reviews a Dealer's guideline at least annually.

    Each month, the NFC corporate office staff and the appropriate District Finance Office compare each Dealer's prescribed inventory guideline with the aggregate principal amount of wholesale notes actually issued by such Dealer and outstanding. If the amount of notes outstanding exceeds the Dealer's guideline by a certain percentage (which percentage is based upon the Dealer's financial strength rating), the NFC District Credit Manager may place the Dealer on inventory control. In addition, a Dealer may also be placed on inventory control if such Dealer fails to remit proceeds as agreed, if the Dealer's new or used vehicle inventory is over-aged, if the Dealer's Open Account is past due or if a Dealer's check is returned unpaid. Once any Dealer is placed on inventory control, the District Finance Office will report monthly to NFC home office management any progress made to resolve the deficiency. Upon its review, NFC corporate office management will take appropriate actions with respect to such Dealer. For example, NITC may be requested to sell and transfer certain truck inventory to another Dealer, and, in extreme cases, NFC may foreclose on all outstanding wholesale notes, place the Dealer on cash-on-delivery terms or terminate the Dealer.

    Dealers that are placed on inventory control will not receive NFC financing for shipments unless specifically approved by NFC. Accordingly, if NITC generates a wholesale note to finance the purchase of a Navistar Vehicle by a Dealer on inventory control without the prior approval of NFC, NFC will charge NITC for the amount of such wholesale note. NFC may approve shipments to a Dealer on inventory control to fill orders for trucks that have already been sold to a retail purchaser or to permit the Dealer to stock a particular model vehicle. A Dealer will remain on inventory control until the circumstances that caused it to be placed on inventory control are remedied to the satisfaction of the District Finance Office Credit Manager. NFC will not purchase the invoice or set up a floor plan note for OEM Vehicles if a Dealer is in default or shipment is otherwise not approved by NFC.

    The following table sets forth the percentage of Dealers on inventory control and the percentage of the total wholesale note balances of such Dealers as of the end of the fiscal quarters specified:


                                             PERCENTAGE OF NOTES
   FISCAL QUARTER      PERCENTAGE OF DEALERS   FROM DEALERS ON
 ENDING LAST DAY OF    ON INVENTORY CONTROL   INVENTORY CONTROL
 ------------------    --------------------   -----------------
Fiscal Year 1998
  January..........              0.9%                  1.2%
  April............              0.6                   1.7
Fiscal Year 1997
  January..........              0.8                   1.6
  April............              0.8                   1.6
  July.............              0.9                   1.3
  October..........              0.9                   1.5
Fiscal Year 1996
  January..........              2.1                   1.1
  April............              1.6                   2.0
  July.............              1.9                   2.6
  October..........              1.6                   2.1
Fiscal Year 1995
  January..........              2.9                   4.9
  April............              2.2                   0.9
  July.............              2.6                   1.6
  October..........              2.3                   1.4
Fiscal Year 1994
  January..........              6.5                  11.8
  April............              5.0                   7.7
  July.............              5.1                   8.9
  October..........              4.0                   6.2
Fiscal Year 1993
  January..........              6.0                  11.9
  April............              7.3                  12.7
  July.............              7.1                  12.6
  October..........              6.2                  10.6

    The high percentage of Dealers on inventory control in 1993 and 1994 reflects the time necessary for Dealers impacted by the recession in 1991 and 1992 to rebuild their financial strength to a level where they can be taken off inventory control. A key component in NFC's credit approval system is the Dealer's equity position; in the event that a Dealer is put on inventory control due to low equity, then its removal from inventory control is dependent upon increasing its sales and profits over the period of time necessary to rebuild its equity.

PAYMENT TERMS

    A wholesale note issued by a Dealer for a new Financed Vehicle is due on the earlier of the sale of the truck or a specified date generally within 12 months from the first day of the calendar month following the date of shipment of the truck to the Dealer. If such note is not paid at the end of the 12-month period, the Dealer may extend the term of the note for 90 days in exchange for a quarterly curtailment payment equal to 10% of the original balance of the note. These curtailment payments and 90-day extensions are permitted until the balance of the note is paid in full or until the unit is sold, as long as the Dealer maintains its floor plan financing arrangements with NFC and the related Financed Vehicle is on-hand and in saleable condition. NFC may in its discretion, based upon local or regional economic conditions, waive such curtailment payments.

    A wholesale note secured by a used vehicle is due on the earlier of the sale of the Financed Vehicle or a specified date generally no later than 180 days from the date of financing. A Dealer is allowed to extend quarterly the term of a used vehicle wholesale note for 90-day periods upon payment of a curtailment amount equal to 10% of the original principal balance of the wholesale note. These extensions may continue until the note is paid in full. NFC may in its discretion waive any curtailment payment.

    Currently, NFC charges interest on wholesale notes outstanding during any month at a rate equal to the prime rate plus a designated spread. The prime rate is currently reset monthly by NFC based upon the reference banks' prime rate as of the third Monday of the preceding month and is applied to all balances outstanding during the applicable period. Wholesale notes secured by new vehicles generally bear interest at a spread equal to 1% over the prime rate, while used vehicle wholesale notes generally bear interest at a spread equal to 1 1/2% over the prime rate.

    The competitive rate environment is changing the pricing of Dealer floor plan financing. Upon giving notice to the Dealers, NITC/NFC may change the reference rate mechanism in any manner (including changing the reference banks, the intervals between which the reference rate is reset or the reference rate itself) or the applicable spread(s). In addition, NFC may from time to time offer special pricing programs to Dealers who enroll in those programs. NFC is currently offering the Advantage program which allows an enrolled Dealer to obtain discounts based on the volume and finance market share of retail finance and lease business generated by that Dealer. A Dealer can earn rebates that effectively reduce its base floor plan financing charges by up to 100 basis points. Additional pricing actions may be taken by NFC to meet competition in their market area.

    NFC also currently charges each Dealer a monthly charge (the "Flat Charge") equal to 0.065% of the Dealer's aggregate outstanding wholesale note balance as of the end of each month, subject to certain monthly minimum charges. Under certain rebate programs a Dealer may reduce its Flat Charges by up to 50%. Upon giving notice to the Dealers, NITC/NFC may change the Flat Charge percentage.

BILLING AND COLLECTION PROCEDURES

    A statement (the "Open Account Statement") setting forth interest and Flat Charges and other billing and account information is prepared by NFC and distributed on a monthly basis to each Dealer. Each Dealer's Open Account Statement is generated on approximately the second business day of the month, and payments are due on the fifteenth day of the month in which they are billed. Interest and Flat Charges are billed in arrears. Dealers remit interest payments by check or electronic funds transfer to a lockbox owned by NFC. See "Relationship with NITC -- Open Account."

    Each Dealer's monthly Open Account Statement also contains a "Wholesale Note and Inventory Statement" prepared by NFC, listing each outstanding note issued by the Dealer and detailing all credits and debits applied to each wholesale note during the period. Dealers are required to remit principal payments on wholesale notes when due by check or electronic funds transfer to NFC's lockbox.

DEALER MONITORING; WRITE-OFFS

    NFC Finance Sales Representatives or agents of NFC conduct physical inventories of each Dealer's inventory on a regular basis to verify that the Dealer is paying its wholesale notes upon receiving payment for the related Financed Vehicles from retail customers. NFC performs these inventories monthly for most Dealers, although some Dealers with satisfactory financial strength and good payment histories or with small dealerships in remote areas are inventoried only every sixty to ninety days. The timing of each visit is varied and no advance notice is given to the Dealer. Representatives conduct a physical inventory by comparing the serial numbers of the vehicles on the Dealers' premises to a current listing of vehicles being financed by NFC. Representatives also confirm with outside sources such as body shops that they hold units of a Dealer's inventory. NFC District Finance Offices perform approximately five test checks per month to ensure that each Finance Sales Representative's inventory procedures are proper. Test check procedures are more stringent than inventories and involve a review of a Dealer's remittance habits and financial records and an evaluation of such Dealer's financial strength.

    When NFC discovers that a Dealer is suffering financial difficulties, NFC's District Finance Office closely monitors the Dealer while working with the Dealer to improve its financial condition. In these circumstances, NFC field management personnel may perform a more detailed audit to verify a Dealer's inventory, cash and sales records. These detailed audits also take place when the routine inventory reveals a shortage in a Dealer's inventory, when NFC receives from a Dealer a check for which the Dealer does not have sufficient funds or when NFC deems itself insecure. The

Dealer is required to make a payment in certified funds of all amounts owing to NFC before the NFC representative leaves the Dealer's premises. If the Dealer cannot pay the amount owing to NFC, NFC may place the Dealer on cash-on-delivery status for parts orders, and prohibit future shipment of vehicle orders to the Dealer unless such orders are "sold orders" and specific arrangements are made to assure prompt receipt of the proceeds by NFC.

    If NFC's review reveals that a Dealer has used proceeds from vehicle sales due to NFC for other purposes, the NFC District Finance Office may place the Dealer on cash-on-delivery terms, causes NITC to hold all shipments to the Dealer and sends letters to the Dealer's guarantors and bank advising them of NFC's interest in the Dealer's funds. In addition, NFC's District Finance Office management takes certain actions at the dealership, including obtaining the manufacturer's statement of origin or the certificate of title for each vehicle in the Dealer's inventory.

    If a Dealer is unable to pay amounts owing to NFC, NITC may terminate such Dealer's Dealer Agreement in accordance with the terms of the Dealer Agreement and applicable state law. Generally, in such circumstances the Dealer will return all new trucks and parts inventory to NITC in accordance with the terms of the Dealer Agreement and will receive credit against such Dealer's outstanding wholesale notes. If the Dealer resists such termination, however, NFC will declare the Dealer in default of its obligations, accelerate its wholesale notes and foreclose on its collateral by taking possession of the Dealer's vehicle and parts inventory or, if necessary, NFC will obtain a court order requiring foreclosure. The Dealer's new vehicle inventory purchased from NITC is returned to NITC in exchange for NITC's cash payment in full of such Dealer's wholesale notes and the fulfillment of any other obligations owing to NFC subject to the terms of the Dealer Agreement and applicable state law. (Similar arrangements are in effect with other OEM Suppliers with respect to OEM Notes.) Used vehicles are sold to the highest bidder; the proceeds are paid to NFC to satisfy amounts owing to it. NFC will seek to collect any remaining amounts it is owed from any other collateral that it may hold and from the Dealer's guarantors. Once NFC has commenced liquidating a Dealer's inventory, it writes off any amounts that it identifies as uncollectible. During the course of a liquidation, NFC may recognize additional losses or recoveries. Collections under a parts security agreement, a guarantee or other security arrangement are generally allocated to the following items in the following order: Open Account balances, new wholesale note balances, parts note balances, deficiency balances on used floor plan notes, Dealer retail note deficiencies, retail note recourse obligations, and finally, obligations owed to NITC by the Dealer. Dealer Notes secured by new OEM Vehicles also are generally foreclosed by return of such vehicles to the manufacturer in the event of Dealer termination.

                             RELATIONSHIP WITH NITC

    NITC manufactures and markets medium and heavy duty trucks, including school buses, mid-range diesel engines and replacement parts primarily for sale in the United States and Canada, as well as selected export markets. NITC has been manufacturing trucks for approximately 90 years; it is now the industry market share leader in the North American combined medium and heavy duty truck market, offering a full line of diesel-powered products in the common carrier, private carrier, government/service, leasing, construction, energy/petroleum and student transportation markets. NITC also produces mid-range diesel engines for use in its medium duty trucks, school buses and selected heavy duty truck models and for sale to original equipment manufacturers. As NFC is a wholly owned finance subsidiary of NITC, the level of NFC's floor plan financing activity is substantially dependent on the level of sales of NITC and its Dealers so that any continuing material change therein may have a corresponding effect on NFC's floor plan financing business.

    NITC provides floor plan assistance to Dealers through several formal and informal programs, which are specifically discussed in "Special Price Allowances at Retail" and "Floor Plan Financing Assistance." Much of this assistance is provided at the option of NITC, which may terminate any of such optional programs in whole or in part at any time.

INTEREST DEPOSIT AGREEMENTS AND INTEREST DEPOSIT ACCOUNTS

    In order to promote the sale of Navistar Vehicles, NITC periodically grants interest credits to Dealers and implements programs pursuant to which NITC undertakes to pay, on behalf of the Dealers, interest owing on the related Dealer Notes (during such time, such Dealer Notes are referred to as "Non-Interest Bearing Dealer Notes"). In order to insure that the amount of such interest owed to the Active Trust will be available (i) prior to the 1990 Trust Termination Date, NITC, the Servicer and the 1990 Trust Trustee have entered into an interest deposit agreement (the "1990 Trust Interest Deposit Agreement") and (ii) after the 1990 Trust Termination Date, NITC, the Servicer and the Master Trust have entered into an interest deposit agreement which will become effective on the 1990 Trust Termination Date (the operative Interest Deposit Agreement being the "Active Interest Deposit Agreement"), in each case pursuant to which NITC makes or will make weekly deposits into the 1990 Trust Interest Deposit Account or the Interest Deposit Account, as applicable, in an amount equal to the amount of interest NITC has undertaken during that week to pay on behalf of the Dealers. Pursuant to the terms of the Active Interest Deposit Agreement, NITC and the Servicer will calculate the NITC Interest Amount as of the close of business on Friday (or the immediately preceding business day if such Friday is not a business day) of each week and as of the close of business on the last business day of each Due Period (each, a "Calculation Day").

    The "NITC Interest Amount" equals the sum of (a) the amount of the aggregate amount of interest credits ("Up-Front Interest Credit") granted to Dealers by NITC during the current Due Period, (b) the aggregate amount of NITC Earned Interest on all Non-Interest Bearing Dealer Notes accrued during the current Due Period and (c) the amount of the aggregate amount of NITC Future Due Interest on all Non-Interest Bearing Dealer Notes as of such Calculation Day.

    "NITC Earned Interest" means, on any Calculation Day or NITC Interest Transfer Date with respect to any Dealer Note that was a Non-Interest Bearing Dealer Note during the related Due Period or any portion thereof, an amount equal to the product of (i) the product of (a) the principal amount of such Non-Interest Bearing Dealer Note and (b) the interest rate on such Dealer Note billed by NFC during such Due Period (the "Current Interest Rate") and (ii) the quotient of (a) a number equal to the number of days elapsed during the Due Period for which the Dealer Note is outstanding and is a Non-Interest Bearing Dealer Note and (b) the actual number of days in the related calendar year.

    "NITC Future Due Interest" means, with respect to any Non-Interest Bearing Dealer Note on any Calculation Day, an amount equal to the product of (i) the product of (a) the principal amount of such Non-Interest Bearing Dealer Note and
(b) the Current Interest Rate and (ii) the quotient of (a) a number equal to the number of days from and including the Calculation Day to, but not including, the date on which the obligor on such Dealer Note is requested to start paying interest and (b) the actual number of days in the related calendar year.

    If on any Calculation Day (i) prior to the 1990 Trust Termination Date, the amount on deposit in the interest deposit account which the 1990 Trust Trustee has established and will maintain in the name of the 1990 Trust for the benefit of the holders of 1990 Trust Investor Certificates (the "1990 Trust Interest Deposit Account") and (ii) after the 1990 Trust Termination Date, the amount on deposit in the interest deposit account which the Master Trust Trustee will establish prior to the 1990 Trust Termination Date and maintain for the benefit of the Certificateholders (the "Interest Deposit Account"), including any interest earned thereon (collectively, the "Deposit Amount"), is less than the NITC Interest Amount, NITC will deposit the amount of such deficiency in the 1990 Trust Interest Deposit Account or the Interest Deposit Account, as applicable. However, if on any Calculation Day the Deposit Amount exceeds the NITC Interest Amount, the Servicer will direct the Active Trustee to withdraw the amount of such excess from the 1990 Trust Interest Deposit Account or the Interest Deposit Account, as applicable, on the business day following such Calculation Day (the "NITC Payment Date") and refund that amount to NITC.

MASTER INTERCOMPANY AGREEMENT

    The operating relationship between NFC and NITC is governed by a Master Intercompany Agreement dated as of April 26, 1993 and amended from time to time (the "Master Intercompany Agreement").

    Purchase of Notes and Accounts Receivable. The Master Intercompany Agreement requires that NITC, with limited exceptions, offer NFC all wholesale and retail notes and installment sales contracts which NITC acquires in the regular course of its business from sales of trucks and related equipment to Dealers and customers. Such offers must be on terms which will (together with charges made to others for financing services) afford reasonable compensation for the financing services rendered by NFC to NITC and the Dealers with respect to the sale of NITC products and used goods. NFC in turn has agreed, to the extent that it is able to finance such purchases, that it will purchase all such receivables without recourse except those, if any, as to which the risk of loss is unacceptable to NFC.

    Pursuant to the Master Intercompany Agreement, NFC also purchases NITC wholesale accounts receivable from the Dealers arising out of NITC's sales of goods (primarily parts) and services to such Dealers. NFC receives compensation from NITC in the form of a floating rate service charge for financing these accounts.

    Payments to NITC for Administrative and Other Services. The Master Intercompany Agreement provides for payment by NFC to NITC of service fees for data processing and other administrative services provided by NITC to NFC. The amounts of these service fees are agreed upon from time to time, taking into consideration such services and the costs thereof. NFC paid NITC service fees of $2.1 million, $2.4 million, $2.4 million, $2.5 million and $2.3 million, for fiscal years 1997, 1996, 1995, 1994 and 1993, respectively.

NO GUARANTEE BY NITC

    None of the operating agreements constitute guarantees by NITC of the interest on or principal of the notes, the account balances or any other obligation of the obligors thereunder.

SPECIAL PRICE ALLOWANCES AT RETAIL

    NITC agrees from time to time with a Dealer to pay a portion of the principal amount of a wholesale note issued by the Dealer when the Dealer sells the vehicle financed by such note to a retail customer. These retail special price allowances ("Retail SPAs") (in addition to the wholesale special price allowances described below) are intended to respond to competitive pressures by allowing a Dealer to offer a lower price to a potential customer.

    Generally, NITC will approve a Retail SPA for a vehicle held in inventory only when the Dealer has identified a potential buyer. A representative of the Dealer applies for the Retail SPA over the telephone, at which time a representative of NITC asks for certain pertinent information. NITC will quote the Dealer the Retail SPA on the telephone and later confirm it on a computer printout sent to the Dealer. Once approved, a Retail SPA is only effective for a 60-day period; if the Dealer does not sell the vehicle to the identified customer during that time, the Dealer must reapply for, or seek an extension of, the Retail SPA.

    NITC is required to remit the amount of a Retail SPA to NFC upon the sale by the Dealer of the vehicle financed by the wholesale note. However, NFC does not reduce the principal balance of the wholesale note until it actually receives payment of the Retail SPA from NITC. Although NITC has never failed to make such a payment, it is the policy of NFC and NITC that the Dealer is obligated to the holder of the wholesale note for the entire principal amount of the wholesale note until NFC receives payment from NITC. If NITC becomes financially unable to continue providing such assistance or otherwise refuses to follow through with its payment obligations, delays in the payment of Dealer Notes could occur as a result of Dealer disputes with NFC (in which a Dealer could assert that the outstanding balance of the disputed Dealer Note should be reduced by the amount of any credit or deduction previously approved by NITC with respect to such Dealer Note).

    The amount of Retail SPAs paid by NITC in each month during the period April, 1995 through April, 1998, ranged between a low of approximately 0.23% and a high of approximately 3.18% of the outstanding Dealer Notes during such month.

    The amount of Retail SPAs paid by NITC during each of the consecutive 12-month periods ending on the last day of each month from April, 1995 through April, 1998 as a percentage of sales during such period ranged between a low of approximately 2.86% and a high of approximately 6.55%.

    In addition to providing Retail SPAs, from time to time NITC will also provide wholesale special price allowances to Dealers ordering trucks for inventory. Unlike a Retail SPA, a wholesale special price allowance will reduce the invoice price of the truck and the original principal amount of the wholesale note. Therefore, in contrast to a Retail SPA, NITC has no subsequent principal payment obligation with respect to such wholesale note.

FLOOR PLAN FINANCING ASSISTANCE

    General. NITC currently has a number of formal and informal floor plan assistance programs for Dealers. NITC implements these programs in two ways: by issuing Dealers interest credits to be applied to their monthly bills, or by paying wholesale note interest to NFC on the Dealers' behalf for a specified period of time. In each case, these programs are agreements between NITC and the Dealers and do not affect the Dealers' obligations on the wholesale notes until NFC receives payment of amounts owing to it on the wholesale notes. NITC may choose to discontinue or alter such programs in the future.

    Interest Credits. NITC's floor plan assistance terms currently provide that, upon issuance of a wholesale note by a Dealer, NITC will issue a credit (an "Interest Credit") to a Dealer's Open Account balance in order to provide the Dealer with a specified free interest period for the related Financed Vehicle. NITC presently provides a free interest period of 15 days for Financed Vehicles that the Dealer has sold to retail customers, 45 days for Financed Vehicles that the Dealer intends to hold as inventory and 105 days for school bus chassis. The Interest Credit is issued when NITC issues an invoice for the Financed Vehicle and is computed at the interest rate in effect as of such date, taking into account the principal amount of the wholesale note and the number of days covered by the interest credit.

    The aggregate amount of Interest Credits is applied to the Dealer's Open Account balance on a monthly basis. If the aggregate amount of such credits exceeds the interest charges for the month, the Dealer is entitled to apply the excess to any of its outstanding obligations to NFC and NITC that appear on its Open Account Statement. The Dealer remains obligated to pay interest on the wholesale note to which the Interest Credit relates.

    Pursuant to the Active Interest Deposit Agreement, NITC deposits in the 1990 Trust Interest Deposit Account or the Interest Deposit Account, as applicable on a weekly basis an amount equal to all Interest Credits granted by it to Dealers during each such week (see "Interest Deposit Agreements and Interest Deposit Accounts").

    Payment of Interest by NITC. NITC's current floor plan assistance terms also include an agreement by NITC to pay interest on behalf of the Dealers for the period during which the Financed Vehicles are in transit to the Dealers. In addition, NITC periodically implements special sales programs pursuant to which it agrees to pay interest on behalf of the Dealers for extended periods. Pursuant to the Master Intercompany Agreement, NITC pays the amount of interest owing on the wholesale notes directly to NFC; the Dealers are not billed for interest owing on the wholesale notes for the specified period. NITC will continue to pay interest on a wholesale note on behalf of a Dealer until the first to occur of the end of the specified time period and the sale of the related Financed Vehicle.

    The Active Interest Deposit Agreement requires NITC to deposit in the 1990 Trust Interest Deposit Account or the Interest Deposit Account, as applicable, on a weekly basis an amount equal to the aggregate amount of interest that NITC has agreed during such week to pay on behalf of the Dealers, regardless of whether such interest has been earned on the wholesale notes or if such interest is to be earned in the future.

    The following table sets forth the average monthly amount of Interest Credits and NITC interest payments (in millions of dollars) for the periods ended on the date specified:

                                                         SIX MONTHS
                                                        ENDED APRIL 30                YEAR ENDED OCTOBER 31
                                                    -------------------  -----------------------------------------------
                                                      1998       1997     1997      1996      1995       1994      1993
                                                    --------   --------  ------    ------    ------     ------    ------
Average monthly amount of Interest Credits...          $1.5      $1.2     $1.4      $ 1.6     $ 1.7     $ 0.9     $ 0.6
Average monthly amount of NITC interest payments        2.4       1.4      1.6        1.4       1.5       1.5       1.1

OPEN ACCOUNT

    NITC sells parts, accessories and other miscellaneous items, and charges for services provided, to Dealers through their open accounts (each, an "Open Account"). Dealers are billed monthly on their Open Account balances. NITC also issues credits to the Open Account, which include Interest Credits, warranty work reimbursements, other sales and interest adjustments and miscellaneous credits. A Dealer's monthly Open Account Statement includes NFC's charge to the Dealer for accrued wholesale note interest. This charge appears as a net item (which is calculated in the Wholesale Note and Inventory Statement that accompanies the Open Account Statement), and includes the application of any Interest Credits issued to the Dealer by NITC. The Open Account Statement also contains the Flat Charge billed to such Dealer.

    The Open Account billing period is for a calendar month, from the first day of the month through the last day of the month (i.e., a Due Period). NFC issues Open Account Statements on approximately the second business day following the end of the Due Period. If a Dealer fails to pay its Open Account balance by the fifteenth day of the month following the end of the Due Period, interest on the balance of the Account is charged retroactively from the beginning of such month until the balance is paid. The Dealer's Open Account Statement is accompanied by NFC's Wholesale Note and Inventory Statement, which lists each truck in the Dealer's inventory being financed during the month, showing, by unit, the amount of interest charged by NFC during that month and the amount of Interest Credits or other adjustments issued by NITC. The net interest owed by the Dealer after application of Interest Credits is shown at the bottom of the Wholesale Note and Inventory Statement and is also reflected on the Dealer's Open Account Statement.

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




    NFC purchases the aggregate Open Account balances of all Dealers from NITC on a non-recourse basis. NFC's purchase of Open Account items occurs during the month as part of the daily, weekly, or monthly settlements between NITC and NFC pursuant to the Master Intercompany Agreement. Credits due the Dealer for warranty work, floor plan interest reimbursement and other items are netted against the price paid by NFC for the aggregate Dealer Open Account balance.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

    The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of June 8, 1995 (as supplemented and amended from time to time, the "Pooling and Servicing Agreement"), among NFSC, NFC, the 1990 Trust Trustee and the Master Trust Trustee, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Master Trust Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) and any Supplement to Offered Certificateholders without charge upon written request. The following summary describes certain terms of the Pooling and Servicing Agreement, does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

    The Offered Certificates will evidence undivided beneficial interests in certain assets of the Master Trust allocated to the Offered Certificateholders' Interest, representing the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Offered Certificates pursuant to the Pooling and Servicing Agreement.

    The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller will keep or cause to be kept by a transfer agent (initially the Master Trust Trustee) a register for the Offered Certificates (the "Certificate Register"). Unless otherwise designated by the Seller in writing to the Master Trust Trustee, the Certificate Register will be maintained at the Corporate Trust Office of the Master Trust Trustee. The Master Trust Trustee, the paying agent, the transfer agent, and any agent of any of them may treat the person in whose name any Offered Certificate is registered as the owner of such Offered Certificate for all purposes, including receiving distributions, and none of the Master Trust Trustee, the paying agent, the transfer agent, or any agent of any of them will be affected by any notice to the contrary.

INTEREST

    The rate per annum at which Monthly Interest for the Offered Certificates (the "Offered Certificate Rate") will accrue will be set forth in the Prospectus Supplement. During each Distribution Period, Monthly Interest on the Invested Amount will accrue at the Offered Certificate Rate for such Distribution Period and will be payable to the Offered Certificateholders on each Distribution Date. Monthly Interest will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) to but excluding the current Distribution Date and, if Monthly Interest is calculated at a fixed rate, will be calculated on a basis of a 360-day year of twelve 30-day months and, if Monthly Interest is calculated at a floating rate, will be calculated on a basis of actual days elapsed and a 360-day year. Monthly Interest due for any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Offered Certificate Rate for the Distribution Period related to such Distribution Date.

    On each Transfer Date related to a Due Period commencing prior to the 1990 Trust Termination Date and prior to the commencement of a Class Amortization Period with respect to the Related 1990 Certificate, interest payments received by the Master Trust in respect of the Related 1990 Certificate (the "Related 1990 Certificate Interest Collections") and any Net Swap Receipts will be deposited in the Distribution Account and, together with Investment Income (if any), will be used to make payments of Monthly Interest to the Offered Certificateholders when due. Upon the commencement, if any, of a Class Amortization Period with respect to the Related 1990 Certificate, funds on deposit in the Negative Carry Reserve Fund will also be used to make payments of Monthly Interest to the Offered Certificateholders. After the 1990 Trust Termination Date, Monthly Interest will generally be derived from Available Certificateholder Interest Collections, Net Swap Receipts and, under certain circumstances, withdrawals from the Spread

Account, the Negative Carry Reserve Fund, the Liquidity Reserve Account and Available Seller's Finance Charge Collections to the extent described herein.

PRINCIPAL

    The date on which the final payment of principal with respect to the Offered Certificates is expected to be made (the "Expected Payment Date") will be set forth in the related Prospectus Supplement. In general, no principal payments will be made to the Offered Certificateholders until the Expected Payment Date or until the first Distribution Date related to the Due Period in which an Early Amortization Period commences. Although it is expected that the final payment in respect of the Invested Amount will be made on the Expected Payment Date, the Invested Amount may be paid earlier or, depending on the actual payment rate on the Dealer Notes, later, as described under "Risk Factors -- Delays or Reductions in Payments Due to Insolvency."

    Distributions on the Offered Certificates will be made on each Distribution Date to the holders of Offered Certificates in whose names the Offered Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding such Distribution Date (each, a "Record Date"). However, the final distribution on the Offered Certificates will be made only upon presentation and surrender of the Offered Certificates. Distributions to DTC will be made in immediately available funds.

    Pre-1990 Trust Termination Date. Prior to the 1990 Trust Termination Date, unless a Class Amortization Period with respect to the Related 1990 Certificate has commenced, the Master Trust will not receive any payments of principal in respect of the Related 1990 Certificate (such payments are referred to herein as the "Related 1990 Certificate Principal Collections").

        "Class Amortization Period" means, for a class of 1990 Trust Investor Certificates, the first to occur of (a) the period from and including the Scheduled Class Amortization Date to and including the date of the final distribution to the holders of such class and (b) the period from and including the date on which a 1990 Trust Amortization Event occurs to and including the date of the final distribution to the holders of such class.

    On each Transfer Date related to a Due Period occurring during a Class Amortization Period with respect to the Related 1990 Certificate (which will result in the occurrence of either an Early Amortization Event or an Investment Event as described herein), Related 1990 Certificate Principal Collections will be allocated between the Series Principal Account and the Negative Carry Reserve Fund as described in "-- Allocation of Collections Prior to the 1990 Trust Termination Date -- Allocations." The funds on deposit in the Series Principal Account will be used to pay the Invested Amount (i) on each Distribution Date related to a Due Period occurring during an Early Amortization Period (unless otherwise provided in the Prospectus Supplement, commencing with the Distribution Date related to the Due Period in which the Early Amortization Event occurs) until the Invested Amount has been paid in full or the Series Termination Date has occurred or (ii) on the Expected Payment Date or any Early Distribution Date if an Investment Event has occurred. Even if the amount on deposit in the Series Principal Account on the Expected Payment Date is insufficient to pay the Invested Amount in full, such amount will be distributed to the Offered Certificateholders at such time. Any remaining Related 1990 Certificate Principal Collections shall be paid to the Seller.

    Post-1990 Trust Termination Date. On each business day with respect to the Revolving Period, Offered Series Principal Collections, subject to certain limitations, will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the Certificateholders of any such Series or (b) if no such Series is then amortizing or accumulating principal in series principal accounts, (i) allocated to any variable funding certificate at the Seller's option, (ii) allocated to and deposited in the Excess Funding Account to the extent necessary to maintain the Minimum Master Trust Seller's Interest or (iii) paid to the Seller.

    Unless and until an Early Amortization Event shall have occurred and until the Invested Amount is paid in full, on each Transfer Date related to a Due Period occurring during the Accumulation Period or any Investment Period, Offered Series Principal Collections will no longer be paid for the benefit of another Series or to the Seller as described above but instead an amount thereof up to the Controlled Deposit Amount for each such Due Period, in the case of the Accumulation Period, or the Invested Amount, in the case of an Investment Period, will be deposited in the Series Principal Account and will be used to pay the Invested Amount on the Expected Payment Date or any Early Distribution Date. As described in "-- Allocations of Collections After the 1990 Trust Termination Date -- Principal Collections," Shared Principal Collections and Shared Seller Principal Collections may also be available for deposit into the Series

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



Principal Account in respect of the Invested Amount. If on the Expected Payment Date the amount on deposit in the Series Principal Account is less than the Invested Amount, the Early Amortization Period will commence and on each Distribution Date thereafter the Offered Certificateholders will receive distributions of Offered Series Principal Collections until the Invested Amount has been paid in full or the Series Termination Date has occurred. If the Expected Payment Date occurs after the Fully Funded Date, the Offered Certificateholders will only be entitled to receive the amounts on deposit in the Series Principal Account. See "Description of Offered Certificates -- Termination; Fully Funded Date." Even if the amount on deposit in the Series Principal Account on the Expected Payment Date is insufficient to pay the Invested Amount in full, such amount will be distributed to the Offered Certificateholders at such time.

BOOK-ENTRY REGISTRATION

    Offered Certificateholders may hold their Offered Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global Offered Certificates. Except as described herein, no Offered Certificateholder will be entitled to receive a certificate representing such person's interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Offered Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Offered Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Offered Certificates, for distribution to the Offered Certificateholders in accordance with DTC procedures.

    CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Foreign Agency Depositaries").

    Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Foreign Agency Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Foreign Agency Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Foreign Agency Depositaries.

    Because of time-zone difference, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates, see Annex I hereto, and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex I hereto and "Federal Income Tax Matters -- Foreign Holders."

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including underwriters involved in the distribution of the Offered Certificates). DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Offered Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Offered Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Master Trust Trustee through DTC and its Participants. Under a book-entry format, Offered Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Offered Certificateholders. It is anticipated that the only "Investor Certificateholder" (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Offered Certificateholders will not be recognized by the Master Trust Trustee as Investor Certificateholders under the Pooling and Servicing Agreement. Offered Certificateholders will only be permitted to exercise the rights of Investor Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of and interest on the Offered Certificates. Participants and Indirect Participants with which Offered Certificateholders have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Certificateholders. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Offered Certificateholder to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

    DTC has advised the Seller that it will take any action permitted to be taken by an Offered Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to an undivided interest held by a Participant to the extent that it is directed to do so by such Participant based on such Participant's instructions from various beneficial owners.

    Cedel Bank, societe anonyme ("CEDEL"), 67 Bd Grande-Duchesse Charlotte, L-1331, Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. CEDEL is owned by a parent corporation, Cedel International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Cedel International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel International's stock. CEDEL is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeous, the Luxembourg Monetary Authority, which supervises Luxembourg banks. CEDEL provides clearance and settlement services for its customers and currently accepts over 70,000 securities issues for clearance, settlement, and custody. CEDEL's customers consist of broker-dealers, financial institutions, and other securities professionals involved in the movement and/or custody of securities. CEDEL's U.S. customers are limited to brokers, dealers, and banks. Currently, CEDEL has approximately 3000 customers located in over 60 countries, including all major European countries, Canada and the United States.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need or physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear Clearance System cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the Offered Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Foreign Agency Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Matters." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Investor Certificateholder under the Pooling and Servicing Agreement or the Supplement related to the Offered Certificates on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    The Offered Certificates will be issued in fully registered, certificated form to Offered Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (a) the Seller advises the Master Trust Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities under the depository agreement with respect to the Offered Certificates, and the Master Trust Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, elects to terminate the book-entry system through DTC or (c) after the occurrence of a Master Trust Servicer Termination Event or a 1990 Trust Servicer Termination Event (any such event, a "Servicer Termination Event"), Offered Certificateholders representing beneficial interests aggregating not less a majority of the Invested Amount advise the Master Trust Trustee and DTC through Participants in writing that the continuation of a book- entry system through DTC (or a successor thereto) is no longer in the best interests of the such Offered Certificateholders.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Offered Certificates. Upon surrender by DTC of the certificate or certificates representing the Offered Certificates, accompanied by instructions for re-registration, the Master Trust Trustee will issue the Offered Certificates in the form of Definitive Certificates, and thereafter the Master Trust Trustee will recognize each holder of a Definitive Certificate as an Investor Certificateholder

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



under the Pooling and Servicing Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Offered Certificates, the Pooling and Servicing Agreement provides that the Offered Certificateholders will be notified of such event.

    Upon the issuance of Definitive Certificates, distributions of principal and Monthly Interest will be made by the Master Trust Trustee directly to the holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Payments of principal, if any, and Monthly Interest on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Master Trust Trustee. The final payment on any Offered Certificate (whether Definitive Certificates or Book-Entry Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Offered Certificateholders. The Master Trust Trustee will provide such notice to registered Offered Certificateholders not later than the Determination Date of the month of such final payment.

        "Determination Date" means, with respect to any Due Period, the twelfth day of each calendar month next following the end of such Due Period, or if such twelfth day is not a Business Day, the next Business Day thereafter.

    Definitive Certificates will be transferable and exchangeable at the offices of the Master Trust Trustee, or at such other office as the Seller shall designate (initially the Corporate Trust Office). No service charge will be imposed for any registration of transfer or exchange, but the transfer agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE MASTER TRUST SELLER'S CERTIFICATES

    The Pooling and Servicing Agreement provides that the Seller may exchange one or more portions of the certificate evidencing the Master Trust Seller's Interest (the "NFSC Certificate") for one or more certificates (each, a "Supplemental Certificate" and together with the NFSC Certificate the "Master Trust Seller's Certificates") for transfer or assignment upon the execution and delivery of a Supplement to the Pooling and Servicing Agreement (which Supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement) so long as (a) the Seller shall have delivered to the Master Trust Trustee and any Enhancement Provider a Tax Opinion with respect to such exchange and (b) the Rating Agency Condition shall have been satisfied. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in the preceding sentence. Upon satisfaction of the foregoing conditions, the Seller may exchange the NFSC Certificate for one or more Supplemental Certificates in order to transfer a portion of the Master Trust Seller's Interest, to facilitate the issuance of a new Series, or for any other reason. If any Supplemental Certificates are issued, allocations to the Master Trust Seller's Interest as described herein will include amounts subsequently allocated between the holder of the NFSC Certificate and the holders of any Supplemental Certificates.

NEW ISSUANCES

    The Pooling and Servicing Agreement provides that the Master Trust Trustee will issue two types of certificates: (a) one or more Series of investor certificates (including the Offered Certificates) which are transferable and have the characteristics described below and (b) the Master Trust Seller's Certificates. The Pooling and Servicing Agreement also provides that, pursuant to one or more Supplements, the Seller may cause the Master Trust Trustee to issue one or more new Series. Under the Pooling and Servicing Agreement, the Seller may specify, among other things, the Principal Terms with respect to any Series. The Seller may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of Series that may be issued under the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement provides that the Seller may specify Principal Terms of a new Series such that each Series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other Series. Further, one or more Series may be in their early amortization periods or accumulation periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not. Moreover, different Series may have the benefits of letters of credit,

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



surety bonds, cash collateral accounts, collateral invested amounts, spread accounts, guaranteed rate agreements, liquidity facilities, tax protection agreements, interest rate swap agreements or other similar arrangements (each, an "Enhancement") which may be issued by different entities. Under the Pooling and Servicing Agreement, the Master Trust Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) with respect to which it relates. The Pooling and Servicing Agreement also provides that the Seller may specify different series certificate rates and monthly servicing fees with respect to each Series (or a particular class within a Series). In addition, the Seller has the option under the Pooling and Servicing Agreement to vary among Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Seller.

    "Principal Terms" means, with respect to any Series, the principal terms of such Series, which may include without limitation: (a) the name or designation;
(b) the initial principal amount (or method for calculating such amount or, with respect to any variable funding certificate, variations in principal amount);
(c) the rate of interest thereon (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method of allocating Collections to Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the amount of the Servicing Fee allocable to such Series and the Certificateholders' portion thereof; (h) the issuer and terms of any form of Enhancement with respect thereto; (i) the terms of which the investor certificates of such Series may be exchanged for investor certificates of another Series, repurchased by the Seller or remarketed to other investors;
(j) the series termination date for such Series; (k) the number of classes of investor certificates of such Series and, if more than one class, the rights and priorities of each such class; (l) the extent to which the investor certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (m) whether the investor certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be prefunded; and (p) any other terms of such Series.

    Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. The Seller may cause the issuance of a new Series by notifying the Master Trust Trustee at least five business days in advance of the date on which such Series will be issued (with respect to any such Series, the "Series Issuance Date"). The notice shall state the designation of any Series (and classes within a Series, if any). The Pooling and Servicing Agreement provides that the Master Trust Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Master Trust Trustee signed by the Seller and the Servicer and specifying the Principal Terms of such Series, (ii) the form of any Enhancement and any related agreement,
(iii) an opinion of counsel to the effect that, for federal income tax purposes,
(x) such issuance will not adversely affect the characterization of the certificates of any outstanding Series (including the Offered Certificates) (or class within a Series) either as debt or as a partnership interest, (y) such issuance will not cause a taxable event to any Certificateholder (including the Offered Certificateholders) or cause the Master Trust to be treated as an association (or publicly traded partnership) taxable as a corporation (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "Tax Opinion") and (z) such new Series will be characterized as debt or as a partnership interest (other than an interest in a publicly traded partnership) in the hands of any person other than the Seller, any affiliate of the Seller or any trust in which the Seller or any affiliate of the Seller holds an interest, (iv) evidence of satisfaction of the Rating Agency Condition and (v) evidence that the amount of the Master Trust Seller's Interest as of such date (after giving effect to such issuance and the deposit, if any, of proceeds from such issuance in the Excess Funding Account) will not be less than the Minimum Master Trust Seller's Interest. Such proceeds will be deposited in the Excess Funding Account as contemplated by clause (v) if the principal balance of Dealer Notes at the time of such new issuance is less than the sum of the Master Trust Invested Amount and the Minimum Master Trust Seller's Interest and would constitute, in effect, a "pre-funding" pending an increase in the available amount of Dealer Notes. Such issuance is also subject to the condition that the Seller shall have represented and warranted that such issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event or Investment Event to occur. In addition, prior to the 1990 Trust Termination Date, it is a condition precedent to the issuance of a new Series that the Master Trust Trustee shall have received a newly issued 1990 Trust Investor Certificate and 1990 Trust Seller Certificate. Upon satisfaction of all such conditions, the Master Trust Trustee will issue such Series.

TRANSFER OF DEALER NOTES TO THE ACTIVE TRUST

    Each business day since December 27, 1990, the Servicer has acquired, on behalf of the 1990 Trust, Eligible Dealer Notes from the Seller for an acquisition price equal to the aggregate principal amount of such Dealer Notes plus accrued

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



and unpaid finance charges thereon for the current Due Period, if any (each such acquisition, an "Acquisition"). Subject to the availability of new Eligible Dealer Notes, the Servicer will continue to make Acquisitions on each business day on and after the Closing Date on behalf of the 1990 Trust during its term as Active Trust except upon the occurrence of certain bankruptcy events involving the Seller, NFC, NITC or NIC. Effective as of the 1990 Trust Termination Date, the Seller shall assign Eligible Dealer Notes ("Assignments") on each business day to the Servicer on behalf of the Master Trust during its term as the Active Trust except upon the occurrence of a bankruptcy event involving the Seller, NFC, NITC or NIC. The Servicer has delivered to the 1990 Trust Trustee, and will continue to deliver to the 1990 Trust Trustee (during the period prior to the 1990 Trust Termination Date) or the Master Trust Trustee (during the period after the 1990 Trust Termination Date) (the operative trustee during any such period being referred to herein as the "Active Trustee") a computer file, hard copy or microfiche list which shall contain a true and complete list of all Dealer Notes acquired on each business day, which shall be deemed to be an amendment as of such business day to the computer file, hard copy or microfiche list delivered to the Active Trustee containing a true and complete list of outstanding Dealer Notes conveyed to the Active Trust.

ELIGIBLE DEALER NOTES

    The Seller obtains from NFC only those Dealer Notes that are identified by the Servicer as Eligible Dealer Notes. The Seller in turn conveys such Eligible Dealer Notes to the Active Trust (see "Description of Offered Certificates -- Transfer of Dealer Notes to the Active Trust)." In certain circumstances, the Seller may be required to repurchase (a) those Dealer Notes previously transferred to the Active Trust which are Ineligible Dealer Notes from the Active Trust and (b) in the event that a material amount of Dealer Notes are Ineligible Dealer Notes, (i) prior to the 1990 Trust Termination Date, all classes of 1990 Trust Investor Certificates (in which case an Investment Event or Early Amortization Event would occur) or (ii) after the 1990 Trust Termination Date, the interests in the Master Trust of the Certificateholders of all outstanding Series (the "Certificateholders' Interest"), from the holders thereof (see "Description of Offered Certificates Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest").

        An "Eligible Dealer Note" is any Dealer Note: (a) which is payable in United States dollars; (b) which was created in compliance with all requirements of law the failure with which to comply would have a material adverse effect on Certificateholders; (c) with respect to which all consents or authorizations of, or registrations with, any Governmental Authority required to be obtained in connection with (i) the creation of such Dealer Note or the Dealer Agreement, or (ii) the execution, delivery and performance by any Person who sells OEM Vehicles to a Dealer and who has entered into an agreement for the benefit of NFC to repurchase new vehicle inventory from NFC upon NFC's foreclosure upon such inventory owned by such Dealer (subject to such customary conditions and limitations as are acceptable to NFC) (an "OEM Supplier") or by NITC of the Dealer Agreement pursuant to which such Dealer Note was created, have been duly obtained, and are in full force and effect as of such date of creation; (d) as to which at all times following the transfer of such Dealer Note to the Active Trust, the Active Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time under or through any member of Navistar International Corporation, a Delaware corporation, ("NIC"), NITC, NFC, NFSC and any other direct or indirect subsidiaries of NIC (the "Navistar Group"); (e) which will at all times be the legal, valid and binding payment obligation of the Dealer obligated thereunder, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws, and except as such enforceability may be limited by general principles of equity; (f) which constitutes either an "account," "chattel paper" or a "general intangible" under and as defined in Article 9 of the Uniform Commercial Code; (g) which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer, other than defenses arising out of applicable bankruptcy or other similar laws, and except as such enforceability may be limited by general principles of equity; (h) as to which, at the time of transfer of such Dealer Note to the Active Trust, the Servicer has satisfied its obligations with respect to such Dealer Note;
    (i) as to which, at the time of transfer of such Dealer Note to the Active Trust, the Servicer has not taken nor failed to take any action which would impair the rights of the Active Trust or the holders of interests therein;
    (j) which, at the time of transfer of such Dealer Note to the Active Trust, has not been issued by a Dealer that is insolvent; (k) which, at the time of transfer by NFSC of such Dealer Note to the Active Trust, has not been issued by a Dealer that has been placed on cash-on-delivery terms by the Servicer; (l) which, at the time of transfer by NFSC of such Dealer Note to the Active Trust, is not past due over thirty days; (m) which has not been issued by a Dealer in connection with such Dealer's purchase of parts from NITC or an OEM Supplier; (n) which, when the principal amount of such Dealer
    Note is added to the principal amount of the other outstanding Dealer Notes issued by the same Dealer previously or concurrently transferred to the Active Trust, shall not cause the sum of the principal

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



    amounts of all such Dealer Notes to exceed the applicable Concentration Limit as of the close of business on the business day preceding the date on which such Dealer Note is to be transferred; (o) which, in the case of a Dealer Note financing an OEM Vehicle (an "OEM Note"), when the principal amount of such OEM Note is added to the principal amount of the other outstanding OEM Notes previously transferred to the Active Trust, shall not cause the sum of such principal amounts to exceed 10% (or any larger percentage as to which the Rating Agency Condition has been satisfied) of the sum of the aggregate principal balance of Dealer Notes and the aggregate principal amount of 1990 Trust Investment Securities (or funds on deposit in the Excess Funding Account) in the Active Trust; (p) as to which a valid first priority security interest in the Financed Vehicle has been transferred to the Active Trust; (q) as to which the Navistar Group has assigned to the Active Trust designation as loss payee on the insurance policies insuring the Financed Vehicle against casualty and theft losses;
    (r) the principal amount of which is due upon the sale of the related Financed Vehicle; (s) the interest rate of which (i) is based on the prime rate or another benchmark floating interest rate and (ii) is subject to adjustment at least monthly; (t) the principal amount of which (i) in the case of a Financed Vehicle which is a new vehicle, is equal to not more than one hundred percent of the invoice price of such Financed Vehicle, (ii) in the case of a Financed Vehicle which is a used vehicle purchased by a Dealer from a NITC Used Truck Center or a repossessed vehicle purchased from NFC, is equal to not more than one hundred percent of the agreed upon purchase price, and (iii) in the case of a Financed Vehicle which is a used vehicle taken in trade by a Dealer or purchased by a Dealer from outside sources, is equal to not more than seventy-five percent of the "as is" value of such Financed Vehicle as determined by NFC's appraisal thereof; (u) which was created in accordance with the standard practice of the Navistar Group; and
    (v) which finances a new medium or heavy-duty truck, bus or trailer produced by or for a member of the Navistar Group or an OEM Supplier or a used medium or heavy-duty truck, bus or trailer.

CERTAIN REPRESENTATIONS AND WARRANTIES; INELIGIBLE DEALER NOTES; PURCHASE OF CERTIFICATEHOLDERS' INTEREST

    The Seller has made and will make certain representations and warranties to the Active Trust (as of the date of the Applicable Agreement, as of the Closing Date, and as of the date of any Acquisition or Assignment, as the case may be) relating to the Applicable Agreement and the Dealer Notes to the effect, among other things, that (a) each Dealer Note existing on the date of any Acquisition or Assignment was or will have been conveyed to the Active Trust free and clear of any lien (excluding certain permitted liens), (b) all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the transfer of such Dealer Notes to the Active Trust have been obtained, (c) the Applicable Agreement or the Acquisition or Assignment, as the case may be, constitutes either a valid transfer and assignment of the Seller's right, title, and interest in the Dealer Notes and the proceeds thereof, or a grant of a first priority perfected "security interest" (as such term is defined in the Uniform Commercial Code) in such property to the Active Trust and (d) as of the date of any Acquisition or Assignment, the Seller is not insolvent. The Seller will not be required to remake such representations and warranties on the 1990 Trust Termination Date with respect to Dealer Notes previously transferred to the 1990 Trust, but any repurchase obligations under the 1990 Trust Agreement with respect to any such Dealer Notes will survive for the benefit of the Master Trust.

    These representations and warranties survive the transfer of the Dealer Notes to the Active Trust. In the event of a breach with respect to a Dealer Note of any representations and warranties set forth in (a) above or in the event that any Dealer Note is not an Eligible Dealer Note as a result of the failure to satisfy certain eligibility requirements (as specified in the Applicable Agreement), each such Dealer Note will be automatically removed from the Active Trust on the terms and conditions described in the following paragraph. In the event of a breach of any representations and warranties described in (b), (c) or (d) in the preceding paragraph or in the event that any Dealer Note is an not an Eligible Dealer Note as a result of the failure to satisfy certain other eligibility requirements (as specified in the Applicable Agreement), and as a result of such breach or event the Active Trust's rights to such Dealer Notes are impaired, then in the event such breach or event is not cured within a specified period, each such Dealer Note will be removed from the Active Trust on the terms and conditions described in the following paragraph.


    When removal of Dealer Note required pursuant to the terms described in the preceding paragraph (any such Dealer Note being an "Ineligible Dealer Note"), such Ineligible Dealer Note will be automatically removed from the Active Trust and the principal balance of such Ineligible Dealer Note will be duducted from the prior principal balance of Dealer Notes in the Active Trust. The Seller will deposit in the Collections Account within two business days of its removal an amount equal to the principal amount of such Ineligible Dealer Note plus accrued but unpaid finance charges thereon. Such deposit will be considered a payment in full of the Ineligible Dealer Note and will be applied as Principal thereon. Such deposit will be considered a payment in full of the Ineligible Dealer Note and will be applied as Principal Collections. Upon each removal of an Ineligible Dealer Note from the Active Trust, the Active Trustee will be deemed to transfer to the Seller, without recourse, representation or warranty (except for the warranty that since the date of

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



transfer by the Seller under the Applicable Agreement the Active Trustee has not sold, transferred, or encumbered such Ineligible Dealer Note), all right, title, and interest of the Master Trust in and to such Ineligible Dealer Note and all proceeds thereof. The provisions described in this paragraph and the immediately preceding paragraph will constitute the sole remedy for any breach of the representations and warranties described above.

    The Seller also has made and will make representations and warranties to the 1990 Trust and the Master Trust to the effect, among other things, that as of the date of the Applicable Agreement and any Supplement (including the date of the Supplement for the Offered Series), and the date of any Acquisition or Assignment (including the 1990 Trust Termination Date), as the case may be, (a) the 1990 Trust Agreement (and any Supplement thereto) constitutes a legal, valid and binding obligation of the Seller (but only to the extent that the date of any such representation and warranty occurs prior to the 1990 Trust Termination
Date), (b) the Pooling and Servicing Agreement and any Supplement (including the Offered Series Supplement) constitutes a legal, valid and binding obligation of the Seller, (c) each Acquisition and Assignment constitutes a legal, valid and binding obligation of the Seller and (d) Schedule 1 or any update thereto, as the case may be, is and will be an accurate and complete listing in all material respects of all Dealer Notes as of the Closing Date, each Series Issuance Date, the 1990 Trust Termination Date, and the date of Acquisition or Assignment, as the case may be. Each such representation and warranty survives the transfer of the Dealer Notes to the Active Trust.

    In the event of any breach of any of the representations and warranties described in the immediately preceding paragraph or if a material amount of Dealer Notes are Ineligible Dealer Notes, and (i) prior to the 1990 Trust Termination Date such event has a material adverse effect on the holders of 1990 Trust Investor Certificates (including the Master Trust as holder of the Related 1990 Certificate), either the 1990 Trust Trustee, or the holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating more than 50% of sum of the Class Investor Interest of all outstanding classes of 1990 Trust Investor Certificates (the "1990 Trust Total Investor Interest"), by written notice to the Seller (and to the 1990 Trust Trustee and the Servicer if given by the holders of 1990 Trust Investor Certificates), may direct the Seller to purchase all outstanding classes of 1990 Trust Investor Certificates within 60 days of such notice, or within such longer period as may be specified in such notice or (ii) after the 1990 Trust Termination Date such event has a material adverse effect on the Certificateholders, either the Master Trust Trustee or Certificateholders evidencing not less than a majority of the series invested amount for all outstanding Series, by written notice to the Seller (and to the Master Trust Trustee and the Servicer if given by the Certificateholders), may direct the Seller to purchase the Certificateholders' Interest within 60 days of such notice, or within such longer period as may be specified in such notice in each case. The Seller will be obligated to make such purchase on a Distribution Date occurring within such period on the terms and conditions described below.

    Prior to the 1990 Trust Termination Date, the Seller will deposit in the 1990 Trust Collections Account on a Transfer Date occurring within such period the purchase price for the 1990 Trust Investor Certificates, which will equal the 1990 Trust Total Investor Interest preceding the date such deposit is made plus an amount equal to all accrued but unpaid 1990 Trust Investor Certificate Interest. Payment of such purchase price will be considered a prepayment in full of the Dealer Notes in the 1990 Trust. If the 1990 Trust Trustee or the holders of 1990 Trust Investor Certificates give notice directing the Seller to purchase the 1990 Trust Investor Certificates as provided above, the obligation of the Seller to purchase the 1990 Trust Investor Certificates pursuant to this paragraph will constitute the sole remedy respecting an event of the type specified in the first sentence of the preceding paragraph available to the holders of 1990 Trust Investor Certificates (including the Master Trust as holder of the Related 1990 Certificate), and an Investment Event or Early Amortization Event would occur under the Master Trust.

    After the 1990 Trust Termination Date, in the event of any such breach, an Investment Event or Early Amortization Event will occur and, upon receipt of the notice described above, the Seller will deposit in the Collections Account on a Transfer Date occurring within such period the purchase price for each outstanding Series of certificates, which, with respect to the Offered Series, will equal the Invested Amount plus all accrued interest thereon. The purchase price payable with respect to the Offered Certificates will be allocated to the Offered Series and deposited in and held in the Series Principal Account until the Expected Payment Date in the case of an Investment Event or distributed to the Offered Certificateholders on the following Distribution Date in the case of an Early Amortization Event. See "Description of the Offered Certificates Investment Events" and "-- Early Amortization Events."

    Notwithstanding the foregoing, no purchase pursuant to the provisions described above will be required, and no Investment Event or Early Amortization Event will occur under the Master Trust, if during such period the representations and warranties described above shall be satisfied in all material respects or there shall no longer be a

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material amount of Ineligible Dealer Notes, as the case may be, and any material adverse effect on the holders of 1990 Trust Investor Certificates or the Certificateholders, as the case may be, caused thereby shall have been cured.

    If an insolvency event occurs with respect to the Seller, NITC, NIC or NFC, on the day of such insolvency event, the Seller will (subject to the actions of the Certificateholders) immediately cease to transfer Dealer Notes to the Active Trust and promptly give notice to the Master Trust Trustee of such insolvency event. Under the terms of the Pooling and Servicing Agreement, if an insolvency event occurs with respect to the Seller after the 1990 Trust Termination Date but prior to the date on which the Series 1995-1 investor certificates issued by the Master Trust have been paid in full, then within 15 days the Master Trust Trustee will publish a notice of such insolvency event stating that the Master Trust Trustee intends to sell, liquidate or otherwise dispose of the Dealer Notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificateholders representing more than 50% of the aggregate series invested amount of the certificates of each such Series and each person holding a Supplemental Certificate, instruct the Master Trust Trustee not to sell, dispose of or otherwise liquidate the Dealer Notes and to continue transferring Dealer Notes as before such insolvency event. If the portion of such proceeds allocated to the Offered Certificateholders' Interest and the proceeds of any collections on the Dealer Notes in the Collections Account allocable to the Offered Certificateholders' Interest are not sufficient to pay the unpaid Invested Amount in full plus accrued and unpaid interest thereon, Offered Certificateholders will incur a loss.

    Neither the 1990 Trust Trustee or the Master Trust Trustee has made, nor is it required or anticipated that the Active Trustee will make, any initial or periodic general examination of the Dealer Notes or any records relating to the Dealer Notes for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, neither the 1990 Trust Trustee or the Master Trust Trustee has made, nor is it anticipated or required that the Active Trustee will make, any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the 1990 Trust Agreement or the Pooling and Servicing Agreement, or for any other purpose.

DUE PERIODS; DISTRIBUTION PERIODS

    Each Applicable Agreement uses the related concepts of "Due Periods" and "Distribution Periods" as units of time. Each "Due Period" is a calendar month, beginning on the first day of such month and ending on the last day of such month. Each Due Period has a related Distribution Date and Distribution Period. The "Distribution Date" related to a Due Period is the twenty-fifth day of the calendar month (or, if such day is not a business day, the next business day thereafter) next following the end of such Due Period. The "Distribution Period" related to a Due Period is generally the approximate one-month period which begins on the preceding Distribution Date and ends on and includes the day immediately preceding the Distribution Date for such Due Period. Thus, for example, the Due Period running from July 1, 1998 through July 31, 1998 will have a related Distribution Date of August 25, 1998 and a related Distribution Period running from July 27, 1998 through but excluding August 25, 1998. The length of the initial Distribution Period may be longer or shorter than a normal Distribution Period and will be set forth in the applicable Prospectus Supplement.

    Finance Charges accrue and are collected with respect to Due Periods. Interest on each Related 1990 Certificate and Monthly Interest, by contrast, accrue and are paid with respect to the related Distribution Period. NFC establishes the interest rate on Dealer Notes for a Due Period on the third Monday of the preceding month. The rate at which interest accrues on the Related 1990 Certificate, however, is established as of the day which is two London business days prior to the start of the Distribution Period related to such Due Period. Similarly, the Applicable Floating Rate payable by the Master Trust to the Swap Counterparty or the Offered Certificateholders is established as of the day which is two London business days prior to the start of the Distribution Period related to such Due Period. As the Distribution Period does not begin until the twenty-fifth day of the related Due Period, the result is that the interest rate for Dealer Notes is established more than five weeks prior to the determination of the interest rate on the Related 1990 Certificate and the Applicable Floating Rate.

        "Finance Charges" means, with respect to any Due Period, Dealer Finance Charges and NITC Finance Charges for such Due Period.

        "Dealer Finance Charges" means, with respect to any Due Period, the interest and other finance charges accrued with respect to the Dealer Notes during such Due Period and billed by the Servicer on a monthly basis to Dealers. Dealer Finance Charges do not include NITC Finance Charges.

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        "NITC Finance Charges" means, with respect to any Due Period, the sum of
    (a) the amount of Up-Front Interest Credit granted by NITC during such Due Period and (b) the amount of Aggregate NITC Earned Interest accrued during such Due Period.

        "Aggregate NITC Earned Interest" means, with respect to any Due Period, the aggregate amount of NITC Earned Interest on all Non-Interest Bearing Dealer Notes accrued during such Due Period.

ADVANCES

    For any Due Period, the Servicer will make an advance (an "Advance") to the 1990 Trust Collections Account or the Collections Account, as the case may be, of an amount equal to all Dealer Finance Charges for such Due Period which have not been paid by the Transfer Date (other than Uncollectible Finance Charges) ("Unpaid Dealer Finance Charges"). Once any previously Unpaid Dealer Finance Charges are paid on the Dealer Notes to which any portion of an Advance relates, or when the Servicer determines that it will be unable to recover such Unpaid Dealer Finance Charges on the Dealer Notes to which the portion of the Advance relates, the Servicer will be reimbursed in an amount equal to such portion of the Advance.

        "Uncollectible Finance Charges" means, with respect to any Due Period, the amount of Dealer Finance Charges that the Servicer, on or before the related Determination Date, determines in its sole discretion will be uncollectible.

    The reimbursement by the Active Trust to the Servicer of an Advance is referred to herein as an "Advance Reimbursement." Prior to the 1990 Trust Termination Date, Advance Reimbursements are funded from Dealer Finance Charge Collections and NITC Finance Charges before they are allocated for the payment of 1990 Trust Investor Certificate Interest. After the 1990 Trust Termination Date, Advance Reimbursements will be funded on each Transfer Date from Dealer Finance Charge Collections and NITC Finance Charges before Finance Charge Collections are allocated among the outstanding Series.

        "Dealer Finance Charge Collections" means with respect to any Due Period the amount of Dealer Finance Charges received from Dealers plus Advances for the current Due Period and any Unpaid Dealer Finance Charges or Uncollectible Finance Charges from prior Due Periods actually collected by the Transfer Date related to such Due Period.

THE SERVICER

    General. Pursuant to the terms of the Applicable Agreement, the Servicer is authorized to service and administer the Dealer Notes and collect payments due under the Dealer Notes in accordance with its customary and usual servicing procedures. See "The Navistar Financial Dealer Floor Plan Financing Business" for a description of NFC's customary and usual servicing procedures. In addition, under each of the 1990 Trust Agreement and the Pooling and Servicing Agreement (collectively, the "Agreements"), the Servicer is also authorized to make withdrawals and payments from the various trust accounts under the 1990 Trust and the Master Trust (collectively the "Trusts"). Servicing activities performed by the Servicer include collecting and recording payments, communicating with Dealers, monitoring Dealer inventory, investigating payment delinquencies and maintaining internal records with respect to each Dealer Note. Managerial and custodial services performed by the Servicer include providing assistance in any inspections of the documents and records relating to the Dealer Notes, maintaining the agreements, documents, and files relating to the Dealer Notes as custodian for the Active Trust, and providing related data processing and reporting services for holders of 1990 Trust Investor Certificates (including the Master Trust as holder of the Related 1990 Certificate), the Offered Certificateholders and on behalf of each of the 1990 Trust Trustee and the Master Trust Trustee.

    Servicing Compensation and Payment of Expenses. As compensation for its servicing activities and reimbursement for its expenses under the 1990 Trust Agreement, the Servicer will be entitled to receive a servicing fee payable in arrears equal to 1.0% per annum (calculated on the basis of a 360-day year and twelve 30-day months) of the daily average principal amount of Dealer Notes, which will be payable by the 1990 Trust monthly in respect of any Due Period on each Distribution Date (the "1990 Trust Monthly Servicing Fee"). The 1990 Trust Monthly Servicing Fee is allocable to the holders of 1990 Trust Investor Certificates for such Due Period in an amount equal to the product of the 1990 Trust

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Monthly Servicing Fee for the related Due Period and the 1990 Trust Total
Investor Percentage for such Due Period, and the remaining portion of the 1990 Trust Monthly Servicing Fee will be allocable to the 1990 Trust Seller Interest.

        "1990 Trust Total Investor Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is the 1990 Trust Total Investor Interest at the beginning of such Due Period, and the denominator of which is the sum of the 1990 Trust Total Investor Interest at the beginning of such Due Period plus a number equal to the average daily 1990 Trust Seller Interest calculated for such Due Period.

    With respect to each Due Period commencing after the 1990 Trust Termination Date, the Servicer will be entitled to receive a servicing fee in respect of each day prior to the termination of the Master Trust, payable in arrears, on the related Distribution Date. The "Servicing Fee" shall be the aggregate of the fees payable with respect to all outstanding Series (including the Offered Series). The portion of the Servicing Fee payable with respect to the Offered Series will be set forth in the Prospectus Supplement (the "Series Allocable Servicing Fee"). Unless otherwise specified in the Prospectus Supplement, the Series Allocable Servicing Fee will be allocated to the Offered Certificateholders based on the Floating Allocation Percentage (such allocated portion being referred to herein as the "Offered Series Servicing Fee"); the remainder of the Series Allocable Servicing Fee will be allocated to the holders of the Master Trust Seller's Certificates. See "Description of Offered Certificates -- Allocation of Collections After the 1990 Trust Termination Date."

    The Servicer is obligated to pay certain expenses incurred in connection with servicing the Dealer Notes, including expenses related to the payment of fees and disbursements of the 1990 Trust Trustee and the Master Trust Trustee (collectively, the "Trustees"), the Special Servicer Agent and independent accountants and all other fees and expenses of the Trusts not expressly stated in the Agreements to be for the account of the holders of certificates issued by the Trusts, other than federal, state, or local income or franchise taxes, if any, of the Trusts, the Trustees, or such holders. The Servicer will be required to pay such expenses for its own account and will not be entitled to any payment therefor other than the 1990 Trust Monthly Servicing Fee or the Servicing Fee, as the case may be.

    Servicer Covenants. Under the terms of the Applicable Agreement, the Servicer covenants, among other things, that (a) it will not change the Credit Guidelines, nor will it change its current practices with respect to the recognition of estimated or actual loss on Dealer Notes (subject in each case to certain materiality standards), (b) so long as any Series or 1990 Trust Investor Certificate is outstanding, it will maintain casualty loss insurance on the Financed Vehicles substantially similar to that maintained by the Servicer on the Closing Date for the Offered Series and (c) if required to select certain Dealer Notes from the Dealer Notes issued by a particular Dealer in order to satisfy the Concentration Limit, it will select such Dealer Notes in a manner that will not be adverse to the rights of the holders of certificates issued by the Active Trust.

    Certain Matters Regarding the Servicer. NFC may not resign from its obligations and duties as Servicer under the Agreements, except upon a determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustees or a successor Servicer has assumed the Servicer's responsibilities and obligations under the Agreements.

    Any person into which, in accordance with the Agreements, NFC may be merged or consolidated or any person resulting from any merger or consolidation to which NFC is a party, or any person succeeding to the business of NFC, upon execution of a supplement to each of the Agreements (pursuant to which such person will assume the rights and obligations of the Servicer under the Agreements) will be the successor to NFC as the Servicer under the Agreements.

    1990 Trust Servicer Termination Event. Prior to the 1990 Trust Termination Date, in the event of any 1990 Trust Servicer Termination Event and so long as the 1990 Trust Servicer Termination Event shall not have been remedied, either the 1990 Trust Trustee or holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating not less than 51% of the sum of the Class Invested Amounts for each class of 1990 Trust Investor Certificates outstanding during the Distribution Period calculated as of the beginning of the Distribution Period (the "1990 Trust Total Invested Amount"), by written notice to NFC as Servicer (and to the 1990 Trust Trustee if given by the holders of 1990 Trust Investor Certificates), may terminate all of the rights and obligations of NFC as Servicer under the 1990 Trust Agreement. If NFC is terminated as Servicer under the terms of the 1990 Trust Agreement, then NFC shall automatically be terminated under the Pooling and Servicing Agreement without any action on the part of the Master Trust Trustee or the Certificateholders.


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    After the 1990 Trust Termination Date, in the event of any Master Trust
Servicer Termination Event and for so long as the Master Trust Servicer Termination Event shall not have been remedied, the Master Trust Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of NFC as Servicer under the Pooling and Servicing Agreement.

    Upon the occurrence of any such event, the Active Trustee will as promptly as possible appoint a successor Servicer (to whom all authority and power of the Servicer under each of the Agreements will pass and be vested in), and, if no successor Servicer has been appointed by the Active Trustee and accepted its appointment by the time NFC ceases to act as Servicer, all authority, power, and obligations of NFC as Servicer under the Agreements will pass to and be vested in the 1990 Trust Trustee with respect to the 1990 Trust and the Master Trust Trustee with respect to the Master Trust.

    A "1990 Trust Servicer Termination Event" refers to any of the following events which shall occur:

        (a) failure by NFC as Servicer to make any payment, transfer or deposit, or failure to give instructions to the 1990 Trust Trustee regarding the same, on the date it is required to do so under the 1990 Trust Agreement (or within five business days thereafter);

        (b) failure on the part of NFC as Servicer duly to observe or perform in any material respect any other covenants or material agreements of the Servicer set forth in the 1990 Trust Agreement which continues unremedied for a period of 60 days after written notice is received by the Servicer from the 1990 Trust Trustee or by the Servicer and the 1990 Trust Trustee from the holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating not less than 25% of the 1990 Trust Total Invested Amount;

        (c) any representation, warranty or certification made by NFC as Servicer in the 1990 Trust Agreement or in any certificate delivered pursuant to the 1990 Trust Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the holders of 1990 Trust Investor Certificates, and which representation, warranty or certification, or the circumstances or condition which caused such representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice is received by the Servicer from the 1990 Trust Trustee or by the Servicer and the 1990 Trust Trustee from the holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating not less than 25% of the 1990 Trust Total Invested Amount; or

        (d) the occurrence of certain events of bankruptcy, insolvency or receivership of NFC while acting as Servicer under the 1990 Trust Agreement.

    A "Master Trust Servicer Termination Event" refers to any of the following events which shall occur:

        (a) failure by NFC as Servicer to make any payment, transfer or deposit, or failure to give instructions to the Master Trust Trustee regarding the same, on the date it is required to do so under the Pooling and Servicing Agreement (or within five business days thereafter);

        (b) failure on the part of NFC as Servicer duly to observe or perform in any material respect any other covenants or material agreements of the Servicer set forth in the Pooling and Servicing Agreement which continues unremedied for a period of 60 days after written notice is received by the Servicer from the Master Trust Trustee;

        (c) any representation, warranty or certification made by NFC as Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the holders of investor certificates, and which representation, warranty or certification, or the circumstances or condition which caused such representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice is received by the Servicer from the Master Trust Trustee; or

        (d) the occurrence of certain events of bankruptcy, insolvency or receivership of NFC while acting as Servicer under the Pooling and Servicing Agreement.

    Upon the occurrence of any 1990 Trust Servicer Termination Event, the Servicer will give prompt written notice thereof to the 1990 Trust Trustee, and the 1990 Trust Trustee will give notice to the holders of the 1990 Trust Investor

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



Certificates. If the Master Trust Trustee receives any such notice in respect of any 1990 Trust Investor Certificate issued to the Master Trust (including the Related 1990 Certificate), the Master Trust Trustee will give notice to the Certificateholders (including the Offered Certificateholders) and to any Enhancement Provider. Upon any termination or appointment of a successor Servicer under the 1990 Trust, the 1990 Trust Trustee will give prompt written notice thereof to the Rating Agencies and to holders of 1990 Trust Investor Certificates. If the Master Trust Trustee receives any such notice in respect of any 1990 Trust Investor Certificate issued to the Master Trust (including the Related 1990 Certificate), the Master Trust Trustee will give notice to the Certificateholders (including the Offered Certificateholders, the Rating Agencies then rating such certificates and any Enhancement Provider). Under the 1990 Trust Agreement, the holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating not less than 51% of the 1990 Trust Total Invested Amount may, on behalf of all holders of 1990 Trust Investor Certificates, waive the effect of any 1990 Trust Servicer Termination Event occurring during such period, except for the failure to make any required deposits or payments in accordance with the 1990 Trust Agreement.

    Upon the occurrence of a Master Trust Servicer Termination Event, the Servicer will give prompt written notice thereof to the Master Trust Trustee, and the Master Trust Trustee will give notice to the Certificateholders and to any Enhancement Provider. Upon any termination or appointment of a successor Servicer under the Master Trust, the Master Trust Trustee will give prompt written notice thereof to the Rating Agencies, the Certificateholders, and any Enhancement Provider. In addition, under the Pooling and Servicing Agreement, delays in performance for 10 business days with respect to clause (a) above or 60 business days with respect to clauses (b) and (c) above will not constitute a Master Trust Servicer Termination Event with respect to the Master Trust if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. Under the Pooling and Servicing Agreement, the holders of 1990 Trust Investor Certificates evidencing fractional undivided interests in the Master Trust aggregating not less than 51% of the Trust Invested Amount may, on behalf of all holders of Investor Certificates, waive the effect of any Master Trust Servicer Termination Event occurring during such period, except for the failure to make any required deposits or payments in accordance with the Pooling and Servicing Agreement.

    Special Servicer Agent. During any Investment Period, funds on deposit in the Series Principal Account, the Distribution Account, the Liquidity Reserve Account, the Negative Carry Reserve Fund and the Spread Account will be invested at the direction of an agent selected by the Servicer, which initially will be the Master Trust Trustee (the "Special Servicer Agent"), in Eligible Investments selected by the Special Servicer Agent. The Special Servicer Agent will be compensated by the Servicer.

    The Special Servicer Agent may be removed at any time by the Servicer; provided that no removal of the Special Servicer Agent shall be effective until a successor person meeting the criteria and approved as described above shall have been appointed as the Special Servicer Agent and shall have accepted its appointment as such and the Rating Agency Condition for the Offered Series shall have been satisfied.

MASTER TRUST ACCOUNTS; OTHER ACCOUNTS FOR THE OFFERED SERIES

    The Master Trust Trustee will establish and will maintain two Eligible Deposit Accounts in the name of the Master Trust Trustee for the benefit of the Certificateholders, including the Offered Certificateholders (one of which will be the "Collections Account" and the other of which will be the "Excess Funding Account"). The Master Trust Trustee will also establish and maintain in the name of the Master Trust Trustee for the benefit of the Offered Certificateholders the Series Principal Account, the Spread Account and an Eligible Deposit Account known as the "Distribution Account" from which distributions to the Offered Certificateholders will be made.

        "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

        "Eligible Institution" means (a) the corporate trust department of the Master Trust Trustee or (b) a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times (i) has either (x) a long-term unsecured debt rating

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



    acceptable to the Rating Agencies or (y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

    Funds in the Collections Account, the Excess Funding Account, the Distribution Account, the Series Principal Account, the Liquidity Reserve Account and the Spread Account generally will be invested in Eligible Investments. The Distribution Account, the Series Principal Account, the Spread Account, the Negative Carry Reserve Fund and the Liquidity Reserve Account are referred to herein as the "Series Accounts."

    The following investments are "Eligible Investments" (except that Eligible Investments shall not include investments in securities, instruments or obligations of the Seller, NITC or the Servicer or any of their affiliates, except as permitted by the Rating Agencies):

        (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clause (iv) below) remaining maturities occurring not later than the Distribution Date next succeeding the Master Trust Trustee's acquisition thereof, except as otherwise described herein, which evidence:

        (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

        (ii) demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Master Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

        (iii) commercial paper having, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

        (iv) except during an Investment Period, investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

        (v) repurchase obligations (x) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company the deposits of which are insured by FDIC or (y) the counterparty for which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amounts of such repurchase obligation, and which requires liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); or

        (vi) commercial paper master notes where the issuer has, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations; and

        (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that the Rating Agency Condition is satisfied.

    Except as otherwise permitted by the Rating Agencies or as set forth in the applicable Prospectus Supplement, Eligible Investments of funds in the Series Principal Account, the Excess Funding Account, the Negative Carry Reserve Fund and the Liquidity Reserve Account will be subject to the following additional restrictions: (x) no more than the greater of (A) $1,000,000 and (B) 20% of the aggregate Eligible Investments in all of such accounts collectively shall be obligations of or investments in any single issuer (except that such 20% limitation shall not apply to Eligible

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



Investments of the type specified in clause (a)(i) or, with respect to the Excess Funding Account, Eligible Investments of the type specified in clause
(a)(iv)) and (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, London interbank offered rate or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates.

        "Rating Agency Condition" means, with respect to any proposed action and any outstanding Series, that the Rating Agencies have been informed of such proposed action and have notified the Seller and the Master Trust Trustee that such action will not result in a reduction or withdrawal of their then existing rating of such Series.

        "Rating Agencies" means, with respect to any outstanding Series, any nationally recognized statistical rating organization then maintaining a rating of such Series at the request of the Seller.

    Any earnings (net of losses and investment expenses) on funds in the Collections Account or the Excess Funding Account will be credited to the Collections Account or the Excess Funding Account, respectively.

    The Servicer will have the power to designate specific investments as well as the revocable power to instruct the Master Trust Trustee to (1) make withdrawals and payments from the Collections Account and the Excess Funding Account, (2) make withdrawals from the Series Principal Account and the Spread Account (and, in accordance with instructions from the Servicer, make deposits of funds so withdrawn into the Distribution Account or otherwise apply such funds in accordance with such instructions), and (3) make withdrawals and distributions from the Distribution Account, in each case for the purpose of carrying out its duties under the Pooling and Servicing Agreement. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. The Servicer is not required to reimburse the Master Trust for any losses occurring on Eligible Investments.

EXCESS FUNDING ACCOUNT

    On each business day after the 1990 Trust Termination Date and prior to the Fully Funded Date, Principal Collections not used for other purposes will be retained in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments. Upon the maturity of Eligible Investments, the proceeds thereof in the Excess Funding Account shall be treated as Principal Collections.

        "Master Trust Seller's Interest" with respect to any business day prior to the 1990 Trust Termination Date, the interest of the Seller in the Master Trust, and with respect to any business day after the 1990 Trust Termination Date will equal the aggregate principal amount of Dealer Notes plus the aggregate amount of funds in the Excess Funding Account, plus the aggregate amount of funds in all series principal accounts (and funds being held for deposit therein), including the Series Principal Account, each as of such day, minus the Master Trust Invested Amount on such day (or as of the Distribution Date on or immediately preceding such business day).

        "Minimum Master Trust Seller's Interest" with respect to any business day after the 1990 Trust Termination Date will equal the aggregate of the minimum series seller's interest for each outstanding Series. The minimum series seller's interest for the Offered Series (the "Minimum Series Seller's Interest") will be set forth in the Prospectus Supplement.

NEGATIVE CARRY RESERVE FUND

    If and to the extent specified in the Prospectus Supplement, the Master Trust Trustee will establish and maintain in the name of the Master Trust Trustee an Eligible Deposit Account for the benefit of the Offered Certificateholders and the Swap Counterparty (the "Negative Carry Reserve Fund"). Funds in the Negative Carry Reserve Fund will be invested in Eligible Investments. On each Transfer Date related to a Due Period commencing prior to the 1990 Trust Termination Date and occurring during any Investment Period or any Early Amortization Period, Related 1990 Certificate Collections, Investment Income and Net Swap Receipts will be deposited in the Negative Carry Reserve Fund to the extent of the Negative Carry Reserve Fund Deposit Amount as provided under "-- Allocation of Collections Prior to the 1990 Trust Termination Date." After the 1990 Trust Termination Date and during the Accumulation Period, any Investment Period

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



or any Early Amortization Period, Available Seller's Finance Charge Collections and Available Seller's Principal Collections will be deposited in the Negative Carry Reserve Fund to the extent of the Negative Carry Reserve Fund Deposit Amount as provided under "-- Allocation of Collections After the 1990 Trust Termination Date."

        The "Negative Carry Reserve Fund Required Amount" equals (a) for any Transfer Date prior to the Fully Funded Date, the amount designated in the Prospectus Supplement and (b) for each Transfer Date after the Fully Funded Date, zero.

        The "Negative Carry Reserve Fund Deposit Amount" equals, for any Transfer Date, the excess, if any, of (a) the lesser of (i) the Negative Carry Reserve Fund Required Amount for such Transfer Date and (ii) the result of (A) the Negative Carry Subordinated Amount as of the end of the preceding Transfer Date divided by (B) 1.00 plus the Subordinated Percentage over (b) the amount of funds on deposit in the Negative Carry Reserve Fund on such Transfer Date (after giving effect to any withdrawals therefrom on such date).

    The Prospectus Supplement for the Offered Series will specify whether the terms of the Offered Series will include a Negative Carry Reserve Fund, Negative Carry Reserve Fund Deposit Amount, Negative Carry Reserve Fund Required Amount or Negative Carry Subordinated Amount.

    Offered Certificateholders will not have any rights to amounts on deposit in the Negative Carry Reserve Fund or interest income thereon, except as described herein. Upon the payment in full of the Invested Amount, any funds remaining on deposit in the Negative Carry Reserve Fund will be paid to the Seller.

INTEREST RATE SWAP

    In connection with the issuance of the Offered Certificates, the Master Trust may enter into an Interest Rate Swap with the Swap Counterparty. The "Swap Counterparty" and other terms relating to the Interest Rate Swap will be more fully described in the Prospectus Supplement. If the Master Trust does enter into an Interest Rate Swap, all terms and provisions described herein relating to the Interest Rate Swap, including the defined terms "Swap Counterparty," "Swap Fixed Rate," "Swap Floating Rate," "Swap Receipt," "Swap Payment," "Net Swap Receipt" and "Net Swap Payment," will apply and be operative. If the Master Trust does not enter into an Interest Rate Swap, such terms and provisions, as well as paragraphs (x) and (y) under " --Allocation of Collections After the 1990 Trust Termination Date --Available Certificateholder Interest Collections," will not be operative (unless otherwise specified in the Prospectus Supplement for the Offered Series).

    In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will be obligated to pay to the Master Trust, not later than each Distribution Date, interest at a fixed rate per annum (the "Swap Fixed Rate") on the Invested Amount as of the preceding Distribution Date (after giving effect to all distributions on such date). In exchange for such payments, the Master Trust will be obligated to pay to the Swap Counterparty, on each Distribution Date, interest at a floating rate per annum based on LIBOR (the "Swap Floating Rate") on the Invested Amount as of the preceding Distribution Date (after giving effect to all distributions on such date). Under the Interest Rate Swap, the amount the Master Trust is obligated to pay will be netted against the amount the Swap Counterparty is obligated to pay such that only the Net Swap Payment will be due from the Master Trust or the Net Swap Receipt will be due from the Swap Counterparty, as the case may be. Net Swap Receipts (money owed by the Swap Counterparty) will be paid to the Collections Account not later than each Distribution Date and distributed in the same manner as Related 1990 Certificate Interest Collections on each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, and on each Distribution Date thereafter in the same manner as Offered Series Finance Charge Collections, except as otherwise described herein, and Net Swap Payments (money owed to the Swap Counterparty) will be paid not later than each Distribution Date out of Related 1990 Certificate Interest Collections and Investment Income prior to the 1990 Trust Termination Date, and thereafter out of Available Certificateholder Interest Collections, excess interest collections from other Series allocable to the Offered Series, Available Draw Funds and withdrawals from the Negative Carry Reserve Fund to the extent described herein. Net Swap Payments and Monthly Interest on the Offered Certificates will be paid on a pari passu basis as described under "--Distributions to Offered Certificateholders and the Swap Counterparty." The notional principal amount of the Interest Rate Swap will be equal to the Invested Amount.


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



1990 TRUST TERMINATION DATE

    Prior to the 1990 Trust Termination Date, the principal assets held by the Master Trust will be the Class A-4 and Class A-5 Investor Certificates, each Related 1990 Certificate, any Subsequent 1990 Trust Investor Certificate, any associated Interest Rate Swap and the 1990 Trust Seller Certificate. Each Related 1990 Certificate will bear interest at a rate intended to provide sufficient cash flows to make required payments of interest on the Offered Certificates or on an associated Interest Rate Swap and will have an invested amount intended to be sufficient, in the event of early amortization of the 1990 Trust, to repay the Invested Amount on the Offered Certificates or, in the event that such amortization event constitutes an Investment Period with respect to the Offered Certificates, to fund the Series Principal Account and the Negative Carry Reserve Fund. As described in more detail herein, prior to the 1990 Trust Termination Date the 1990 Trust will be the Active Trust and will hold the Dealer Notes and certain related assets and receive and allocate the collections and losses thereon to holders of the 1990 Trust Investor Certificates, including the Master Trust as holder of each Related 1990 Certificate. During this time, the Master Trust will be essentially a passive entity in which Collections received on each Related 1990 Certificate and Net Swap Receipts will be used to make Net Swap Payments and payments to Certificateholders, including the Offered Certificateholders.

    Following the 1990 Trust Termination Date, the Master Trust will become the Active Trust. As described in more detail herein, the Dealer Notes and other assets held by the 1990 Trust will be transferred to the Master Trust, and the Master Trust will thereafter receive and allocate the Collections thereon to Certificateholders, including Offered Certificateholders.

        "1990 Trust Termination Date" means the close of business on the date, which will be given retroactive effect, which is the last day of the Due Period related to the Distribution Date on which the Class Invested Amount of each of the Class A-1, A-2 and A-3 Investor Certificates is reduced to zero. In the absence of a 1990 Trust Amortization Event, the 1990 Trust Termination Date will occur following the repayment of the Class Invested Amount for the Class A-3 Investor Certificates issued by the 1990 Trust, which repayment will commence on the first Distribution Date following the Due Period commencing December 1, 1998, which is the Scheduled Class Amortization Date for the Class A-3 Investor Certificates.

ALLOCATION OF COLLECTIONS PRIOR TO THE 1990 TRUST TERMINATION DATE

    Collections. On each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, the Servicer will deposit, or direct the 1990 Trust Trustee to deposit, all Related 1990 Certificate Collections due to the Master Trust as holder of the Related 1990 Certificate into the Collections Account but only to the extent of the aggregate amount of Collections required to be deposited into each Series Account or, without duplication, distributed on such Distribution Date to Certificateholders, to any Swap Counterparty or to any other Enhancement Provider pursuant to the terms of any Supplement or any agreement governing the terms of any Enhancement (an "Enhancement Agreement"). If at any time prior to such Distribution Date the amount of Collections deposited in the Collections Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw the excess from the Collections Account.

        "Collections" shall mean (a) prior to the 1990 Trust Termination Date, amounts distributed by the 1990 Trust to the Master Trust as holder of any 1990 Trust Investor Certificate issued to and held by the Master Trust and
    (b) after the 1990 Trust Termination Date, NITC Finance Charges, Dealer Finance Charge Collections and Principal Collections.

    Allocations. On each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, all Related 1990 Certificate Collections and Investment Income will be allocated to the Offered Series.

        "Investment Income" means, for any Distribution Period, the sum of (a) income from the investment of funds on deposit in the Series Principal Account, the Spread Account, the Distribution Account and the Negative Carry Reserve Fund and (b) the Series Allocation Percentage of income from the investment of funds on deposit in the Collections Account and the Excess Funding Account.


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



    On each Transfer Date related to a Due Period commencing prior to the 1990 Trust Termination Date, Related 1990 Certificate Interest Collections for such Due Period and Investment Income and any Net Swap Receipts for the related Distribution Period will be applied in the following amounts and in the following order of priority:

        (a) On a pro rata basis between clauses (i) and (ii), (i) an amount equal to (A) Monthly Interest for such Distribution Period, plus (B) Monthly Interest for any prior Distribution Period to the extent that such amount has not previously been distributed to the Offered Certificateholders on a prior Distribution Date, plus (C) to the extent permitted by law, additional interest at the Offered Certificate Rate for such Distribution Period that has accrued on the aggregate of any Monthly Interest previously due but not distributed and (ii) an amount equal to the Net Swap Payment, if any, for such Distribution Period (plus any Net Swap Payments for any prior Distribution Period, and interest thereon, to the extent that such amount has not been previously distributed to the Swap Counterparty on a prior Distribution Date), will be deposited into the Distribution Account.

        (b) During any Early Amortization Period or any Investment Period, an amount equal to the Negative Carry Reserve Fund Deposit Amount shall be deposited in the Negative Carry Reserve Fund.

    Any Related 1990 Certificate Interest Collections, Investment Income or Net Swap Receipts remaining after the applications described in paragraphs (a) and
(b) above shall be allocated and paid to the Seller.

    If, during any Investment Period or Early Amortization Period prior to the 1990 Trust Termination Date, Related 1990 Certificate Interest Collections for such Due Period and Investment Income and Net Swap Receipts for the related Distribution Period are insufficient to make the applications described in clause (a) above, the Master Trust Trustee shall withdraw funds from the Negative Carry Reserve Fund and apply such funds in the same manner as Related 1990 Certificate Interest Collections pursuant to clause (a) above. The Negative Carry Subordinated Amount shall be reduced by the product of (i) the amount so applied and (ii) 1.00 plus the Subordinated Percentage.

    On each Transfer Date related to a Due Period commencing prior to the 1990 Trust Termination Date and occurring during a Class Amortization Period with respect to the Related 1990 Certificate (which will result in the occurrence of either an Early Amortization Event or an Investment Event as described herein), Related 1990 Certificate Principal Collections for such Due Period will be allocated pro rata between the Series Principal Account to the extent of the Invested Amount and the Negative Carry Reserve Fund to the extent of the Negative Carry Reserve Fund Deposit Amount. Any remaining Related 1990 Certificate Principal Collections shall be paid to the Seller.

ALLOCATION OF COLLECTIONS AFTER THE 1990 TRUST TERMINATION DATE

    Collections. After the 1990 Trust Termination Date, the Servicer will deposit all Principal Collections into the Collections Account within two business days of receipt thereof. With respect to each Due Period commencing after the 1990 Trust Termination Date, on a business day no earlier than the second business day following the end of that Due Period but no later than the fifth business day following the end of that Due Period (each a "NITC Interest Transfer Date"), the Servicer will direct the Master Trust Trustee to withdraw from the Interest Deposit Account and deposit in the Collections Account an amount equal to the NITC Finance Charges for the immediately preceding Due Period (see "Relationship with NITC -- Interest Deposit Agreements and Interest Deposit Accounts"). In addition, the Servicer will deposit all Dealer Finance Charge Collections in the Collections Account within two business days of receipt thereof, net of any Dealer Finance Charge Collections that represent Advance Reimbursements. Finally, the Servicer will deposit any Advance for the Due Period in the Collections Account on or before the Transfer Date (see "-- Advances").

    Notwithstanding the foregoing, if NFC achieves and maintains an acceptable short term rating from the Rating Agencies then rating each outstanding Series or if the Rating Agency Condition with respect to each outstanding Series has been satisfied, the Servicer may make a single deposit in the Collections Account in same-day or next-day funds not later than 12:00 noon, New York City time, on the Transfer Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Due Period in the Collections Account. In addition, the Servicer will only be required to deposit Collections into the Collections Account up to the aggregate amount of Collections required to be deposited into each Series Account or, without duplication, distributed on the related Distribution Date to Certificateholders or to any Swap Counterparty or any person providing any other Enhancement (other than the Certificateholders or the holders of any Master Trust Seller's Certificates) (an "Enhancement Provider") pursuant to the terms of any Supplement or Enhancement Agreement, and if at any time prior to such Distribution Date

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



the amount of Collections deposited in the Collections Account exceeds the amount required to be deposited the Servicer will be permitted to withdraw the excess from the Collections Account.

    Allocations Among Series--Principal Collections. On each business day prior to the Fully Funded Date, the Servicer will allocate to each outstanding Series, including the Offered Series, its share of Principal Collections. Allocations to the Offered Series will be made in amounts equal to the product of the Series Allocation Percentage for the Due Period in which such business day occurs and the amount of Principal Collections for such business day (referred to herein as "Series Allocable Principal Collections").

        "Principal Collections" means, with respect to any business day the sum of (a) Dealer Note Collections for such business day, (b) amounts deposited by the Seller on such business day in respect of Ineligible Dealer Notes as described in "-- Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest" and (c) prior to the 1990 Trust Termination Date, the aggregate principal amount of proceeds of maturing 1990 Trust Investment Securities and, after the 1990 Trust Termination Date, the aggregate principal amount of Eligible Investments in the Excess Funding Account maturing on such business day.

        "Dealer Note Collections" means, with respect to each business day, (a) all payments including Insurance Proceeds, if any, received by the Servicer from persons other than NFC in respect of repayment of principal of the Dealer Notes at one of its administrative units charged with processing funds and recording them in the Servicer's records, in the form of cash, checks, wire transfers or other forms of payment in accordance with the Dealer Agreement in effect from time to time, (b) all cash payments made by NFC or NITC in respect of non-cash proceeds received from Dealers or credits granted to Dealers by NITC with respect to the repayment of principal of the Dealer Notes and (c) recoveries made by the Servicer allocable to the Dealer Notes, in each case as deposited in the Collections Account on such business day.

        The "Series Allocation Percentage" for the Offered Series for any Due Period commencing after the 1990 Trust Termination Date is equal to the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount and the denominator of which is the Master Trust Adjusted Invested Amount, in each case as of the end of the Distribution Date preceding such Due Period (after giving effect to all payments made on such Distribution Date).

        "Invested Amount" means, with respect to any Distribution Date, the Initial Invested Amount minus the sum of (a) the aggregate amount of payments of principal in respect of the Offered Certificates paid to the Offered Certificateholders on or prior to such Distribution Date, (b) the aggregate amount of Certificateholder Charge-Offs not reimbursed on or prior to such Distribution Date, (c) the aggregate amount of Series Principal Account Losses on or prior to such Distribution Date and (d) the aggregate Early Distribution Amounts made on or prior to such Distribution Date.

        "Adjusted Invested Amount" means, with respect to any Distribution Date, the Initial Invested Amount, plus the Available Subordinated Amount as of the end of the related Transfer Date, plus the Negative Carry Subordinated Amount as of the end of such Transfer Date, minus the product of (i) the amount, if any, of funds on deposit in the Negative Carry Reserve Fund at the end of such Transfer Date and (ii) 1.00 plus the Subordinated Percentage, minus the aggregate amount of Certificateholder Charge-Offs not reimbursed on or prior to such Distribution Date, minus the aggregate Early Distribution Amounts made on or prior to such Distribution Date.

        "Series Principal Account Losses" means losses of principal on investment of funds in the Series Principal Account.

        The "Master Trust Invested Amount" is equal to the sum of the invested amounts for all outstanding Series.

        The "Master Trust Adjusted Investment Amount" is equal to the sum of the adjusted invested amounts for all outstanding Series.

    Allocations Among Series -- Finance Charge Collections and Dealer Note Losses. Pursuant to the Pooling and Servicing Agreement, on each Transfer Date related to a Due Period commencing after the 1990 Trust Termination Date and occurring prior to the Fully Funded Date, the Servicer will allocate to each outstanding Series, including the Offered Series, its share of Finance Charge Collections and Dealer Note Losses for such Due Period. Allocations to the Offered Series will be made in amounts equal to the product of the Series Allocation Percentage and the amount of Finance

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



Charge Collections and Dealer Note Losses for such Due Period (referred to herein as "Series Allocable Finance Charge Collections" and "Series Allocable Dealer Note Losses," respectively).

        "Dealer Note Losses" means, with respect to any Due Period commencing after the 1990 Trust Termination Date, the aggregate face amount of Dealer Notes written off as uncollectible by the Servicer during such Due Period minus any recoveries made during such Due Period on Dealer Notes previously written off as uncollectible.

        "Finance Charge Collections" shall mean, with respect to any Due Period, the positive amount, if any, by which the sum of Dealer Finance Charge Collections and NITC Finance Charges exceeds Advance Reimbursements during such Due Period.

    Allocation Between the Offered Certificateholders and the Seller -- Principal Collections. After allocating amounts among the Series, on each business day after the 1990 Trust Termination Date the Servicer will allocate to the Offered Certificateholders the Floating Allocation Percentage of Series Allocable Principal Collections for such business day during the Revolving Period or the Principal Allocation Percentage of Series Allocable Principal Collections for such business day during the Accumulation Period, any Early Amortization Period or any Investment Period (such amount on each such business day, together with any Available Certificateholder Interest Collections and Net Swap Receipts treated as Offered Series Principal Collections on such business day as described in paragraph (d) of "-- Available Certificateholder Interest Collections" below, being "Offered Series Principal Collections").

    Amounts allocated to the Offered Series but not allocated to the Offered Certificateholders as described above will be allocated to the Seller, as the holder of the Master Trust Seller's Certificates. As described below, a portion of the amount allocated to the Seller is subordinated to the Offered Certificateholders' Interest and is generally drawn from Available Seller's Principal Collections.

        The "Floating Allocation Percentage" for the Offered Series for any Due Period commencing after the 1990 Trust Termination Date is equal to the percentage equivalent (which shall not exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the product of (a) the sum of the aggregate principal amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds in the Excess Funding Account as of the end of the preceding Due Period and (b) the Series Allocation Percentage for the Due Period for which the Floating Allocation Percentage is being calculated.

        The "Principal Allocation Percentage" for the Offered Series for any Due Period commencing after the 1990 Trust Termination Date and occurring during the Accumulation Period, any Investment Period, or any Early Amortization Period is equal to the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the last day of the Revolving Period and the denominator of which is equal to the product of (a) the sum of the aggregate amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds in the Excess Funding Account as of the end of the last day of the Revolving Period and (b) the Series Allocation Percentage for the Due Period for which the Principal Allocation Percentage is being calculated.

    Allocation Between the Offered Certificateholders and the Seller -- Finance Charge Collections and Dealer Note Losses. On each Transfer Date related to a Due Period commencing after the 1990 Trust Termination Date, the Servicer will allocate to the Offered Certificateholders, from the amount allocated to the Offered Series for such Transfer Date, the following amounts:

        (a) the Floating Allocation Percentage of Series Allocable Finance Charge Collections for such Due Period (the "Offered Series Finance Charge Collections"); and

        (b) the Floating Allocation Percentage of Series Allocable Dealer Note Losses for such Due Period ("Offered Series Dealer Note Losses").

    Amounts allocated to the Offered Series but not allocated to the Offered Certificateholders as described above will be allocated to the Seller, as the holder of the Master Trust Seller's Certificates. As described below, a portion of the amount allocated to the Seller is subordinated to the Offered Certificateholders' Interest and is generally drawn from Available Seller's Finance Charge Collections.


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



        "Available Seller's Finance Charge Collections" for any Due Period commencing after the 1990 Trust Termination Date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for such Due Period over (ii) the result of the Excess Seller's Percentage for such Due Period minus the Required Excess Seller Interest Percentage and (b) Series Allocable Finance Charge Collections for such Due Period, except that Available Seller's Finance Charge Collections shall be zero for any Due Period to the extent the Available Subordinated Amount and the Negative Carry Subordinated Amount (minus the product of (i) the amount of funds on deposit in the Negative Carry Reserve Fund and (ii) 1.00 plus the Subordinated Percentage) equals or is reduced to zero on the Transfer Date related to such Due Period.

        "Available Seller's Principal Collections" for any business day after the 1990 Trust Termination Date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the Due Period in which such business day occurs over (ii) the Excess Seller's Percentage for such Due Period and (b) Series Allocable Principal Collections for such Due Period, except that Available Seller's Principal Collections shall be zero for any business day to the extent the Available Subordinated Amount and the Negative Carry Subordinated Amount (minus the product of (i) the amount of funds on deposit in the Negative Carry Reserve Fund and (ii) 1.00 plus the Subordinated Percentage) equals or is reduced to zero on the Transfer Date immediately preceding such business day.

        "Excess Seller's Percentage" for any Due Period commencing after the 1990 Trust Termination Date means a percentage (not less than 0% nor more than 100%) equal to the Seller's Percentage minus the percentage equivalent (not less than 0% nor more than 100%) of a fraction, the numerator of which is the sum of the (a) Available Subordinated Amount as of the end of the related Transfer Date and (b) the Negative Carry Subordinated Amount (minus the product of (i) the amount of funds on deposit in the Negative Carry Reserve Fund and (ii) 1.00 plus the Subordinated Percentage), and the denominator of which is the product of (x) the sum of the aggregate principal amount of Dealer Notes and aggregate principal amount of funds on deposit in the Excess Funding Account as of the end of the immediately preceding Due Period and (y) the Series Allocation Percentage for the Due Period for which the Excess Seller's Percentage is being calculated.

        "Excess Seller's Principal Collections" for any business day during a Due Period commencing after the 1990 Trust Termination Date means the product of (a) Series Allocable Principal Collections for such business day and (b) the Excess Seller's Percentage for such Due Period.

        "Seller's Percentage" for any Due Period commencing after the 1990 Trust Termination Date means 100% minus (a) the Floating Allocation Percentage for such Due Period, when used with respect to Finance Charge Collections and Dealer Note Losses at all times and Principal Collections during the Revolving Period, or (b) the Principal Allocation Percentage for such Due Period, when used with respect to Principal Collections during the Accumulation Period, any Investment Period or Early Amortization Period.

        "Seller's Principal Collections" for any business day after the 1990 Trust Termination Date means an amount equal to the sum of (a) Available Seller's Principal Collections for such business day and (b) Excess Seller's Principal Collections for such business day.

        "Required Excess Seller Interest Percentage" shall be set forth in the Prospectus Supplement for the Offered Series.

    Available Certificateholder Interest Collections. On each Transfer Date related to a Due Period commencing after the 1990 Trust Termination Date but ending prior to the Fully Funded Date, Offered Series Finance Charge Collections for such Due Period together with other amounts comprising Investment Income for the related Distribution Period (collectively, "Available Certificateholder Interest Collections"), and Net Swap Receipts for the related Distribution Period, if any, will be applied in the following amounts and in the following order of priority:

        (a) An amount equal to the Offered Series Servicing Fee for such Due Period (unless such amount has been netted against deposits to the Collections Account or waived) will be retained (or deposited) in the Collections Account and allocated to the Servicer.

        (b) On a pro rata basis between clauses (i) and (ii), (i) an amount equal to (A) Monthly Interest for such Distribution Period, plus (B) Monthly Interest for any prior Distribution Period to the extent that such amount has not previously been distributed to the Offered Certificateholders on a prior Distribution Date, plus (C) to the extent

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



    permitted by law, additional interest at the Offered Certificate Rate for such Distribution Period that has accrued on the aggregate of any Monthly Interest previously due but not distributed and (ii) an amount equal to the Net Swap Payment, if any, for such Distribution Period (plus any Net Swap Payments for any prior Distribution Period, and interest thereon, to the extent that such amount has not been previously distributed to the Swap Counterparty on a prior Distribution Date), will be deposited into the Distribution Account.

        (c) An amount equal to any Offered Series Dealer Note Losses, if any, for such Due Period will be reimbursed by being treated as Offered Series Principal Collections for such Transfer Date.

        (d) An amount equal to the aggregate amount of unreimbursed Certificateholder Charge-Offs, if any, for such Due Period will be reimbursed by being treated as Offered Series Principal Collections for such Transfer Date and will reimburse such Certificateholder Charge-Offs.

        (e) An amount equal to any Spread Account Deposit Amount, if any, for such Due Period will be deposited into the Spread Account.

        (f) An amount equal to the aggregate outstanding amounts of the Offered Series Servicing Fee which have been previously waived (unless such amount has been waived again) shall be allocated and paid to the Servicer.

        (g) An amount equal to the excess, if any, of the Maximum Subordinated Amount as of the end of the preceding Transfer Date over the Available Subordinated Amount as of the end of the preceding Transfer Date shall be
    (i) during the Revolving Period or the Accumulation Period, allocated and paid to the Seller or (ii) during an Investment Period or an Early Amortization Period, deposited in the Liquidity Reserve Account, and in either case (i) or (ii) the Available Subordinated Amount shall be reinstated by the amount of such payment or deposit.

    Any Available Certificateholder Interest Collections and Net Swap Receipts not used as described above (or to pay amounts owing to a present or former Swap Counterparty in connection with certain swap termination events) will constitute "Excess Interest Collections" and will be available for allocation to other Series to the extent of shortfalls and otherwise will be allocated to the Seller. By contrast, if Available Certificateholder Interest Collections and Net Swap Receipts are not sufficient to satisfy each of the applications described above on any Transfer Date, then excess interest collections from other Series allocable to the Offered Series will be applied as Available Certificateholder Interest Collections in the priority and the manner described in clauses (a) through (g) above. If Excess Interest Collections for all Series are less than the shortfalls for all Series that provide for allocations of excess interest collections from other Series, such excess interest collections from other Series will be allocable to shortfalls for the Offered Series and any other Series that so provides pro rata based on the relative amounts of each Series' shortfall.

    If Available Certificateholder Interest Collections, Net Swap Receipts and excess interest collections from other Series allocated to the Offered Series are insufficient to make all of the applications described in clauses (a), (b),
(c) and (d) above, there will be a "Deficiency Amount," which will equal the aggregate amount of such insufficiency. Funds from, but only to the extent of, the following sources and in the following order of priority will be applied, in the same fashion as Available Certificateholder Interest Collections and pursuant to the clauses and in the priorities set forth above, to reduce a Deficiency Amount:

        (x) under the circumstances specified in clause (b) of the definition of Early Amortization Event, the amount of Available Seller's Finance Charge Collections or other funds which the Seller elects to use thereunder;

        (y) on any Transfer Date during an Early Amortization Period caused by a payment default by the Swap Counterparty, Available Seller's Finance Charge Collections in an amount equal to the least of (i) the Deficiency Amount,
    (ii) the portion of the Net Swap Receipt that was not received for the related Distribution Period and (iii) the Negative Carry Subordinated Amount;

        (z) Available Draw Funds, in an amount not to exceed the Draw Amount.

    The Negative Carry Subordinated Amount will be reduced by the product of (i) the amount of any application of Available Seller's Finance Charge Collections pursuant to clause (y) above and (ii) 1.00 plus the Subordinated Percentage. The Available Subordinated Amount will be reduced by the amount of any Available Draw Funds applied pursuant to clause (z) above.

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




        "Available Draw Funds" for any Transfer Date means funds which shall be drawn from the following sources in the following order of priority:

        (i) Available Seller's Finance Charge Collections remaining after the applications specified in clauses (x) and (y) above;

        (ii)       the Spread Account; and

        (iii) for any Transfer Date occurring during any Investment Period or Early Amortization Period, the Liquidity Reserve Account.

        "Draw Amount" means the least of (a) the Deficiency Amount, (b) the Available Subordinated Amount as of the end of the preceding Transfer Date and (c) Available Draw Funds for such Transfer Date.

    If all of the amounts applied above are insufficient to make the entire application described in clause (c) above, the Available Subordinated Amount shall be reduced (but not below zero) by the amount of such insufficiency and the Offered Series Dealer Note Losses will be deemed reimbursed by the amount of such reduction.

    If during the Accumulation Period, any Investment Period or any Early Amortization Period, Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from other Series and Available Draw Funds applied above are insufficient to make all the applications described in clause
(b) above, the Master Trust Trustee shall withdraw funds from the Negative Carry Reserve Fund and apply such funds in the same manner as Available Certificateholder Interest Collections pursuant to clause (b) above. The Deficiency Amount will be reduced by the amount so applied and the Negative Carry Subordinated Amount will be reduced by the product of (i) the amount so applied and (ii) 1.00 plus the Subordinated Percentage.

    On each Transfer Date related to a Due Period occurring during an Investment Period or during the Accumulation Period, any remaining Available Seller's Finance Charge Collections not used as Available Draw Funds will be deposited in the Negative Carry Reserve Fund to the extent of the Negative Carry Reserve Fund Deposit Amount. On each Transfer Date related to a Due Period occurring during an Investment Period or an Early Amortization Period, any remaining Available Seller's Finance Charge Collections not used as Available Draw Funds or deposited in the Negative Carry Reserve Fund (to the extent required as described in the preceding sentence) will be deposited in the Liquidity Reserve Account to the extent that the Available Subordinated Amount as of the end of the preceding Transfer Date exceeds the aggregate amount of funds on deposit in the Liquidity Reserve Account and the Spread Account, and then, to the extent of any remaining Negative Carry Reserve Fund Deposit Amount, shall be deposited in the Negative Carry Reserve Fund. Available Seller's Finance Charge Collections remaining after the applications described in the preceding sentence shall, to the extent of any remaining shortfall in the application described in clause (e) above (or, if less, the amount of remaining Available Seller's Finance Charge Collections), be applied in accordance with such clause.

    On each Transfer Date related to a Due Period commencing after the Due Period related to the Fully Funded Date, Available Certificateholder Interest Collections for such Due Period and Net Swap Receipts for the related Distribution Period, if any, will be applied on a pari passu basis in an amount equal to (A) Monthly Interest for the Distribution Period (including any previously due but unpaid Monthly Interest, and interest thereon) and (B) the Net Swap Payment, if any, for the related Distribution Period (including any previously due but unpaid Net Swap Payments, and interest thereon). If such amounts are insufficient to pay Monthly Interest and Net Swap Payments, then funds up to such insufficiency will be withdrawn from the Negative Carry Reserve Fund and applied for such purposes. The Negative Carry Subordinated Amount shall be reduced by the product of (i) the amount so applied and (ii) 1.00 plus the Subordinated Percentage.

    Principal Collections. On each business day, Offered Series Principal Collections will be applied in the following priority:

        (a) Offered Series Principal Collections will first be deposited in the Series Principal Account to the extent required to make principal distributions to the Offered Certificateholders. No amount is required to be set aside for such purpose during the Revolving Period. On each business day during any Investment Period or any Early Amortization Period, Offered Series Principal Collections will be allocated to the Offered Certificateholders and

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



    deposited in the Series Principal Account to the extent the Invested Amount as of the preceding Distribution Date exceeds the amount of funds on deposit in the Series Principal Account on such business day. On each business day during the Accumulation Period (but not during any Early Amortization Period or Investment Period), Offered Series Principal Collections will be allocated to the Offered Certificateholders and deposited in the Series Principal Account in an amount which, when added to the amount of Offered Series Principal Collections previously deposited in the Series Principal Account during the Due Period in which such business day occurs, shall not exceed the Controlled Deposit Amount for such Due Period.

        (b) Shared Principal Collections, if any, will be determined and allocated to other Series that so provide to the extent of any principal shortfalls with respect thereto and otherwise will be deposited in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest or allocated to the Seller. Shared principal collections for all other Series will be determined on each business day and allocated to the Offered Series to the extent of any Principal Shortfall. If shared principal collections for all Series are less than the principal shortfalls for all Series that provide for allocations of shared principal collections from other Series, such shared principal collections from other Series will be allocable to shortfalls for the Offered Series and any other Series that so provides pro rata based on the relative amounts of each such Series' principal shortfall.

        "Controlled Deposit Amount" for any Due Period occurring during the Accumulation Period means the excess, if any, of (a) the product of the Controlled Amortization Amount and the number of Due Periods that have occurred with respect to the Accumulation Period through and including such Due Period (but not in excess of the Accumulation Period Length) over (b) the amount on deposit in the Series Principal Account at the end of the preceding Due Period, except that, notwithstanding the foregoing, the Seller may, in its sole discretion, increase the Controlled Deposit Amount at any time and from time to time.

        "Controlled Amortization Amount" means an amount equal to the Invested Amount as of the Distribution Date preceding the Accumulation Period Commencement Date divided by the Accumulation Period Length.

    The portion of Offered Series Principal Collections in excess of the amount required to be allocated to the Series Principal Account to be available for required principal distributions on the Offered Certificates as described herein is referred to as "Shared Principal Collections." Thus, Shared Principal Collections for any business day during the Revolving Period will equal Offered Series Principal Collections (because no amounts are then required to be set aside for distributions of principal on the Offered Certificates), and for any Due Period during the Accumulation Period, any Early Amortization Period or any Investment Period, will equal the excess, if any, of Offered Series Principal Collections over the amount deposited in the Series Principal Account pursuant to paragraph (a) above.

    The extent to which Offered Series Principal Collections for a business day are insufficient to make the required allocations to the Series Principal Account is referred to as the "Principal Shortfall." Thus, the Principal Shortfall for any business day during the Accumulation Period (an "Accumulation Period Principal Shortfall") will equal the excess, if any, of the Controlled Deposit Amount over the amount of Offered Series Principal Collections deposited in the Series Principal Account on such business day when added to the amount of Offered Series Principal Collections previously deposited in the Series Principal Account during such Due Period, or during any Early Amortization Period or Investment Period will equal the excess, if any, of the Invested Amount (reduced by amounts on deposit in the Series Principal Account and the aggregate amount of Series Principal Account Losses for the Distribution Period in which such business day occurs) over Offered Series Principal Collections.

    On each business day (A) during the Accumulation Period, Available Seller's Principal Collections will be deposited in the Negative Carry Reserve Fund in an amount equal to the Negative Carry Reserve Fund Deposit Amount, and (B) during an Early Amortization Period or Investment Period (prior to the Fully Funded
Date), Available Seller's Principal Collections will be, on a pro rata basis between clauses (i) and (ii) based on the respective amounts owed, (i) deposited in the Liquidity Reserve Account to the extent the Available Subordinated Amount as of the end of the immediately preceding Transfer Date exceeds the amount of funds on deposit in the Liquidity Reserve Account and (ii) deposited in the Negative Carry Reserve Fund in an amount equal to the Negative Carry Reserve Fund Deposit Amount. The amounts required to be deposited pursuant to the preceding sentence shall be reduced by the amount of Available Seller's Finance Charge Collections deposited in the Negative Carry Reserve Fund or the Liquidity Reserve Account, as applicable, on such business day. Any remaining Available Seller's Principal Collections shall be deemed "Remaining Available Seller's Principal Collections" and included in Shared Seller Principal Collections as provided below.

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




    On each business day during the Revolving Period or the Accumulation Period, Shared Seller Principal Collections, if any, and shared seller principal collections for any other Series that provides for shared seller principal collections shall be determined on each business day and allocated in the following priority: (i) to the Offered Series to the extent of any Accumulation Period Principal Shortfall and to any other Series to the extent such Series provides for the use of shared seller principal collections in respect of principal shortfalls, (ii) to the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest and (iii) to the Seller. If shared seller principal collections for all Series, including Shared Seller Principal Collections, are less than the shortfalls for which shared seller principal collections may be used, including any Accumulation Period Principal Shortfall, then such shared seller principal collections will be allocated to all such shortfalls, including any Accumulation Period Principal Shortfall, pro rata based on the relative amounts of each such shortfall.

        "Shared Seller Principal Collections" means on each business day (i) during a Revolving Period, all Available Seller's Principal Collections and all Excess Seller's Principal Collections and (ii) during an Accumulation Period, all Remaining Available Seller's Principal Collections and all Excess Seller's Principal Collections. There shall be no Shared Seller Principal Collections during any Investment Period or Early Amortization Period.

    On each business day during any Investment Period or any Early Amortization Period, all Excess Seller's Principal Collections, all Remaining Available Seller's Principal Collections and all shared principal collections not allocated in respect of principal shortfalls shall be allocated and paid to the Seller or deposited in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the Seller's discretion, greater than) the Minimum Master Trust Seller's Interest.

    If on any Distribution Date during an Investment Period after the application of all funds to be allocated or distributed on such date the excess, if any, of (a) the Invested Amount over (b) the amount in the Series Principal Account (the "Investment Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Liquidity Reserve Account, then funds shall be withdrawn from the Liquidity Reserve Account in an amount equal to the Investment Period Shortfall Amount and shall be deposited in the Series Principal Account. If on any Distribution Date during an Early Amortization Period after the application of all funds to be allocated or distributed on such date the excess, if any, of (x) the Invested Amount over (y) the amount in the Series Principal Account (the "Early Amortization Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Negative Carry Reserve Fund and the Liquidity Reserve Account, then funds shall be withdrawn first from the Negative Carry Reserve Fund and then from the Liquidity Reserve Account in an amount equal to the Early Amortization Period Shortfall Amount and shall be deposited in the Series Principal Account.

    Limited Subordination of Master Trust Seller's Interest; Spread Account; Liquidity Reserve Account. After the 1990 Trust Termination Date, a portion of the Master Trust Seller's Interest will be subordinated to the Offered Certificateholders' Interest to the extent of the Available Subordinated Amount and, under certain circumstances, the Negative Carry Subordinated Amount.

        The "Available Subordinated Amount" for the Offered Series will be zero for each Transfer Date relating to a Due Period commencing prior to the 1990 Trust Termination Date and on the Transfer Date related to the first Due Period after the 1990 Trust Termination Date will equal the product of the Subordinated Percentage and the Invested Amount, and for each Transfer Date thereafter will equal the lesser of: (a) the Maximum Subordinated Amount for the Offered Series and (b) the Available Subordinated Amount for the Offered Series as of the end of the preceding Transfer Date (after giving effect to all adjustments thereto on such Transfer Date).

        The "Maximum Subordinated Amount" for the Offered Series means the product of (a) the Invested Amount and (b) the Subordinated Percentage, except that upon the occurrence of an Investment Event or an Early Amortization Event, the Maximum Subordinated Amount shall not decline until the Invested Amount equals the Maximum Subordinated Amount, and thereafter the Maximum Subordinated Amount will equal the Invested Amount.

    The "Subordinated Percentage" with respect to the Offered Certificates will be set forth in the Prospectus Supplement.


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
    If the Available Subordinated Amount falls below the Required Subordinated Amount for any Transfer Date, an Investment Event or Early Amortization Event will occur. The "Required Subordinated Amount" will be set forth in the Prospectus Supplement.

        "Negative Carry Subordinated Amount" shall mean, (a) on any Transfer Date related to a Due Period occurring prior to the commencement of the Accumulation Period, any Early Amortization Period or any Investment Period, an amount equal to the product of (i) the Negative Carry Reserve Fund Required Amount and (ii) 1.00 plus the Subordinated Percentage and (b) at the beginning of each Transfer Date thereafter, an amount equal to the Negative Carry Subordinated Amount as of the end of the immediately preceding Transfer Date (after giving effect to all reductions in the Negative Carry Subordinated Amount on such preceding Transfer Date).

    The Spread Account will be an Eligible Deposit Account established and maintained prior to the 1990 Trust Termination Date in the name of the Master Trust Trustee for the benefit of the Offered Certificateholders. As described above, the Spread Account is available to supplement Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from other Series allocable to the Offered Series and Available Seller's Finance Charge Collections. Monies in the Spread Account will be invested in Eligible Investments. After the earliest of (a) the payment in full of the Invested Amount, (b) the Fully Funded Date and (c) the Series Termination Date, any funds remaining on deposit in the Spread Account will be distributed to the Seller. On any Transfer Date after the 1990 Trust Termination Date and prior to the Fully Funded Date, if the amount in the Spread Account is less than the Projected Spread, the Master Trust Trustee will deposit the amount of such deficiency (the "Spread Account Deposit Amount"), to the extent available from Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from Offered Series and Available Seller's Finance Charge Collections, in the Spread Account as described above in "Available Certificateholder Interest Collections." The Spread Account will initially be funded with an amount up to the Projected Spread from funds on deposit in the 1990 Trust Spread Account and allocated to the Offered Series. See "Navistar Financial Securities Corporation and the Master Trust -- The Master Trust." The "Projected Spread" will be set forth in the Prospectus Supplement. During an Investment Period or an Early Amortization Period, the Master Trust Trustee will deposit all Spread Account funds in the Liquidity Reserve Account.

    The Liquidity Reserve Account will be an Eligible Deposit Account established and maintained on or prior to the commencement of an Early Amortization Period or an Investment Period in the name of the Master Trust for the benefit of the Seller. After the 1990 Trust Termination Date and after the commencement of an Investment Period or an Early Amortization Period, Available Seller's Principal Collections that would otherwise be paid to the Seller will be deposited in the Liquidity Reserve Account, to the extent described herein, until such time as the amount on deposit is equal to the Available Subordinated Amount, in order to assure a source of funds for payment with respect thereto. The Seller will possess all right, title and interest in all funds on deposit in the Liquidity Reserve Account, except that no such funds will be paid to the Seller during an Investment Period or Early Amortization Period if such payment would reduce the funds in the Liquidity Reserve Account below an amount equal to the Available Subordinated Amount.

CERTIFICATEHOLDER CHARGE-OFFS

    If, for any Transfer Date, the Available Subordinated Amount equals or is reduced to zero (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Transfer Date) and the Deficiency Amount is greater than zero (as reduced by all the allocations, distributions, withdrawals and deposits to be made on such Transfer Date), the Invested Amount will be reduced by such Deficiency Amount, but not by more than the Offered Series Dealer Note Losses for the related Due Period remaining unreimbursed after all applications of funds or reductions of the Available Subordinated Amount described herein (a "Certificateholder Charge-Off"). As of any Transfer Date, Certificateholder Charge-Offs for all prior Transfer Dates will be considered unreimbursed unless such amounts are reimbursed (and to the extent not reimbursed). Unreimbursed Certificateholder Charge-Offs will be reimbursed on any subsequent Transfer Date out of Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from other Series allocable to the Offered Series and, to the extent available therefor, Available Draw Funds and, in certain circumstances, funds on deposit in the Negative Carry Reserve Fund. To the extent so reimbursed, Certificateholder Charge-offs will no longer be considered unreimbursed, and the Invested Amount will be reinstated to the extent any Certificateholder Charge-Offs are reimbursed. See "Description of Offered Certificates -- Allocation of Collections After the 1990 Trust Termination -- Date Available Certificateholder Interest Collections."


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DISTRIBUTIONS TO OFFERED CERTIFICATEHOLDERS AND THE SWAP COUNTERPARTY

    On the business day immediately preceding each Distribution Date (the "Transfer Date"), the Servicer will instruct the Master Trust Trustee to transfer to the Distribution Account the funds on deposit in the Series Principal Account and, to the extent provided herein, the Collections Account, and the Servicer will instruct the Master Trust Trustee to make, without duplication, the following distributions from the Distribution Account. All such transfers and distributions will be made after allocations, if any, to the Series Principal Account for such Distribution Date have been made.

        (a) Interest Distributions and Net Swap Payments. On each Distribution Date (including the Expected Payment Date), Monthly Interest will be distributed to the Offered Certificateholders as accrued interest on the Offered Certificates. To the extent any interest is due but not distributed on any such Distribution Date, such amount will be distributed on the following Distribution Date, along with, to the extent permitted by law, interest at the Offered Certificate Rate on such amount. In addition, Net Swap Payments, if any, (including any previously due but unpaid Net Swap Payments and interest thereon) will be made to the Swap Counterparty. If funds are inadequate to pay the aggregate amount of Monthly Interest and Net Swap Payments, such payments will be made to the extent of funds available pro rata based on the relative amounts due.

        (b) Expected Payment Date. On the Expected Payment Date, in addition to the amount described in (a) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on such Distribution Date) on the Offered Certificates.

        (c) Early Amortization Period. Except as otherwise provided in the Prospectus Supplement, on each Distribution Date related to a Due Period occurring during an Early Amortization Period, in addition to the amount described in (a) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on such Distribution Date) on the Offered Certificates.

        (d) Early Distributions. On any Early Distribution Date, the amount on deposit in the Series Principal Account treated as Early Distribution Amounts will be distributed as principal on the Offered Certificates for which an Early Distribution election has been made.

INVESTMENT EVENTS

    If an Investment Event occurs prior to the 1990 Trust Termination Date, the Related 1990 Certificate will begin to amortize and Related 1990 Certificate Principal Collections will be deposited into the Series Principal Account on each day such Related 1990 Certificate Principal Collections are paid to the Master Trust by, or on behalf of, the 1990 Trust (in an amount not to exceed, in the aggregate, the Invested Amount). If an Investment Event occurs after the 1990 Trust Termination Date, commencing on the first business day following the Investment Period Commencement Date, Series Allocable Principal Collections will no longer be paid to the Seller or allocated to any other Series but instead will be deposited in the Series Principal Account on each business day (in an amount not to exceed, in the aggregate, the Invested Amount), except as described below, and the Controlled Deposit Amount will no longer apply to allocations of principal in respect of the Offered Certificates.

    The "Investment Events," if any, with respect to the Offered Series will be specified in the Prospectus Supplement.

    An Investment Period will commence as of the close of business on the business day immediately preceding the day on which the Investment Event is deemed to have occurred (the "Investment Period Commencement Date"). Deposits of principal to the Series Principal Account on each business day will begin on the first business day following the Investment Period Commencement Date.

    In connection with the issuance of the Offered Certificates, the Prospectus Supplement may provide for Early Distributions of principal to certain Offered Certificateholders on the Early Distribution Date. In such case, the terms "Early Distribution," "Early Distribution Amount" and "Early Distribution Date" will be defined in the Prospectus Supplement. If the Prospectus Supplement does not provide for Early Distributions, such terms will not be operative.


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


EARLY AMORTIZATION EVENTS

    If an Early Amortization Event occurs prior to the 1990 Trust Termination Date, the Related 1990 Certificate will begin to amortize and Related 1990 Certificate Principal Collections will be deposited into the Series Principal Account on each day such Related 1990 Certificate Principal Collections are paid to the Master Trust by, or on behalf of, the 1990 Trust (in an amount not to exceed, in the aggregate, the Invested Amount). If an Early Amortization Event occurs after the 1990 Trust Termination Date, commencing on the first business day following the Early Amortization Period Commencement Date, Offered Series Principal Collections will no longer be paid to the Seller, allocated to any other Series or retained in the Excess Funding Account for the benefit of the Offered Series but instead will be deposited into the Series Principal Account (in an amount not to exceed, in the aggregate, the Invested Amount) to be distributed to Offered Certificateholders monthly on each Distribution Date. The Controlled Deposit Amount will not apply to allocations in respect of the Offered Certificates. Unless the Prospectus Supplement with respect to an Offered Series otherwise specifies, an "Early Amortization Event" refers to any of the following events:

        (a) the Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with such Act;

        (b) the failure of the Swap Counterparty to make any payment under the Interest Rate Swap within one day after the date such payment was due (after taking into account any applicable grace period under the Interest Rate
    Swap) unless (i) the Seller causes Available Seller's Finance Charge Collections or other funds to be applied to make such payment and (ii) the Servicer engages a replacement Swap Counterparty (which may be itself) prior to the next Transfer Date and the Rating Agency Condition is satisfied;

        (c) the Invested Amount is not reduced to zero by the Expected Payment Date (other than after the Fully Funded Date);

        (d) the United States government or any agency or instrumentality thereof files a notice of a lien on the assets of NFC or NFSC under Internal Revenue Code Section 6323 or any similar statutory provision (including, but not limited to, Section 302(f) or Section 4068 of ERISA) which is or may in the future be prior to the lien of the Master Trust Trustee on the assets of the Master Trust (including without limitation proceeds of the Dealer Notes); and

        (e) any other event specified in the Prospectus Supplement with respect to an Offered Series.

    Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred (the "Early Amortization Period Commencement Date"). Except as otherwise provided in the Prospectus Supplement, monthly distributions in respect of the Invested Amount will begin on the first Distribution Date following the Due Period in which an Early Amortization Period has commenced.

        "Early Amortization Period" means the period beginning on the Early Amortization Period Commencement Date and ending upon the first to occur of
    (a) the payment in full to the Offered Certificateholders of the Invested Amount and (b) the Series Termination Date.

TERMINATION; FULLY FUNDED DATE

    Termination. The Master Trust will terminate on the first to occur of (a) the day following the Distribution Date on which the aggregate series invested amounts for all Series is zero and no Series of variable funding certificates is outstanding or, if later, the date on which the final distribution has been made or provided for with respect to the Offered Certificates and each other Series of certificates (it being understood that no distribution on any variable funding certificate shall be final while such variable funding certificate remains outstanding), (b) the date on which proceeds from the sale, disposal or other liquidation of the Dealer Notes are distributed to the Certificateholders following an insolvency event with respect to the Seller, as provided in the Pooling and Servicing Agreement and (c) a day which is 21 years less one day after the death of the officers and the last survivor of all the lineal descendants of every officer of the Master Trust Trustee who are living on the date hereof except that if at any time any of the obligations and responsibilities of

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



the Seller, the Servicer and the Master Trust Trustee under the Pooling and Servicing Agreement shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of responsibilities and obligations for a period in gross, exceeding the period for which such responsibilities and obligations are hereinabove stated to extend and be valid), then such responsibilities and obligations shall not terminate as aforesaid but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until one day prior to such time as the same shall, under applicable law, cease to be valid. Upon termination of the Master Trust, all right, title and interest in the 1990 Trust Seller Certificate and any 1990 Trust Investor Certificate held by the Master Trust or the Dealer Notes, as the case may be, and other funds of the Master Trust (other than amounts in the Collections Account, the Excess Funding Account, any series principal account or distribution account for the final distribution of principal and interest to Certificateholders, Swap Counterparties and other Enhancement Providers) will be conveyed and transferred to the Seller.

    In any event, the last payment of principal and interest on the Offered Certificates will be due and payable no later than the "Series Termination Date" which will be set forth in the Prospectus Supplement. In the event that the Invested Amount is greater than zero on the Series Termination Date (after giving effect to deposits and distributions otherwise to be made on such Series Termination Date), the Master Trust Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Offered Certificateholders) an interest in the Dealer Notes in an amount equal to 110% of the Invested Amount on such Series Termination Date (after giving effect to such deposits and distributions) except that in no event shall such amount exceed the Series Allocation Percentage (for the Due Period in which such Series Termination Date occurs) of Dealer Notes and amounts on deposit in the Excess Funding Account held by the Master Trust on such Series Termination Date. The net proceeds of such sale and any collections on the Dealer Notes will be paid pro rata to Offered Certificateholders on the Series Termination Date as the final payment on the Offered Certificates. Any excess will be distributed
(i) first, to pay any amounts owing by the Master Trust to the Swap Counterparty pursuant to the Interest Rate Swap to such Swap Counterparty and (ii) second, to the Seller.

    Fully Funded Date. Following the occurrence of the Fully Funded Date, Offered Certificateholders will no longer have any interest in the Related 1990 Certificate or the Dealer Notes, as the case may be, and all the representations and covenants of the Seller and the Servicer relating to the Dealer Notes as well as certain other provisions of the Pooling and Servicing Agreement and all remedies for breach thereof, will no longer accrue to the benefit of the Offered Certificateholders. In addition, upon the occurrence of the Fully Funded Date,
(i) neither Related 1990 Certificate Collections nor Finance Charge Collections, Principal Collections or Dealer Notes Losses, as the case may be, will be allocated to the Offered Series and (ii) if the final distribution has been made with respect to each other Series of investor certificates or the Fully Funded Date has occurred with respect thereto, all right, title and interest in the Related 1990 Certificate or Dealer Notes (and related assets held by the Master Trust), as the case may be, will be conveyed and transferred to the Seller.

REPORTS TO OFFERED CERTIFICATEHOLDERS

    On each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, the paying agent will forward to each holder of 1990 Trust Investor Certificates (including the Master Trust as holder of the Related 1990 Certificate) a statement prepared by the Servicer and delivered to the 1990 Trust Trustee based on information provided by the Servicer setting forth the following information (which, in the case of (a), (b), (c), (h) and (i) below, will be stated for each class of 1990 Trust Investor Certificates on the basis of an original principal amount of $1,000 per certificate and, in the case of (h) and (i), will also be stated on an aggregate basis):

    (a) the total amount of payments;

        (b) the principal amount of such payment allocable to principal payable in respect of the 1990 Trust Investor Certificates ("Certificate Principal");

        (c) the amount of such payment allocable to 1990 Trust Investor Certificate Interest;

        (d) the aggregate amount of Principal Collections processed during the related Due Period, and the amount of such Principal Collections which were allocated to each class for which a Class Amortization Date has occurred (an

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



    "Amortizing Class"), if any, deposited in the 1990 Trust Spread Account or the Liquidity Reserve Account, used to purchase New Dealer Notes or 1990 Trust Investment Securities or paid to the Seller;

        (e) the aggregate amount of Dealer Finance Charges and NITC Finance Charges for the Due Period;

        (f) the aggregate amount of Dealer Notes and 1990 Trust Investment Securities, the 1990 Trust Total Investor Interest as a percentage of the aggregate amount of the Dealer Notes and 1990 Trust Investment Securities as of the end of the day on the last day of the related Due Period (after giving effect to payments and adjustments made pursuant to the 1990 Trust Agreement);

        (g) the Class Charged-Off Amount for each class of 1990 Trust Investor Certificates for such Distribution Date after giving effect to payments and adjustments made pursuant to the 1990 Trust Agreement;

        (h) an amount equal to the product of 1990 Trust Principal Losses and the 1990 Trust Total Investor Percentage (the "Investor Loss Amount") and Class Loss Amounts and the amount by which the Investor Loss Amount and Class Loss Amounts have been reduced on the Transfer Date;

        (i) the amount of the 1990 Trust Monthly Servicing Fee and the amount of the 1990 Trust Monthly Servicing Fee allocable to the 1990 Trust Investor Certificates for the related Due Period;

        (j) the 1990 Trust Available Subordinated Amount and the 1990 Trust Seller Interest;

        (k) the amount of Principal Collections on deposit in the 1990 Trust Collections Account and the share thereof allocable to each Amortizing Class;

        (l) the sum of (i) income from 1990 Trust Investment Securities, and
    (ii) income form the investment of funds in the Certificate Series Principal Account, the 1990 Trust Distribution Account and the 1990 Trust Collections Account, each during such Due Period (the "1990 Trust Investment Income") for the Due Period;

        (m) the 1990 Trust Deficiency Amount for such Distribution Date after giving effect to payments and adjustments made pursuant the 1990 Trust Agreement;

        (n) the amount by which (i) the sum of (a) Investor Certificate Interest for such Distribution Date and (b) the Deficiency Amount immediately prior to such date exceeds (ii) the amount to be paid to the Distribution Account (after giving effect to the payments and adjustments described herein (the "1990 Trust Deficiency Amount") from the preceding Distribution Date being reimbursed on the Distribution Date;

        (o) the total amount to be deposited in the 1990 Trust Distribution Account in respect of 1990 Trust Investor Certificate Interest on such Distribution Date;

        (p) each Class Invested Amount and Class Investor Interest after giving effect to payments and adjustments made pursuant to the 1990 Trust Agreement;

        (q) the 1990 Trust Minimum Seller Interest after giving effect to payments and adjustments made pursuant to the Agreement;

        (r) during any 1990 Trust Amortization Term and with respect to any Amortizing Class, the percentage equivalent of a fraction the numerator of which is the Class Investor Interest for such Class and the denominator of which is the sum of the 1990 Trust Total Investor Interest and the 1990 Trust Seller Interest, each as of the Class Amortization Date (the "Class Amortization Percentages"); and

        (s) with respect to Investment Securities in the Collection Account and Eligible Investments in the Liquidity Reserve Account, a listing of all such investments as of the last day of the Due Period, including specified information with respect thereto.


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
    Upon receipt of any such statement in respect of the Related 1990 Certificate, the Master Trust Trustee will forward, or will cause the Servicer to forward, a copy of such statement to each Offered Certificateholder (which is expected to be Cede as nominee for DTC unless Definitive Certificates are issued).

    On each Distribution Date, the paying agent will forward to each Offered Certificateholder (which is expected to be Cede as nominee for DTC unless Definitive Certificates are issued) a statement prepared by the Servicer and delivered to the Master Trust Trustee based on information provided by the Servicer setting forth, among other things, the following information (which, prior to the 1990 Trust Termination Date, will include only the amounts referred to in (c), (d) and (e) below and which, in the case of (a), (b), (c), (h) and
(i) below, will be stated on the basis of an original principal amount of $1,000 per Offered Certificate):

        (a) the aggregate amount of Collections, including the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections for the related Due Period;

        (b) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage (if applicable) for the related Due Period;

        (c) the total amount, if any, to be distributed on the Offered Certificates on such Distribution Date;

        (d) the amount, if any, of such distribution allocable to the Invested Amount;

        (e) the amount, if any, of such distribution allocable to interest on the Offered Certificates;

        (f) Dealer Note Losses for the related Due Period;

        (g) the Draw Amount as of the related Transfer Date, if any;

        (h) the amount of the Certificateholder Charge-Offs and the amount of reimbursements thereof as of the related Transfer Date;

        (i) the amount of the Offered Series Servicing Fee to be paid on such Distribution Date;

        (j) the Controlled Deposit Amount for the related Due Period (if applicable);

        (k) the Invested Amount (after giving effect to all distributions that will occur on such Distribution Date);

        (l) the aggregate amount of Dealer Notes and funds on deposit in the Excess Funding Account as of the end of the last day of the related Due Period (after giving effect to payments and adjustments made pursuant to the Pooling and Servicing Agreement);

        (m) the Available Subordinated Amount and the Negative Carry Subordinated Amount (after giving effect to draws thereon on such Distribution Date);

        (n) with respect to Eligible Investments in the Series Principal Account, the Excess Funding Account, the Negative Carry Reserve Fund and the Liquidity Reserve Account, a listing of all such investments as of the last day of the Due Period, including specified information with respect thereto; and

        (o) the amount of Remaining Available Seller's Principal Collections, the aggregate amount of Excess Seller's Principal Collections and Remaining Available Seller's Principal Collections treated as Shared Seller Principal Collections, the aggregate amount of shared seller principal collections from other Series, and the amount of shared seller principal collections allocated to the Offered Certificates and to other Series.

    In addition, on or about January 31 of each calendar year (beginning in 1998 with respect to the Offered Certificateholders), the Master Trust Trustee will furnish to the Servicer and the paying agent a list of each person who at any time during the preceding calendar year was an Offered Certificateholder and received any payment thereon and the dates such person held an Offered Certificate, and the paying agent will furnish to each such Offered Certificateholder a statement prepared by the paying agent containing the information required to be provided by an

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



issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was an Offered Certificateholder, together with such other customary information as is necessary or desirable to enable the Offered Certificateholders to prepare their tax returns. As long as the holder of record of the Offered Certificates is Cede, as nominee of DTC, beneficial owners of Offered Certificates will receive tax and other information from Participants and Indirect Participants rather than from the Master Trust Trustee or the Servicer.

EVIDENCE AS TO COMPLIANCE

    Pursuant to the Applicable Agreement, on or about April 15 of each calendar year, beginning in April, 1992, the Servicer has caused and will continue to cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the Active Trustee to the effect that they have compared the mathematical calculations of each amount set forth in each of the monthly certificates forwarded by the Servicer to the Seller, the Active Trustee and the paying agent (as required under the Applicable Agreement) during the preceding calendar year with the computer reports of the Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such report. In addition, such a firm has furnished and will continue to furnish a report to the Active Trustee and the Servicer to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Applicable Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Active Trust and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the Applicable Agreement, except for such exceptions as shall be set forth in such report. The procedures to be followed by such accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

    Each of the 1990 Trust Agreement and the Pooling and Servicing Agreement also requires the Servicer to have delivered to the trustee thereunder, the Seller and the Rating Agencies, on or about April 15 of each calendar year, beginning in April, 1992, and within ten business days of the Servicer's discovery of a Servicer Termination Event, an officer's certificate stating that
(a) in the course of such officer's duties as an officer of the Servicer such officer would normally obtain knowledge of any Servicer Termination Event and
(b) whether such officer has obtained knowledge of any such Servicer Termination Event, and, if so, specifying each Servicer Termination Event of which the signing officer has knowledge and the nature of the Servicer Termination Event.

    The Pooling and Servicing Agreement requires the Seller to have delivered to the Master Trust Trustee, the Servicer and the Rating Agencies, on or about April 15 of each calendar year, and within ten business days after the Seller has knowledge of any event discussed below, an officer's certificate stating that (a) in the course of such officer's duties as an officer of the Seller such officer would normally obtain knowledge of any 1990 Trust Amortization Event, an Investment Event or an Early Amortization Event or any breach of the Seller's covenants in the Pooling and Servicing Agreement and (b) whether such officer has obtained knowledge of any such 1990 Trust Amortization Event, Investment Event or Early Amortization Event or breach of covenant, and, if so, specifying such 1990 Trust Amortization Event, Investment Event or Early Amortization Event or breach of covenant of which the signing officer has knowledge and the nature thereof.

    The Servicer will give the Master Trust Trustee copies of all statements, certificates and reports furnished to the 1990 Trust Trustee, and copies thereof, as well as copies of any statements, certificates, and reports furnished directly to the Master Trust Trustee, may be obtained by a request in writing to the Master Trust Trustee addressed to the Corporate Trust Office.

INDEMNIFICATION OF MASTER TRUST AND MASTER TRUST TRUSTEE; LIMITATION ON LIABILITY OF CERTAIN PERSONS

    Pursuant to the terms of the Pooling and Servicing Agreement, the Seller and NFC will indemnify and hold harmless the Master Trust and the Master Trust Trustee from and against any loss, liability, expense, damage or injury suffered arising out of the activities of the Master Trust or the Master Trust Trustee, except that (i) the Seller and NFC will not indemnify the Master Trust or the Offered Certificateholders for liabilities arising from actions taken by the Master Trust Trustee at the request of Offered Certificateholders, (ii) the Seller and NFC will not indemnify the Master Trust or the Master Trust Trustee for any liability, costs, or expenses of the Master Trust or the Master Trust Trustee resulting from the Master Trust Trustee's own negligent action, its own negligent failure to act, or its own misconduct and (iii) the Seller

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and NFC will not indemnify the Master Trust or the Offered Certificateholders with respect to any federal, state, or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Offered Certificateholders. Generally, the 1990 Trust and the 1990 Trust Trustee are similarly indemnified and held harmless under the 1990 Trust Agreement.

    The Agreements provide that no recourse under any obligation or covenant of the Agreements, or for any claim based thereon, may be had against any incorporator, director, officer, or stockholder of the Seller or the Servicer. The Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Agreements which in the Servicer's reasonable opinion may involve it in any expense or liability.

THE MASTER TRUST TRUSTEE

    The Prospectus Supplement with respect to each Offered Series will specify the entity that will act as the Master Trust Trustee under the Pooling and Servicing Agreement, including the location of its principal office for the conduct of its corporate trust business (the "Corporate Trust Office") as of the date of this Prospectus. NFC and its affiliates (other than the Seller) may from time to time enter into normal banking and trustee relationships with the Master Trust Trustee. The Master Trust Trustee may not hold certificates issued under the Master Trust in its own name (but may do so in a fiduciary capacity). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Trust Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Master Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Master Trust Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Master Trust Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Master Trust Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Master Trust Trustee.

    The Master Trust Trustee may resign at any time upon written notice to the Seller and the appointment of a successor Master Trust Trustee. In addition, the Seller may remove the Master Trust Trustee if the Master Trust Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Master Trust Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Master Trust Trustee. Any resignation or removal of the Master Trust Trustee and appointment of a successor Master Trust Trustee does not become effective until acceptance of the appointment by the successor Master Trust Trustee.

AMENDMENTS

    The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Master Trust Trustee without the consent of the Certificateholders of any Series, provided such action will not, as evidenced by an officer's certificate of the Servicer, have a material adverse effect on the interests of the Certificateholders of such Series.

    The Pooling and Servicing Agreement or Supplement may also be amended by the Seller, the Servicer and the Master Trust Trustee with the consent of the holders of certificates evidencing not less than 66 2/3% of the aggregate series invested amounts of the certificates of each adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the stated amount of, or delay the stated timing of, distributions required to be made on any certificate or the stated amount available under any Enhancement without the consent of the holder of such certificate, (b) change the manner of calculating the Certificateholder's Interest of any Series without the consent of all Certificateholders of the adversely affected Series, (c) adversely affect the rating of any Series or class of any Rating Agency without the consent of two-thirds of the voting interests of such Series or class or (d) reduce the aforesaid percentages of the voting interests required to consent to such amendment without the consent of each Certificateholder. Promptly following the execution of an amendment described in this paragraph, the Master Trust Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

    The 1990 Trust Agreement may be amended by NFC, the Seller and the 1990 Trust Trustee, without consent of the holders of the 1990 Trust Investor Certificates, to cure any ambiguity or to correct or supplement any defective or inconsistent provision therein or to add any other provisions with respect to matters or questions arising under the

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Agreement which are not inconsistent with the provisions of the 1990 Trust
Agreement. No such amendment, however, may adversely affect in any material respect the interest of the holders of the 1990 Trust Investor Certificates.

    The 1990 Trust Agreement may also be amended by NFC, the Seller and the 1990 Trust Trustee with the consent of the holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating not less than 66 2/3% of the 1990 Trust Total Invested Amount for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Agreement or modifying in any manner the rights of holders of 1990 Trust Investor Certificates. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any 1990 Trust Investor Certificate, (b) change the definition of or the manner of calculating the Class Investor Interest, the 1990 Trust Total Investor Interest, the Class Invested Amount, the 1990 Trust Total Invested Amount, the 1990 Trust Total Investor Percentage, the Class Amortization Percentage, the Class Charged-Off Amount, the Class Loss Amount, the 1990 Trust Investor Loss Amount, or the 1990 Trust Minimum Seller Interest or (c) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each holder of a 1990 Trust Investor Certificate. Promptly following the execution of any amendment to the 1990 Trust Agreement, the 1990 Trust Trustee will furnish written notice of the substance of such amendment to each holder of a 1990 Trust Investor Certificate.

VOTING OF THE MASTER TRUST'S INTERESTS IN THE 1990 TRUST

    The Master Trust Trustee will have the right, without the consent of the Certificateholders, to vote, or to consent or withhold consent with respect to, the Class A-4 and Class A-5 Investor Certificates and any Related 1990 Certificate on any matter for which votes or consents are solicited under the 1990 Agreement, provided that such action will not, as evidenced by an officer's certificate of the Servicer, have a material adverse effect on the Certificateholders of any Series.

    The Master Trust Trustee will also have the right, with the consent of the Applicable Voting Percentage of the Certificateholders, to vote, or to consent or withhold consent, with respect to the Class A-4 and Class A-5 Investor Certificates and any Related 1990 Certificate on any matter for which votes or consents are solicited under the 1990 Agreement.

        "Applicable Voting Percentage" means, with respect to any matter for which votes or consents are solicited under the 1990 Agreement, the percentage of votes or consents of the 1990 Trust Investor Certificates needed to pass the proposed matter.

AMENDMENT TO SELLER CERTIFICATE OF INCORPORATION

    The Pooling and Servicing Agreement authorizes the Seller to amend and restate its Certificate of Incorporation to allow it greater flexibility in certain respects than it now enjoys. The amended and restated Certificate of Incorporation will clarify the degree to which the Seller may incur additional indebtedness, will provide that further amendments to the amended and restated Certificate of Incorporation may be effected upon satisfaction of the Rating Agency Condition with respect to all outstanding rated securities, and will expand in limited respects the types of securitization transactions in which the Seller may engage. The Seller intends to file the amended and restated Certificate of Incorporation no later than the Distribution Date following the 1990 Trust Termination Date. The Seller believes that each of these provisions is consistent with the establishment of NFSC as a limited purpose corporation. The amended and restated Certificate of Incorporation will be substantially in the form of an exhibit to the Pooling and Servicing Agreement, a copy of which may be obtained from the Master Trust Trustee upon request.

LIST OF CERTIFICATEHOLDERS

    In the event that Definitive Certificates are issued, upon written request of three or more Certificateholders of record, and after having been adequately indemnified by such Certificateholders for its costs and expenses, the Master Trust Trustee will afford such Certificateholders access, during normal business hours, to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement.


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SELLER AUTHORIZED TO FILE REPORTS PURSUANT TO SECURITIES EXCHANGE ACT

    The Seller is authorized to file on behalf of the Master Trust all reports required to be filed with the Commission or any exchange or association of securities dealers pursuant to the Exchange Act, or any rules or regulations thereunder. The Seller does not intend to maintain registration of the Offered Certificates under the Exchange Act if it becomes unnecessary to do so.

CERTAIN LIMITATIONS ON RIGHTS OF CERTIFICATEHOLDERS

    Except as otherwise described in "Amendments," no Certificateholder will have any right to vote or control in any manner the operation and management of the Master Trust, or the obligations of the parties thereto. The Pooling and Servicing Agreement does not provide for any annual or other meeting of the Certificateholders.

GOVERNING LAW

    The Master Trust will be administered by the Master Trust Trustee in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions.

                  TERMS OF THE 1990 TRUST INVESTOR CERTIFICATES

    Pursuant to the terms of the 1990 Trust Agreement, each 1990 Trust Investor Certificate represents a fractional undivided interest in the 1990 Trust, including the right to receive a floating percentage of NITC Finance Charges, Dealer Finance Charge Collections, and, with respect to any Amortizing Class, a fixed percentage of Principal Collections. The 1990 Trust assets include the Eligible Dealer Notes existing as of the associated Closing Date, any Eligible Dealer Notes subsequently transferred to the 1990 Trust and all monies due or to become due with respect thereto, the interest of the Seller in the security interests in the related Financed Vehicles, all proceeds of the Dealer Notes (including Insurance Proceeds), the 1990 Trust Investment Securities and such funds as from time to time are deposited in certain accounts.

    The 1990 Trust Seller Certificate represents the 1990 Trust Seller Interest. The 1990 Trust Seller Interest represents that fractional undivided interest in the 1990 Trust which is not represented by the 1990 Trust Investor Certificates, including the right to receive a floating percentage of NITC Finance Charges, Dealer Finance Charge Collections and, upon amortization, Principal Collections, subject to the subordination of a portion of its interest to the interests of the holders of 1990 Trust Investor Certificates.

    1990 Trust Investor Certificate Interest on the 1990 Trust Investor Certificates will be paid on the twenty-fifth day of each month, or if such twenty-fifth day is not a Business Day, the next Business Day thereafter. Interest accrues on the unpaid principal amount of each class of 1990 Trust Investor Certificates at a per annum rate equal to LIBOR plus the "Class Certificate Margin" (which is set forth in the Prospectus Supplement) (the "Class Certificate Rate") for such class (calculated on the basis of a 360-day year of twelve 30-day months).

    The Class Amortization Date for any class of 1990 Trust Investor Certificates (on which date the 1990 Trust related Amortization Period will commence) is the earlier of (i) the Scheduled Class Amortization Date for such class or (ii) the date on which a 1990 Trust Amortization Event occurs. Once an Amortization Period has commenced for any class of 1990 Trust Investor Certificates, monthly principal payments to holders of such class will begin on the Distribution Date related to the Due Period in which the Class Amortization Date occurred. Principal payments on the Class A-1 and Class A-2 Investor Certificates began on January 27, 1997 and January 26, 1998, respectively, and the Class A-1 and Class A-2 Investor Certificates have been paid in full. Principal payments with respect to the Class A-3 Investor Certificates are scheduled to begin on January 25, 1999. Because the 1990 Trust Termination Date is expected to occur prior to the Class Amortization Dates for the Class A-4 and Class A-5 Investor Certificates or the Related 1990 Certificates, no scheduled principal payments are expected to be made on the Class A-4 and Class A-5 Investor Certificates or the Related 1990 Certificates.


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


TRUST ACCOUNTS

    General. Pursuant to the terms of the 1990 Trust Agreement and the 1990 Trust Interest Deposit Agreement, the 1990 Trust Trustee has established or will establish six different trust accounts (collectively, the "Trust Accounts"), each as further described below for the benefit of each class of 1990 Trust Investor Certificates. Each Trust Account will be a non-interest bearing segregated account established with the trust department of the 1990 Trust Trustee or with an office or branch of a depository institution organized under the laws of the United States of America or any one of the states thereof which at all times has a short-term certificate of deposit rating of A-1+/P-1 or better by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively, and whose deposits are insured by the Federal Deposit Insurance Corporation, acting through either the Savings Association Insurance Fund or the Bank Insurance Fund or any fund established by a United States government regulatory body or agency succeeding to the function thereof (the "FDIC"), or any successor thereto (a "Qualified Institution") (which Qualified Institution may be the 1990 Trust Trustee). The Servicer will have the revocable power to instruct the 1990 Trust Trustee to withdraw funds from the Trust Accounts for the purpose of carrying out its duties under the 1990 Trust Agreement and the 1990 Trust Interest Deposit Agreement. Funds on deposit overnight or for a longer period in a Trust Account will be invested in Eligible Investments with a stated maturity, if any, within a period from the date of issuance thereof approved by the Rating Agencies on or prior to the Transfer Date on which the funds represented thereby are to be deposited in the 1990 Trust Distribution Account pursuant to the 1990 Trust Agreement, except that with respect to any funds on deposit in the 1990 Trust Interest Deposit Account, any Eligible Investment must mature no later than two business days after the end of each Due Period. (Funds on deposit in the 1990 Trust Interest Deposit Account are subject to certain other restrictions as specified in the 1990 Trust Interest Deposit Agreement). Net interest and earnings (less investment expenses) on all such deposited funds will be included in the calculation of 1990 Trust Investment Income for the relevant Due Period, except that with respect to the 1990 Trust Spread Account and the 1990 Trust Interest Deposit Account, all such interest and earnings will be added to the amounts on deposit in each of the 1990 Trust Spread Account and the 1990 Trust Interest Deposit Account, respectively.

    1990 Trust Distribution Account, Collections Account, and Certificate Principal Account. The 1990 Trust Trustee has established and will maintain in the name of the 1990 Trust (a) for the benefit of the holders of 1990 Trust Investor Certificates, (i) a "1990 Trust Distribution Account," from which all payments to holders of 1990 Trust Investor Certificates will be made and (ii) a "Certificate Principal Account," which account will serve as the depository for all Principal Collections allocated to an Amortizing Class until otherwise transferred to the 1990 Trust Distribution Account on the Transfer Date and (b) for the benefit of the holders of 1990 Trust Investor Certificates, a "1990 Trust Collections Account," which will serve as the initial depository for all NITC Finance Charges, Dealer Finance Charge Collections and 1990 Trust Principal Collections (collectively, the "1990 Trust Collections").

    1990 Trust Liquidity Reserve Account. The 1990 Trust Trustee, for the benefit of the Seller, will establish (on or prior to the commencement of a 1990 Trust Early Amortization Period) and maintain in the name of the 1990 Trust a "1990 Trust Liquidity Reserve Account." During a 1990 Trust Early Amortization Period, all Principal Collections that would otherwise be used for Acquisitions or paid to the Seller will be deposited in the 1990 Trust Liquidity Reserve Account until such time as the amount on deposit is equal to the 1990 Trust Available Subordinated Amount, in order to assure a source of funds for credit enhancement on the 1990 Trust Investor Certificates. The Seller will possess all right, title and interest in all funds on deposit in the 1990 Trust Liquidity Reserve Account, except that no funds on deposit will be paid to the Seller during a 1990 Trust Early Amortization Period if such payment would reduce the funds in the 1990 Trust Liquidity Reserve Account below an amount equal to the 1990 Trust Available Subordinated Amount (see " -- Limited Subordination of the 1990 Trust Seller Interest; 1990 Trust Available Subordinated Amount" and " -- 1990 Trust Amortization Events").

    1990 Trust Spread Account. The 1990 Trust Trustee has established and will maintain in the name of the 1990 Trust, for the benefit of the holders of the 1990 Trust Investor Certificates, a "1990 Trust Spread Account," which account will be funded at all times with an amount equal to at least 1.25% of the 1990 Trust Total Invested Amount. The funds on deposit will be increased if, as of the first day of the calendar month in which the Distribution Date occurs or, if such first day is not a business day, the next business day thereafter, the sum of the aggregate 1990 Trust Investor Certificate Interest for each class of 1990 Trust Investor Certificates and the 1990 Trust Servicing Fee, in each case as projected for all classes of 1990 Investor Certificates for the Distribution Period, and the product of (a) 1.0% per annum calculated on the basis of a 360-day year and twelve 30-day months and (b) the principal amount of Dealer Notes outstanding exceeds the projected income from the 1990 Trust's portfolio of Dealer Notes for the related Due Period. The "1990 Trust Projected Spread" is equal to any such excess plus 1.25% of the 1990 Trust Total Invested Amount. If the 1990 Trust

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Projected Spread is greater than the amount on deposit in the 1990 Trust Spread
Account (the "1990 Trust Spread Account Deposit"), the Servicer will withdraw from the 1990 Trust Collections Account all Principal Collections remaining after deposits in the Certificate Principal Account of Principal Collections allocable to any Amortizing Class and deposit such Principal Collections in the 1990 Trust Spread Account until the amount of the 1990 Trust Spread Account Deposit equals the 1990 Trust Projected Spread; however, if the 1990 Trust Spread Account Deposit is greater than the 1990 Trust Projected Spread, the Servicer will withdraw the amount of such excess from the 1990 Trust Spread Account, deposit such excess in the 1990 Trust Collections Account, and apply it as Principal Collections for the current Due Period in accordance with the 1990 Trust Agreement. See "Terms of the 1990 Trust Investor Certificates -- Application of Collections."

1990 TRUST AMORTIZATION EVENTS

    The occurrence of a 1990 Trust Amortization Event is the only circumstance under which a 1990 Trust Amortization Term will commence prior to a Scheduled Class Amortization Date. The "Scheduled Class Amortization Date" for the Class A-3 Investor Certificates is December 1, 1998, for the Class A-4 Investor Certificate, the earlier of (a) August 25, 2004 and (b) the date on which there occurs any Early Amortization Event or Investment Event with respect to the Series of certificates issued by the Master Trust related to the Class A-4 Investor Certificate, for the Class A-5 Investor Certificates, the earlier of
(a) August 25, 2003 and (b) the date on which there occurs any Early Amortization Event or Investment Event with respect to the Series of certificates issued by the Master Trust related to the Class A-5 Investor Certificates, and, for a Related 1990 Certificate and for any other class of 1990 Trust Investor Certificates issued to the Master Trust, will be set forth in the Prospectus Supplement. The Scheduled Class Amortization Date for the Class A-1 and Class A-2 Investor Certificates occurred on December 1, 1996 and December 1, 1997, respectively, and such certificates have been paid in full. The first Distribution Date of a 1990 Trust Early Amortization Period will be the Distribution Date related to the Due Period in which the 1990 Trust Amortization Event takes place. During a 1990 Trust Early Amortization Period, all Principal Collections that would otherwise be paid to the Seller pursuant to the 1990 Trust Agreement will instead be deposited in the 1990 Trust Liquidity Reserve Account until such time as the amount on deposit in the 1990 Trust Liquidity Reserve Account is equal to the 1990 Trust Available Subordinated Amount.

    A "1990 Trust Amortization Event" is defined under the 1990 Trust Agreement as any one of the following events occurring prior to the 1990 Trust Termination
Date:

        (a) failure on the part of the Seller (i) to make any payment, distribution or deposit required under the 1990 Trust Agreement (or within five business days thereafter) or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller, which continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller;

        (b) any representation or warranty made by the Seller pursuant to the 1990 Trust Agreement or any information contained in the schedule of Dealer Notes delivered thereunder (or any supplement thereto) shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of such incorrectness shall have been given to the Seller;

        (c) certain events of bankruptcy, insolvency or receivership involving any of the Seller, NFC, NITC or NIC;

        (d) the Seller shall become legally unable for any reason to transfer Dealer Notes to the 1990 Trust in accordance with the provisions of the 1990 Trust Agreement;

        (e) the 1990 Trust Available Subordinated Amount is reduced to less than 87.1% of the 1990 Trust Maximum Subordinated Amount;

        (f) the 1990 Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and shall not be exempt from compliance with such Act;

        (g) any 1990 Trust Servicer Termination Event shall occur (i) which would have a material adverse effect on the holders of 1990 Trust Investor Certificates and (ii) for which the Servicer has received a notice of termination;


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



        (h) at the end of any Due Period the 1990 Trust Seller Interest is reduced to an amount less than the 1990 Trust Minimum Seller Interest and the Seller has failed to assign additional Dealer Notes to the 1990 Trust in the amount of such deficiency within ten business days following the end of such Due Period;

        (i) on three consecutive Determination Dates, the "Average Coverage Differential" (defined as the average of the highest three of the four most recent Coverage Differentials (defined generally as the difference between the annualized percentage yield on the Dealer Notes and the sum of 1.00% and the weighted average interest rate on all outstanding classes of 1990 Trust Investor Certificates for the related Due Period)) shall be equal to or less than negative two percent (-2.00%);

        (j) on any Determination Date, the result of (i) the product of (A) the sum of Dealer Note Collections for each of the related Due Period and for the two immediately preceding Due Periods and (B) four divided by (ii) the daily average principal amount of Dealer Notes outstanding during such Due Periods ("Turnover") is less than 1.7;

        (k) on any Determination Date, the quotient of (i) the sum of 1990 Trust Dealer Note Losses for each of the related Due Period and the five immediately preceding Due Periods and (ii) the sum of Principal Collections for each of the related Due Period and the five immediately preceding Due Periods, is greater than or equal to 1%; or

        (l) failure on the part of NITC to make a deposit in the 1990 Trust Interest Deposit Account required by the terms of the 1990 Trust Interest Deposit Agreement on or before the date occurring five business days after the date such deposit is required by the 1990 Trust Interest Deposit Agreement to be made.

    In the case of any event described in clause (a) or (b) above, a 1990 Trust Amortization Event will be deemed to have occurred only if, after the applicable grace period expires, either the 1990 Trust Trustee or holders of 1990 Trust Investor Certificates evidencing fractional undivided interests aggregating not less than 51% of the 1990 Trust Total Invested Amount by written notice to the Seller and the Servicer (and to the 1990 Trust Trustee if given by the holders of 1990 Trust Investor Certificates), declare that a 1990 Trust Amortization Event has occurred as of the date of such notice, and in the case of any other event described above, a 1990 Trust Amortization Event will be deemed to have occurred without any notice or other action on the part of the 1990 Trust Trustee or the holders of 1990 Trust Investor Certificates immediately upon the occurrence of such event. Upon the occurrence of a 1990 Trust Amortization Event, a "1990 Trust Early Amortization Period" will commence.

LIMITED SUBORDINATION OF THE 1990 TRUST SELLER INTEREST; 1990 TRUST AVAILABLE SUBORDINATED AMOUNT

    The right of the holder of the 1990 Trust Seller Certificate to receive payments in respect of the 1990 Trust Seller Interest is subordinated to the interests of holders of the 1990 Trust Investor Certificates to the extent of the 1990 Trust Available Subordinated Amount. The "1990 Trust Available Subordinated Amount" for the Distribution Date immediately preceding the related Closing Date will be set forth in the Prospectus Supplement. As amounts are made available for the benefit of the holders of the 1990 Trust Investor Certificates from the subordinated portion of the 1990 Trust Seller Interest, the 1990 Trust Available Subordinated Amount and, in certain circumstances, the 1990 Trust Seller Interest, will be reduced. In subsequent Due Periods, the 1990 Trust Available Subordinated Amount may be reinstated by payments of 1990 Trust Excess Servicing to the holder of the 1990 Trust Seller Certificate (but in no event to exceed the 1990 Trust Maximum Subordinated Amount).

    As further protection for the holders of the 1990 Trust Investor Certificates, the 1990 Trust Agreement requires the 1990 Trust Seller Interest to be maintained at an amount equal to (a) the greater of (i) 118.5% of the sum of the Class Initial Invested Amounts for all outstanding classes of 1990 Trust Investor Certificates and (ii) after the earlier of the Scheduled Class Amortization Date for such class and the date on which a 1990 Trust Amortization Event occurs (the "Class Amortization Date"), 90% of the sum of the 1990 Trust Total Invested Amount and the 1990 Trust Seller Interest as of such Class Amortization Date, minus (b) the 1990 Trust Total Invested Amount (the "1990 Trust Minimum Seller Interest"). Therefore, if any payment to the Seller pursuant to the 1990 Trust Agreement would reduce the 1990 Trust Seller Interest to an amount below the 1990 Trust Minimum Seller Interest, rather than making such payment to the holder of the 1990 Trust Seller Certificate, such payment will instead, to the extent necessary to maintain the 1990 Trust Seller Interest at an amount equal to the 1990 Trust Minimum Seller Interest, be invested by the 1990 Trust Trustee in 1990 Trust Investment Securities.


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        "1990 Trust Investment Securities" means investments of Principal
    Collections in Eligible Investments necessary in order to maintain the 1990 Trust Seller Interest at an amount not less than the 1990 Trust Minimum Seller Interest.

    Generally, the maximum 1990 Trust Available Subordinated Amount (the "1990 Trust Maximum Subordinated Amount") will equal 15.5% of the 1990 Trust Total Invested Amount. Therefore, as Principal Collections during a 1990 Trust Amortization Term reduce the 1990 Trust Total Invested Amount, the 1990 Trust Maximum Subordinated Amount will be proportionately reduced. However, if on any date (a) the sum of (i) the difference between the 1990 Trust Maximum Subordinated Amount and the 1990 Trust Available Subordinated Amount, each as of such Class Amortization Date, and (ii) the aggregate amount of reductions to the 1990 Trust Available Subordinated Amount due to principal losses or interest deficiencies after such Class Amortization Date exceeds (b) 2% of the 1990 Trust Total Invested Amount as of such date, the 1990 Trust Maximum Subordinated Amount will not decline until the 1990 Trust Total Invested Amount equals the 1990 Trust Maximum Subordinated Amount, and thereafter the 1990 Trust Maximum Subordinated Amount will equal the 1990 Trust Total Invested Amount. In addition, if only one class of 1990 Trust Investor Certificates is outstanding, the 1990 Trust Maximum Subordinated Amount will not be reduced below the 1990 Trust Minimum Subordinated Amount until the 1990 Trust Total Invested Amount equals such 1990 Trust Minimum Subordinated Amount, and thereafter the 1990 Trust Maximum Subordinated Amount will decline dollar for dollar with the 1990 Trust Total Invested Amount. The "1990 Trust Minimum Subordinated Amount" will equal 6% of the Class Initial Invested Amount of such outstanding class.

    Notwithstanding the foregoing, if a 1990 Trust Amortization Event occurs, the 1990 Trust Maximum Subordinated Amount will remain at its then current level until the 1990 Trust Total Invested Amount is reduced to such level, whereupon the 1990 Trust Maximum Subordinated Amount will decline dollar for dollar with the 1990 Trust Total Invested Amount.

    For any Due Period, the 1990 Trust Available Subordinated Amount will be the lesser of (a) the 1990 Trust Maximum Subordinated Amount at the end of the immediately preceding Due Period and (b) the 1990 Trust Available Subordinated Amount at the end of the immediately preceding Due Period after adjusting for any payments by the 1990 Trust described herein.

NON-AMORTIZATION PERIOD; AMORTIZATION TERM

    During any period in which no class of 1990 Trust Investor Certificates is amortizing (a "Non-Amortization Period"), all Dealer Notes and 1990 Trust Investment Securities will be treated alike, and there will be no principal payments made with respect to any class. Upon the occurrence of any Scheduled Class Amortization Date or, if earlier, a 1990 Trust Amortization Event, a 1990 Trust Amortization Term will commence, and each Amortizing Class will begin to receive monthly payments of principal in addition to interest. If the 1990 Trust Amortization Event has commenced by reason of a Scheduled Class Amortization Date, the remaining classes (each a "Non-Amortizing Class") will continue to receive monthly payments of interest, without payment of principal. A 1990 Trust Amortization Term will end on the date on which the final distribution to the holders of the 1990 Trust Investor Certificates of any Amortizing Class is made.

COLLECTIONS

    NITC Finance Charges; Dealer Finance Charge Collections. On the NITC Interest Transfer Date, the Servicer will direct the 1990 Trust Trustee to withdraw from the 1990 Trust Interest Deposit Account and deposit in the 1990 Trust Collections Account an amount equal to the NITC Finance Charges for the immediately preceding Due Period. In addition, the Servicer will deposit all Dealer Finance Charge Collections in the 1990 Trust Collections Account within two business days of receipt thereof, net of any Dealer Finance Charge Collections that represent Advance Reimbursements. Finally, the Servicer will deposit any Advance for the Due Period in the 1990 Trust Collections Account on the Transfer Date.

    Principal Collections. Each business day during the Non-Amortization Period, the Servicer will deposit all Principal Collections in the 1990 Trust Collections Account within two business days of receipt thereof. The Servicer will first utilize such Principal Collections to make any necessary payments to the 1990 Trust Spread Account. To the extent available, the Servicer will next utilize Principal Collections to acquire all available Dealer Notes from the Seller. Finally, the Principal Collections remaining in the 1990 Trust Collections Account after giving effect to all payments and adjustments described in this paragraph will be paid to the Seller and the 1990 Trust Seller Interest will be reduced

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by the amount of such payment, except that if the 1990 Trust Seller Interest is reduced to an amount equal to the 1990 Trust Minimum Seller Interest, any remaining Principal Collections in the 1990 Trust Collections Account will be held as 1990 Trust Investment Securities (which 1990 Trust Investment Securities will mature on or prior to the Transfer Date related to the Due Period in which they are acquired).

    Each business day during an Amortization Term, the Servicer will deposit all Principal Collections in the 1990 Trust Collections Account within two business days of receipt thereof. For each Amortizing Class, the Servicer will direct the 1990 Trust Trustee to withdraw from the 1990 Trust Collections Account and deposit in the Certificate Principal Account an amount equal to the product of the amount of Dealer Note Collections deposited in the 1990 Trust Collections Account since the preceding business day and the Class Amortization Percentage for such Amortizing Class. Except as provided below, the remaining Principal Collections in the 1990 Trust Collections Account will be (a) first, deposited in the 1990 Trust Spread Account if any payment to the 1990 Spread Account is necessary pursuant to the terms of the 1990 Trust Agreement, (b) second (except in certain limited circumstances), used to acquire Dealer Notes and (c) third, paid to the Seller (subject to the terms and conditions described in the preceding paragraph). During a 1990 Trust Early Amortization Period, any amount that would otherwise be used for Acquisitions or paid to the Seller will instead be deposited in the 1990 Trust Liquidity Reserve Account, until the amount of funds in such Account equals the 1990 Trust Available Subordinated Amount.

    On each Transfer Date during a 1990 Trust Amortization Term, for each Amortizing Class, the Servicer will direct the 1990 Trust Trustee to deposit in the Certificate Principal Account an amount equal to the product of the principal amount of the proceeds of 1990 Trust Investment Securities maturing on such Transfer Date (after giving effect to any payments made for the benefit of holders of 1990 Trust Investor Certificates) and the Class Amortization Percentage for such Amortizing Class, except that the Servicer will not direct the 1990 Trust Trustee to make such a transfer if, after giving effect to such transfer, the 1990 Trust Seller Interest would be reduced to less than the 1990 Trust Minimum Seller Interest. The remaining proceeds will be deposited in the 1990 Trust Spread Account, used to acquire Dealer Notes or paid to the Seller in accordance with the 1990 Trust Agreement.

APPLICATION OF COLLECTIONS

    1990 Trust Monthly Servicing Fee; Advance Reimbursements. On each Transfer Date, prior to making any payments in accordance with the terms and conditions described in this section, the 1990 Trust Monthly Servicing Fee for the Due Period and any unpaid Advance Reimbursements will be paid to the Servicer (such payment will be paid from NITC Finance Charges and Dealer Finance Charge Collections).

    1990 Trust Investor Certificate Interest. The primary source for the payment of 1990 Trust Investor Certificate Interest, with respect to any Due Period, will be "1990 Trust Investor Interest Income," which will equal the product of
(a) the amount by which 1990 Trust Interest Income exceeds the sum of the 1990 Trust Monthly Servicing Fee, Advance Reimbursements and 1990 Trust Excess Servicing as of the related Determination Date and (b) the 1990 Trust Total Investor Percentage. If the amount of 1990 Trust Investor Interest Income to be deposited in the 1990 Trust Distribution Account on any Transfer Date is less than accrued and unpaid 1990 Trust Investor Certificate Interest, funds from the following sources will be paid to the 1990 Trust Distribution Account for the benefit of the holders of 1990 Trust Investor Certificates up to the amount of the 1990 Trust Available Subordinated Amount (and in each case such payment to the 1990 Trust Distribution Account will be made only to the extent of the remaining deficiency and in no event will such payment exceed the remaining 1990 Trust Available Subordinated Amount, which will be reduced by the amount of any such payment): (i) first, from 1990 Trust Seller Interest Income, if any, (ii) second, through a cash withdrawal from the 1990 Trust Spread Account, (iii) third, from the proceeds of 1990 Trust Investment Securities maturing on the Transfer Date and (iv) fourth, during a 1990 Trust Amortization Term, through a cash withdrawal from the 1990 Trust Liquidity Reserve Account (and each payment pursuant to clauses (ii), (iii) and (iv) will reduce the 1990 Trust Seller Interest by the amount of such payment).

    1990 Trust Deficiency Amounts. If on any Transfer Date there is a previously existing 1990 Trust Deficiency Amount and the amount deposited in the 1990 Trust Distribution Account pursuant to the preceding paragraph is equal to 1990 Trust Investor Certificate Interest for the Distribution Period, then 1990 Trust Excess Servicing will be used to reduce the 1990 Trust Deficiency Amount. If a deficiency remains, funds from the following sources will be paid to the 1990 Trust Distribution Account for the benefit of the holders of 1990 Trust Investor Certificates, up to the amount of the 1990 Trust Available Subordinated Amount (and in each case such payment to the 1990 Trust Distribution Account will be made only to the extent of the remaining deficiency and in no event will such payment exceed the remaining 1990 Trust

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Available Subordinated Amount, which will be reduced by the amount of any such payment): (a) first, from 1990 Trust Seller Interest Income, if any, (b) second, through a cash withdrawal from the 1990 Trust Spread Account, (c) third, from the proceeds of 1990 Trust Investment Securities maturing on the Transfer Date and (d) fourth, during a 1990 Trust Amortization Term, through a cash withdrawal from the 1990 Trust Liquidity Reserve Account (and each payment pursuant to clauses (b), (c) and (d) will reduce the 1990 Trust Seller Interest by the amount of such payment). Any 1990 Trust Deficiency Amount remaining after giving effect to the payments described in this paragraph and the preceding paragraph will be allocated among the classes of 1990 Trust Investor Certificates pro rata according to Class Investor Interests as of the beginning of the Due Period and each class of 1990 Trust Investor Certificates' pro rata share of the 1990 Trust Deficiency Amount will not be available for distribution to such class.

        "Class Investor Interest" means, on any date during any Due Period with respect to any class of 1990 Trust Investor Certificates, an amount equal to the related Class Initial Invested Amount minus the sum of (a) the aggregate amount on deposit in the Certificate Principal Account allocable to the holders of such class on such date, (b) the aggregate amount of payments of Certificate Principal paid to such class prior to such Due Period, (c) the aggregate amount of Class Charged-off Amounts not reimbursed prior to such Due Period (after giving effect to the payments and adjustments described herein), and (d) the aggregate amount of Certificate Principal Account Losses, allocable to the respective class of 1990 Trust Investor Certificates.

        "Certificate Principal Account Losses" means losses of principal on investments of funds on deposit in the Certificate Principal Account. If there is more than one Amortizing Class during any Due Period, Certificate Principal Account Losses will be allocated pro rata on the basis of Class Investor Interests.

    1990 Trust Principal Losses -- 1990 Trust Non-Amortization Period. On each Transfer Date during which a 1990 Trust Amortization Period is not occurring (the "1990 Trust Non-Amortization Period") the Servicer will determine the amount of 1990 Trust Principal Losses allocable to the holders of 1990 Trust Investor Certificates on the basis of the 1990 Trust Total Investor Percentage (the "1990 Trust Investor Loss Amount").

        "1990 Trust Principal Losses" means, with respect to any Due Period, the sum of (a) the Dealer Note Losses and (b) the aggregate amount of losses on the sale of 1990 Trust Investment Securities; provided, however, the 1990 Trust Principal Losses will not include Certificate Principal Account Losses.

        "1990 Trust Amortization Period" means, for a class of 1990 Trust Investor Certificates, the period during which such class is amortizing.

    Any such 1990 Trust Investor Loss Amount will be allocated to the Seller through a payment to the Seller of an amount of 1990 Trust Excess Servicing, if any remains after giving effect to the payments described above, equal to the 1990 Trust Investor Loss Amount, in exchange for an equal amount of the 1990 Trust Seller Interest. Both the 1990 Trust Seller Interest and the 1990 Trust Investor Loss Amount will be reduced by the amount of such payment. If the available 1990 Trust Excess Servicing is less than the 1990 Trust Investor Loss Amount, the 1990 Trust Seller Interest will be further reduced by an amount equal to the lesser of (a) the 1990 Trust Available Subordinated Amount (after giving effect to any previous increases or decreases therein) and (b) the remaining 1990 Trust Investor Loss Amount. The 1990 Trust Investor Loss Amount and the 1990 Trust Available Subordinated Amount each will be reduced by the amount of such further reduction in the 1990 Trust Seller Interest.

    1990 Trust Principal Losses-Amortization Term. On each 1990 Trust Transfer Date during any period during which a 1990 Trust Amortization Period is occurring (a "1990 Trust Amortization Term"), an amount not to exceed the lesser of 1990 Trust Excess Servicing (after giving effect to the payments described above) and the 1990 Trust Investor Loss Amount, each for the related Due Period, will be withdrawn from the 1990 Trust Collections Account and deposited in the 1990 Trust Distribution Account or paid to the Seller as described below. The amount of 1990 Trust Excess Servicing withdrawn from the 1990 Trust Collections Account will be allocated among the classes of 1990 Trust Investor Certificates pro rata according to Class Investor Interests as of the beginning of the Due Period. If 1990 Trust Excess Servicing is less than the 1990 Trust Investor Loss Amount, the amount of such deficiency will be allocated pro rata among the classes of 1990 Trust Investor Certificates according to Class Investor Interests as of the beginning of the Due Period and will be added to the related Class Loss Amounts.

    The amount of 1990 Trust Excess Servicing allocable to each Non-Amortizing Class will be paid to the Seller in exchange for an equal amount of the 1990 Trust Seller Interest, which will be reduced by the amount of any such

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payment. If a deficiency remains, the 1990 Trust Seller Interest will be further reduced by an amount equal to the lesser of the 1990 Trust Available
Subordinated Amount (after giving effect to any previous adjustments thereof) and the sum of the Class Loss Amounts for the Non-Amortizing Classes. The 1990 Trust Available Subordinated Amount will be reduced, and the Class Loss Amounts for the Non-Amortizing Classes will be reduced pro rata according to Class Investor Interests as of the beginning of the Due Period, by the amount by which the 1990 Trust Seller Interest is further reduced. The Class Loss Amounts remaining after the adjustments described in this paragraph will be the respective "Class Charged-Off Amounts" for the Non-Amortizing Classes, which will reduce the related Class Invested Amounts and Class Investor Interests.

        "Class Invested Amount" means, with respect to any Distribution Period for any class of 1990 Trust Investor Certificates, the related Class Initial Invested Amount minus the sum of (a) the aggregate amount of payments of Certificate Principal paid to the holders of such class on or prior to the Distribution Date for the immediately preceding Distribution Period, (b) the aggregate amount of Class Charged-off Amounts not reimbursed on or prior to the Distribution Date for the immediately preceding Distribution Period and
    (c) the aggregate amount of Certificate Principal Account Losses on or prior to the Distribution Date for the immediately preceding Due Period allocable to the respective class of 1990 Trust Investor Certificates.

        "Class Loss Amount" means, with respect to any Due Period for any class of 1990 Trust Investor Certificates, the sum of (a) such class's pro rata share of any Investor Loss Amount (after giving effect to the payment of 1990 Trust Excess Servicing), (b) the Class Charged-Off Amount (if any) for such class at the end of the prior Due Period (after giving effect to the payments and adjustments described herein), and (c) the Certificate Principal Account Losses (if any) allocable to such class for the Due Period. The Class Loss Amount for each class of 1990 Trust Investor Certificates shall initially be zero.

        "Class Initial Invested Amount" with respect to any outstanding class of 1990 Trust Investor Certificates will be set forth in the Prospectus Supplement.

    The amount of 1990 Trust Excess Servicing allocable to an Amortizing Class will be paid from the 1990 Trust Distribution Account to such Amortizing Class. If any Amortizing Class has a previously existing Class Loss Amount, an amount equal to the lesser of the Class Loss Amount for such class and any remaining 1990 Trust Excess Servicing will be deposited in the 1990 Trust Distribution Account for payment to the holders of 1990 Trust Investor Certificates of such Amortizing Class, and the related Class Loss Amount will be reduced by the amount of such payment. If two or more classes of 1990 Trust Investor Certificates are amortizing simultaneously, such payment of 1990 Trust Excess Servicing will be allocated pro rata among such Amortizing Classes based on Class Investor Interests as of the beginning of the Due Period. If, after giving effect to the payments described above, a Class Loss Amount remains with respect to an Amortizing Class, payments first, from the positive amount, if any, by which the sum of all Dealer Finance Charges, NITC Finance Charges and 1990 Trust Investment Income exceeds Uncollectible Finance Charges, each for such Due Period (the "1990 Trust Seller Interest Income") and second, during a 1990 Trust Early Amortization Period through a withdrawal from the 1990 Trust Liquidity Reserve Account, will be made to the 1990 Trust Distribution Account for the benefit of such Amortizing Class to the extent of the 1990 Trust Available Subordinated Amount, which will be reduced by the amount of such payment. Each payment described in the preceding sentence will be allocated pro rata among all Amortizing Classes that have Class Loss Amounts based on Class Investor Interests as of the beginning of the Due Period and will be made only to the extent of the remaining Class Loss Amounts for such classes and in no event in excess of the 1990 Trust Available Subordinated Amount. If the aggregate amount deposited in the 1990 Trust Distribution Account for the benefit of an Amortizing Class pursuant to the provisions described in this paragraph is less than the Class Loss Amount for such class, the 1990 Trust Seller Interest and the Class Loss Amount each will be reduced by the amount of such remaining deficiency to the extent of the 1990 Trust Available Subordinated Amount (after giving effect to any previous adjustments thereof). The Class Loss Amount for an Amortizing Class remaining after giving effect to the payments and adjustments described in this paragraph is the Class Charged-Off Amount for such class for the Due Period. The related Class Invested Amount and Class Investor Interest will be increased or reduced, as the case may be, by an amount equal to the difference between (a) the Class Charged-Off Amount for the immediately preceding Due Period and (b) the Class Charged-Off Amount for the Due Period. All payments to an Amortizing Class described in this paragraph will be treated as payments of Certificate Principal and will therefore reduce the related Class Invested Amount and Class Investor Interest by the amount of such payments.

    If the sum of the Class Loss Amounts for all outstanding classes of 1990 Trust Investor Certificates (after the application of 1990 Trust Excess Servicing) exceeds the 1990 Trust Available Subordinated Amount (after giving effect

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to all previous adjustments thereof), the 1990 Trust Available Subordinated
Amount will be allocated pro rata among the classes of 1990 Trust Investor Certificates according to Class Investor Interests as of the beginning of the Due Period and each class of 1990 Trust Investor Certificates will only have available such class' pro rata share of the 1990 Trust Available Subordinated Amount.

DISTRIBUTIONS

    General. During the term of the 1990 Trust, the amounts to be paid to the holders of 1990 Trust Investor Certificates will be (unless otherwise specified) withdrawn from the 1990 Trust Collections Account and deposited in the 1990 Trust Distribution Account on each Transfer Date. On each Distribution Date, the 1990 Trust Trustee will instruct the paying agent how to distribute the amounts on deposit in the 1990 Trust Distribution Account to the holders of 1990 Trust Investor Certificates. Payments made in respect of a Related 1990 Certificate will be made by wire transfer to such account as the 1990 Trust Trustee shall designate. The 1990 Trust Trustee is acting as the paying agent. The 1990 Trust Trustee will be permitted to resign as paying agent upon 30 days prior written notice and upon the appointment of a successor thereto. Any paying agent will have the revocable power to withdraw funds from the 1990 Trust Distribution Account for the purpose of making the distributions referred to above.

    Investor Certificateholders. On each Distribution Date during the 1990 Trust Non-Amortization Period, the Servicer will direct the 1990 Trust Trustee to withdraw and cause the paying agent to pay funds from the 1990 Trust Distribution Account to the holders of 1990 Trust Investor Certificates in an amount equal to the 1990 Trust Investor Certificate Interest plus the 1990 Trust Deficiency Amount as of the immediately preceding Distribution Date.

        "1990 Trust Investor Certificate Interest" means, with respect to any Distribution Period, an amount equal to interest at one-twelfth of the related Class Certificate Rate multiplied by the related Class Invested Amount for such Distribution Period for each class of 1990 Trust Investor Certificates outstanding during such Distribution Period.

    On each Transfer Date during a 1990 Trust Amortization Term, all amounts, if any, on deposit in the Certificate Principal Account with respect to Principal Collections during the related Due Period will be deposited in the 1990 Trust Distribution Account. The Servicer will then direct the 1990 Trust Trustee to cause the paying agent to pay from funds in the Distribution Account available therefor on each Distribution Date, first, to the holders of certificates in any Amortizing Class, the amount of Principal Collections allocable to such class and second, to the holders of 1990 Trust Investor Certificates (including the Master Trust Trustee with respect to a Related 1990 Certificate), an amount equal to 1990 Trust Investor Certificate Interest plus the 1990 Trust Deficiency Amount as of the immediately preceding Distribution Date.

    Seller. The Seller will be entitled to receive any 1990 Trust Excess Servicing which is not needed to reimburse holders of 1990 Trust Investor Certificates for losses suffered during any Due Period and, to the extent that the 1990 Trust Available Subordinated Amount has been previously reduced, 1990 Trust Excess Servicing will reinstate it accordingly (but in no event in excess of the 1990 Trust Maximum Subordinated Amount). In addition, an amount equal to the excess of all remaining Dealer Finance Charge Collections, Advances and NITC Finance Charges during any Due Period Over the sum of all other payments required to be made under the 1990 Trust Agreement during such Due Period will be paid to the Seller.

NET PAYMENT

    All payments made pursuant to the 1990 Trust Agreement on any Transfer Date on which NFC is the Servicer between the Servicer and the 1990 Trust Collections Account may be aggregated for such Transfer Date such that NFC, acting as Servicer, will only make one payment to such account in satisfaction of all payments of the Servicer pursuant to the Agreement, reduced by the amount to be received by NFC, acting as Servicer and as agent of the Seller, from the 1990 Trust Distribution Account on the related Distribution Date.

CLASS TERMINATION DATE

    All principal or interest with respect to any class of 1990 Trust Investor Certificates will be due and payable no later than January 25, 2003 for the Class A-3 Investor Certificates, July 25, 2007 for the Class A-4 Investor Certificate, July 25, 2006 for the Class A-5 Investor Certificates and, with respect to any Related 1990 Certificate, such date as is set forth

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in the Prospectus Supplement (each, a "Class Termination Date"). If the Class
Investor Interest of any class of 1990 Trust Investor Certificates is greater than zero on its Class Termination Date, the 1990 Trust Trustee will sell or cause to be sold an amount of Dealer Notes up to 110% of the Class Investor Interest of such class at the close of business on such date, and will pay the proceeds to all holders of 1990 Trust Investor Certificates of such class pro rata in final payment of all principal of and accrued interest on such 1990 Trust Investor Certificates. Any proceeds of such sale in excess of such principal and interest paid will be paid to the Seller. Upon the Class Termination Date with respect to any Class Investor Certificates, final payment of all amounts allocable to any 1990 Trust Investor Certificates of such class will be made only upon presentation and surrender of such 1990 Trust Investor Certificates at the office or agency specified in the notice of final distribution to the holders of 1990 Trust Investor Certificates. The 1990 Trust Trustee will provide such notice to registered holders of 1990 Trust Investor Certificates not later than the Determination Date of the month of such final payment.

OPTIONAL REPURCHASE

    The Seller may repurchase, at its option, all outstanding classes of 1990 Trust Investor Certificates after the Class Investor Interest for each class of 1990 Trust Investor Certificates has been reduced to an amount equal or less than ten percent of the class Initial Investor Interest for each such class. The Seller may effect such repurchase by depositing into the Certificate Principal Account an amount equal to the sum of each such Class Investor Interests plus accrued and unpaid interest thereon at the applicable class Certificate Rates.

TERMINATION OF 1990 TRUST

    The 1990 Trust will terminate on the earlier to occur of (a) the day after the day on which funds shall have been deposited in the 1990 Trust Distribution Account sufficient to pay the Class Invested Amount plus interest accrued at the applicable Class Certificate Rate through the last day of the Distribution Period relating to such Distribution Date in full on each of the Class A-1, A-2, and A-3 Investor Certificates and (b) a day which is 21 years less one day after the death of the last survivor of all the officers and the lineal descendants of every officer of the 1990 Trust Trustee who were living on the date of the 1990 Trust Agreement, except that if at any time any such rights, privileges, or options shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges, and options for a period in gross exceeding the period for which such rights, privileges, and options are hereinabove stated to extend and be valid), then such rights, privileges, or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such not termination and extension shall then be valid under applicable law, until on day prior to such time as the same shall, under applicable law, cease to be valid.

    If on the Distribution Date in the month immediately preceding the month in which the termination of the 1990 Trust occurs pursuant to clause (b) above, the Class Invested Amount of any class of 1990 Trust Investor Certificates would be greater than zero, the Servicer will sell within 30 days of such Distribution Date all of the Dealer Notes owned by the 1990 Trust. The proceeds of such sale will be treated as 1990 Trust Collections and will be allocated in accordance with the 1990 Trust Agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

    The Dealer Notes are transferred to the Active Trust by the Seller and are acquired by the Seller from NFC (a) prior to the 1990 Trust Termination Date, pursuant to the Purchase Agreement dated as of December 1, 1990 between NFC and NFSC (the "1990 Trust Purchase Agreement") and (b) after the 1990 Trust Termination Date, pursuant to the Purchase Agreement dated as of June 8, 1995 between NFC and NFSC and to be effective on the 1990 Trust Termination Date (the "Master Trust Purchase Agreement," and together with the 1990 Trust Purchase Agreement, the "Purchase Agreements") (the operative Purchase Agreement being the "Active Purchase Agreement"). The following summary describes certain terms of the Purchase Agreements and is qualified in its entirety by reference to the Purchase Agreements.


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PRIOR SALES OR TRANSFER OF DEALER NOTES

    Pursuant to the 1990 Trust Purchase Agreement, NFC has, since December 27, 1990, on each business day sold or transferred to the Seller all of its right, title and interest in and to all of the Eligible Dealer Notes (other than Dealer Notes contributed by NFC to NFSC (the "Contributed Dealer Notes")) owned by it on such day, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (including Insurance Proceeds) thereon, and the interest of NFC in the security interests in the Financed Vehicles related to such Dealer Notes. The purchase price paid by the Seller for such Dealer Notes was the principal amount thereof plus accrued finance charges thereon. Such purchase price was paid by the Seller either in cash or by means of a loan under the Master Revolving Credit Agreement (a "Master Loan"). Pursuant to the Contribution Agreement, on December 27, 1990, NFC transferred to the Seller as a one-time contribution to capital the Contributed Dealer Notes, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (including Insurance Proceeds) thereon, and the interest of NFC in the security interests in the Financed Vehicles related to such Dealer Notes.

    In connection with the sales or transfers of the Dealer Notes to the Seller, NFC indicates in its computer files that the Dealer Notes have been sold or transferred to the Seller, and that such Dealer Notes have been transferred by the Seller to the 1990 Trust. In addition, NFC provides to the Seller a computer file or a microfiche list containing a true and complete list of all such Dealer Notes, identified by Dealer Note number. The records and agreements relating to the Dealer Notes have not been and will not be segregated by NFC from other documents and agreements relating to other wholesale notes and have not been and will not be stamped or marked to reflect the sale or transfer of the Dealer Notes to the Seller, but the computer records of NFC are marked to evidence such sale or transfer. NFC has filed Uniform Commercial Code financing statements with respect to the Dealer Notes meeting the requirements of Illinois, New York and Delaware state law. See "Risk Factors -- Delays or Reductions in Payments Due to Insolvency" and "Certain Matters Relating to the Dealer Notes."

ONGOING DAILY SALES OF DEALER NOTES

    The Purchase Agreements provide that on each business day during the term of the Active Trust (except upon the occurrence of a bankruptcy event involving the Seller, NFC , NITC or NIC), NFC will continue to sell to the Seller (each such transaction, a "Daily Note Sale") all Eligible Dealer Notes existing and owned by NFC as of such business day, all monies due or to become due with respect thereto and all proceeds (including Insurance Proceeds) thereon, and the interest of NFC in the security interests in the Financed Vehicles related to such Dealer Notes. The Active Purchase Agreement permits NFC to adjust the principal amount of Dealer Notes that are considered Eligible Dealer Notes (see "Description of the Offered Certificates -- Eligible Dealer Notes").

    The purchase price to be paid by the Seller for such Dealer Notes will equal the principal amount of such Dealer Notes plus accrued finance charges thereon, and will be paid to NFC in the form of cash or a Master Loan under the Master Revolving Credit Agreement. However, if the amount specified above does not, in the opinion of the Seller, approximate the fair market value of the Dealer Notes being purchased, then such Daily Note Sale shall be on terms between NFC and the Seller that reasonably approximate such fair market value.

    In connection with each Daily Note Sale, NFC will update its computer files to indicate that Dealer Notes have been sold to the Seller pursuant to a Daily Note Sale and deliver to the Seller a computer file, hard copy or microfiche list containing a true and complete list of all Dealer Notes sold to the Seller pursuant to such Daily Note Sale, identified by Dealer Note number.

REPRESENTATIONS AND WARRANTIES

    NFC has made certain representations and warranties to the Seller to the effect that, among other things, (a) it is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreements, (b) each of the Purchase Agreements is the valid, binding and enforceable obligation of NFC, (c) that all information furnished to the Seller is accurate in all material respects and (d) that there are no proceedings pending or threatened against NFC that would have a material adverse effect on the performance by NFC of its obligations under the Purchase Agreements.


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REPURCHASE OBLIGATIONS

    NFC has agreed in the Active Purchase Agreement that if the Seller is required to repurchase the 1990 Trust Investor Certificates issued by the 1990 Trust or the Certificateholders' Interest pursuant to the Applicable Agreement, NFC will in turn repurchase such certificates or the Certificateholders' Interest from the Seller. The purchase price paid by NFC will be equal to the purchase price required to be paid by the Seller pursuant to the Applicable Agreement, and shall be paid prior to or concurrently with any corresponding payments required to be made by the Seller pursuant to the Applicable Agreement.

    NFC also has agreed in the Active Purchase Agreement that if (a) any Dealer Note has not been sold to the Seller free and clear of any encumbrances or is not in compliance with all legal requirements applicable to NFC, (b) NFC has not obtained all necessary governmental consents or approvals required to be obtained in connection with the sale of such Dealer Note to the Seller or (c) the Seller has otherwise been required to repurchase such Dealer Note pursuant to the Applicable Agreement, then NFC will repurchase such Dealer Note from the Seller. The purchase price to be paid for such Dealer Note will equal the principal amount of such Dealer Note plus accrued finance charges thereon. NFC must pay for such Dealer Note no later than the date upon which the Seller is obligated to make a corresponding payment to the Active Trust pursuant to the Applicable Agreement.

CERTAIN COVENANTS

    In the Active Purchase Agreement, NFC has covenanted that it will perform its obligations under the agreements relating to the Dealer Notes in conformity with the Credit Guidelines. NFC has further covenanted that, except for the sale and conveyances under the Active Purchase Agreement or the Applicable Agreement, NFC will not sell, pledge, assign or transfer any interest in the Dealer Notes to any other person. NFC has also covenanted that it will file all necessary documents covering the Seller's right, title and interest in the Dealer Notes.

TERMINATION

    The then Active Purchase Agreement will terminate immediately after the Master Trust terminates.

                          FEDERAL INCOME TAX MATTERS

GENERAL

    The following discussion of anticipated material and generally applicable U.S. federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Kirkland & Ellis ("Tax Counsel") as special tax counsel to the Seller and NFC. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Offered Certificateholders.

    This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Offered Certificateholders in light of their personal investment circumstances, nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, nonresident alien individuals and foreign corporations). This information is directed to prospective purchasers of Offered Certificates who purchase Offered Certificates in the primary Offering, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Offered Certificates as "capital assets" within the meaning of Section 1221 of the Code. THEREFORE, PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INVESTOR CERTIFICATES.


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CHARACTERIZATION OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

    The Seller, NFC and the Offered Certificateholders express in the Pooling and Servicing Agreement and on the Offered Certificates their intent that, for federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Related 1990 Certificate prior to the 1990 Trust Termination Date and by the Dealer Notes after the 1990 Trust Termination Date. The Seller and each Offered Certificateholder, by acquiring an interest in an Offered Certificate, agree to treat the Offered Certificates as indebtedness for federal, state and local income and franchise tax purposes. However, because different criteria are applied in determining the non-tax accounting characterization of the transaction, the Seller will treat the transaction for financial accounting purposes as a sale of an ownership interest in the Dealer Notes and not as the creation of a debt obligation.

    Applying current law to the facts of the transaction as set forth in the Pooling and Servicing Agreement and other relevant documents, Tax Counsel has advised the Seller and NFC that, in its opinion, although the matter is not free from doubt, the Offered Certificates would be treated as indebtedness for federal income tax purposes for the reasons set forth below.

    Generally, the federal income tax characterization of a transaction depends upon its economic substance, and the substance of the issuance of Offered Certificates is consistent with treating the Offered Certificates as debt for federal income tax purposes. Further, as mentioned above, the parties to the transaction have agreed to treat the Offered Certificates as debt obligations for tax purposes. Although certain judicial precedents hold that in appropriate circumstances a taxpayer must treat a transaction in accordance with the form chosen by such taxpayer, regardless of the substance of the transaction, Tax Counsel has advised that, in its opinion, those precedents are inapplicable here.

    Although the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a loan secured by the transferred property, the primary factors utilized in making this determination are whether the transferee has assumed the risk of loss or other economic burdens relating to the property and whether the transferee has obtained the opportunity for gain or other benefits of the ownership thereof. If such economic benefits and burdens associated with ownership of property remain with the transferor and have not passed to the transferee, the transaction is characterized as a financing rather than a sale.

    Under the Pooling and Servicing Agreement, the Offered Certificateholders are entitled (a) to receive Monthly Interest, and (b) subject to certain reductions in the event of principal losses on Dealer Notes after all credit enhancement has been exhausted, to the return of their principal investment. Although Offered Certificateholders may benefit because floating rate instruments such as the Dealer Notes benefit in a rising market over fixed rate instruments, this benefit exists with many debt instruments and is entirely unrelated to the performance of the Dealer Notes. Thus, no significant amount of potential gain inherent in the Dealer Notes has been transferred to Offered Certificateholders.

    Similarly, the Offered Certificateholders do not bear the risk of loss which is associated with direct ownership of the Dealer Notes. If the Offered Certificateholders purchased Dealer Notes directly, they would incur losses if any Dealers defaulted. The Offered Certificateholders, by contrast, are substantially insulated from any such loss experience because of credit support mechanisms provided in the Agreements. Any potential losses are expected to be satisfied from, and to the extent of: credit enhancement provided prior to the 1990 Trust Termination Date under the 1990 Trust in respect of the Related 1990 Certificate, the Interest Rate Swap and, under certain circumstances, the Negative Carry Subordinated Amount and, after the 1990 Trust Termination Date, and to the extent provided herein, Available Seller's Collections. In part because of the availability of these sources to satisfy any shortfalls in Dealer payments, the Rating Agencies have given the Offered Certificates their highest credit rating. This superior rating strongly indicates that the risk of loss to the Offered Certificateholders is anticipated to be remote.

    As Offered Certificateholders do not share significantly in either the benefits or burdens associated with direct ownership of the Dealer Notes, the arrangement created by the Pooling and Servicing Agreement is properly viewed for federal income tax purposes as a financing, rather than a sale, of the Dealer Notes. Therefore, the Offered Certificates would be treated, in economic substance, as indebtedness for which the Related 1990 Certificate or the Dealer Notes, as the case may be, and other assets held in the Master Trust serve as collateral.

    The above discussion is only a summary of certain aspects of the analysis and conclusions contained in the tax opinion filed as an exhibit to the Registration Statement of which this Prospectus is a part. The ensuing discussion of

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federal income tax consequences assumes that the Offered Certificates are treated as debt for federal income tax purposes.

STATED INTEREST ON OFFERED CERTIFICATES

    Interest paid on the Offered Certificates would be taxable as ordinary income for federal income tax purposes when received or accrued by Offered Certificateholders in accordance with their respective methods of accounting. As discussed below, the Offered Certificates will be subject to the usual rules applicable to bond premium and market discount. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

ORIGINAL ISSUE DISCOUNT

    The Offered Certificates are expected to be issued at par and, therefore, it is not anticipated that the Offered Certificates will bear any original issue discount ("OID"). However, because the Offered Certificates do not provide for the payment of late penalty interest on default, the Offered Certificates may be treated as issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless such excess falls within a statutorily defined de minimis exception. Nevertheless, the holder of an Offered Certificate that has de minimis OID is required to include such de minimis OID in income as principal payments are made in proportion to the ratio each such principal payment bears to the stated principal amount of such Offered Certificate. Any amount of de minimis OID includible in income under the preceding sentence is treated as gain recognized on retirement of the debt instrument.

    The OID provisions of the Code are complex, and unresolved issues abound in the area even though final Regulations have been adopted. If, in spite of expectations, any Offered Certificates are in fact issued with OID, the following rules would generally apply; however, Offered Certificateholders are urged to consult their own tax advisors with respect to the impact on them of the matters discussed below.

    Offered Certificateholders will generally be required to include OID in income in advance of receipt of all or a portion of the cash representing such OID, regardless of whether they otherwise report taxable income on the cash or the accrual method. A holder of a debt instrument issued with OID must recognize as ordinary income the amount of OID as it accrues, in accordance with a constant yield method. The amount of OID to be included in income in any taxable year is determined by allocating to each day during such year on which the holder holds the instrument a pro rata portion of the OID attributable to the "accrual period" which includes such day. Under applicable Treasury Regulations, the Offered Certificates have a monthly accrual period.

    In addition, because of the payment terms of the Offered Certificates, the IRS could contend that interest thereon should be treated as part of the stated redemption price at maturity. In such case, an Offered Certificateholder would be required to recognize all interest as OID under the rules described above (but would not recognize ordinary income upon receipt of actual payments of cash denominated as interest). Thus, each cash payment would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest payment and is not allocated to prior payments), or as a repayment of principal.

    Further, under Section 1272(a)(6) of the Code, special rules apply to any debt instrument on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. When these rules apply, the computation of OID must be determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the actual prepayment experience. As a result, the amount of OID on such debt instrument which will accrue in any given accrual period may either increase or decrease, depending upon the actual prepayment rate.

    U.S. holders may generally elect to include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID, subject to certain limitations and exceptions. If such election is made, amounts of de minimis OID and de minimis market discount which otherwise would have been treated as gain upon retirement or disposition of an Offered Certificate are instead treated as ordinary interest income.


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    Certain information must be furnished annually on the amount of OID, if any, accruing during the year (as well as interest paid during that year) to the IRS and to certain classes of Offered Certificateholders. Since information with respect to OID is based upon the adjusted issue price of Offered Certificates, any subsequent holders who purchase Offered Certificates for an amount in excess of the adjusted issue price will be required to determine for themselves the amount of OID (if any) that they are required to report.

TREATMENT OF MARKET DISCOUNT BY SUBSEQUENT PURCHASERS

    The resale of an Offered Certificate may be affected by the market discount provisions of the Code. Generally, if a holder of a debt instrument acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its adjusted issue price if it was issued with OID, subject to a statutorily defined de minimis exception) and thereafter realizes gain upon a disposition of the debt instrument (including a gift), the lesser of (a) such gain (or appreciation, in the case of a gift) or (b) the portion of the market discount that accrued while the debt instrument was held by such holder, will be treated as ordinary interest income at the time of the disposition. In addition, a holder who acquires a debt instrument at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    Partial principal payments on the Offered Certificates will be made monthly under certain circumstances. A holder who acquires an Offered Certificate at a market discount will be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such Offered Certificate.

    A holder who acquires an Offered Certificate at a market discount may elect to include market discount in income as the discount accrues on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If such election is made, the rules described in the preceding two paragraphs (regarding recognition of ordinary income in certain circumstances and the deferral of interest deductions) will not apply.

TREATMENT OF ACQUISITION PREMIUM AND AMORTIZABLE BOND PREMIUM

    A subsequent holder who pays an "acquisition premium" for an Offered Certificate may be entitled to reduce (but not below zero) any amount of OID otherwise includible in such holder's income. An Offered Certificate will have "acquisition premium" if the amount paid by a subsequent holder for an Offered Certificate is in excess of its adjusted issue price at the time of its acquisition. The amount of acquisition premium will equal the amount of such excess.

    A holder of an Offered Certificate who acquires such instrument (including at its original issuance) at a price in excess of its stated redemption price at maturity, will be exempt from the OID rules described above. Moreover, such holder may be able to elect to amortize the excess under a constant interest rate method as "bond premium" pursuant to Section 171 of the Code. The legislative history to the Tax Reform Act of 1986 indicates that amortization of bond premium on an obligation providing for partial principal payments before maturity should be governed by rules such as those provided for the accrual of market discount (as described above).

    A holder electing to amortize bond premium must reduce his tax basis in the obligation by the aggregate amount of deductions allowable for such premium. If a debt instrument purchased at a premium is redeemed in full prior to maturity, a purchaser who elects to deduct bond premium should be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption. Under present law, amortizable bond premium generally offsets interest income on the obligation rather than constituting a separate interest deduction item subject to the investment interest limitations of the Code.

    The IRS has issued final regulations with respect to amortizing bond premium which bring the amortization rules more in line with the final OID regulations. Under the final regulations, an election to amortize bond premium will apply to bonds held on or after the first day of the taxable year in which the election was made.


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



SALES OF INVESTOR CERTIFICATES

    In general, an Offered Certificateholder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (a) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the Offered Certificateholder's tax basis in the Offered Certificate (as increased by any OID or market discount included in income and as decreased by any deduction for amortizable bond premium previously allowed and by the amount of principal payments previously received thereon). Subject to the OID and market discount rules discussed above, any such gain or loss generally will be capital gain or loss if such certificate was held as a capital asset, and generally would be long-term capital gain or loss if such Offered Certificate was held for more than one year.

    Under present law, the federal income tax rates for individuals applicable to capital gains (20% if the Certificateholder held the Offered Certificate for more than 18 months or 28% if the Certificateholder held the Offered Certificate for more than one year but less than 18 months) are less than those applicable to ordinary income (maximum 39.6%). However, these rates could be changed by subsequent legislation. Indeed, there is a current legislative proposal to reduce the long-term capital gain holding period to 12 months and thereby eliminate the mid-term holding period.

FOREIGN HOLDERS

    This section generally discusses the United States federal income tax consequences of the ownership and disposition of Offered Certificates by a holder who is not a "United States person" (a "foreign holder"). The term "United States person" means (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, (c) an estate the income of which is subject to United States federal income taxation regardless of its source and
(d) a trust if a United States court exercises primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions. Some foreign holders (including certain residents of certain United States possessions or territories) may be subject to special rules not discussed herein.

    Payments of interest (including OID, if any) made to a foreign holder which are not effectively connected with such holder's conduct of a trade or business within the United States generally will not be subject to United States federal income tax or withholding tax if (a) the foreign holder is not a "10 percent shareholder" or a "controlled foreign corporation" with respect to which the Seller or NFC is a "related person" within the meaning of the Code and (b) the beneficial owner (and, if relevant, a financial institution on the beneficial owner's behalf) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a foreign person and providing the beneficial owner's name and address. The statement generally must be provided in the year a payment occurs or in either of the two preceding years.

    Any capital gain realized on the sale, exchange, redemption, retirement or other taxable disposition of an Offered Certificate by a foreign holder generally will not be subject to United States federal income tax or withholding tax, provided that (a) the gain is not effectively connected with the foreign holder's conduct of a trade or business in the United States and (b) in the case of an individual foreign holder, (i) such holder not present in the United States for 183 days or more in the taxable year of such disposition, or (ii)(A) such holder does not have a "tax home" in the United States and (B) the gain is not attributable to an office or other fixed place of business such holder maintained in the United States.

    If the interest, gain or income on an Offered Certificate held by a foreign holder is effectively connected with such holder's conduct of a trade or business in the United States, then the foreign holder (albeit exempt from the withholding tax if he provides an appropriate statement) generally will be subject to United States federal income tax on such interest, gain or income at regular federal income tax rates. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    Provided that an Offered Certificate is treated as debt, it will be excludable, for United States federal estate tax purposes, from the estate of an individual who, at the time of his death, was a foreign holder if, immediately before his death, (a) he was not a "10 percent shareholder" of the Seller or NFC within the meaning of the Code, and (b) such Offered Certificate was not effectively connected with his conduct of a United States trade or business.

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




    See also the discussion below of potential consequences to foreign holders if the IRS were to contend successfully that the Offered Certificates do not constitute indebtedness for federal income tax purposes.

    The IRS has issued final regulations which may impose additional reporting requirements on certain foreign holders.

    THE FOREGOING DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL TAX CONSEQUENCES TO FOREIGN HOLDERS IS NECESSARILY INCOMPLETE. FOREIGN HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION TO THEM OF THE FOREGOING MATTERS.

BACKUP WITHHOLDING

    A 31% "backup" withholding tax and information reporting requirements apply to certain payments of principal and interest (and OID, if any) on an Offered Certificate, and to proceeds of certain sales of an Offered Certificate before maturity, to certain nonexempt Offered Certificateholders who are United States persons, if such holders fail to provide correct taxpayer identification numbers and other information. The Seller, its paying agent, or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the Offered Certificateholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, and unless certain other conditions are met.

    In the case of payments of principal and interest (and OID, if any) on Offered Certificates by the Seller or paying agents of the Seller to foreign holders, current Treasury regulations provide that backup withholding and information reporting will not apply if the holder has provided the required certification of its status as a foreign person under penalties of perjury, or has otherwise established an exemption (provided that neither the Seller nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). Special rules apply if payment is collected by a foreign office of a custodian, nominee or other agent acting on behalf of an owner of an Offered Certificate. Payments of the proceeds of a sale of Offered Certificates to or through a broker are also subject to special rules.

    The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 1999, Offered Certificateholders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against an Offered Certificateholder's United States federal income tax, provided that the required information is furnished to the IRS.

OTHER POSSIBLE CHARACTERIZATIONS OF CERTIFICATES

    As noted above, Tax Counsel has opined that the Offered Certificates would be treated as indebtedness for federal income tax purposes, and the foregoing discussion of tax consequences assumes that this will be the case. There can be no assurance that the IRS or the courts will agree with Tax Counsel's opinion. If a court were to determine that the Agreement does not create a debt obligation for federal income tax purposes, the arrangement created by the Agreement could be classified for such purposes as, alternatively, a partnership or a publicly traded partnership treated as a corporation. The tax consequences to Offered Certificateholders of each such possible recharacterization are described briefly below. Investors should consult their own tax advisors as to the possible tax consequences to them of potential alternative treatments.

    If the arrangement created by the Agreement were characterized as a partnership among the Seller and the Offered Certificateholders, the partnership in all likelihood would be treated as a "publicly traded partnership." If such partnership were nevertheless not taxable as a corporation (for example, because its income is interest not derived in the conduct of a financial business), such partnership would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Dealer Notes by such a partnership would be passed through to the Seller and the Offered Certificateholders as partners in such a partnership according to their respective interests therein. The amount and timing of income reportable by the Offered Certificateholders as

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
partners could differ materially from the income reportable by the Offered Certificateholders if the Offered Certificates are characterized as debt.

    In addition, if such a partnership were considered to be engaged in a trade or business within the United States, each foreign holder would be required to file a United States income tax return and pay tax on its share of partnership income at regular rates (including the branch profits tax in the case of a foreign corporation). The partnership itself would be subject to a withholding tax on distributions to (or, at its election, income allocable to) foreign holders, and each foreign holder would be credited with his share of the withholding tax paid by the partnership. Further, even if the partnership were not considered to be engaged in a trade or business within the United States, it appears that partnership withholding would be required in the case of any foreign holder who is engaged in a trade or business within the United States to which the Offered Certificate income is effectively connected.

    Alternatively, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to an Offered Certificate is not otherwise effectively connected with a foreign holder's conduct of a trade or business within the United States, the holder generally would be subject to United States federal withholding tax at a rate of 30% (unless reduced by an applicable treaty) on his distributive share of the partnership's interest income.

    If the arrangement created by the Agreement were taxable as a corporation because of being a publicly traded partnership, it would be subject to federal income taxes (and possibly state income taxes -- see "Certain State Matters") at corporate tax rates on its taxable income generated by ownership of the Dealer Notes. Such a tax could result in reduced distributions to Offered Certificateholders. In addition, if the Offered Certificates were treated as interests in a publicly traded partnership taxable as a corporation, all or a portion of any such distributions would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Offered Certificateholders. Such dividends, if payable to corporate holders, would be eligible for the dividends received deduction. In the case of foreign holders, such dividend income would generally be subject to a 30% withholding tax unless the rate were reduced by an applicable treaty.

    If the arrangement created by the Agreement were treated as a partnership (but not as a publicly traded partnership), any income allocated to a Certificateholder that is a tax-exempt entity likely would constitute "unrelated business taxable income."

    In the opinion of Tax Counsel, because the Offered Certificates would be characterized as debt, no attempt will be made to comply with any IRS reporting or tax payment requirements which might be applicable if the transaction were treated as creating a partnership or a corporation.

                            CERTAIN STATE TAX MATTERS

GENERAL

    Offered Certificateholders may also become liable for state income taxes in one or more taxing jurisdictions. State income tax consequences (including local income tax consequences) to each Offered Certificateholder depend upon the provisions of the state tax laws to which the Investor Certificateholder is subject. Because each state's income tax laws are different, it is impossible to predict the income tax consequences to the Offered Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

ILLINOIS AND NEW YORK

    Most of the activities to be undertaken by the Servicer and the Trustee will take place in Illinois and New York. If the Offered Certificates are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, as to Illinois and New York state tax consequences, although the matter is not free from doubt, this treatment would also apply for purposes of the Illinois income tax, and the New York income and corporate franchise taxes. If the Offered Certificates are characterized as debt in the named states, the Offered Certificateholders not otherwise subject to taxation in those states will not, although the matter is not free from doubt, become subject to such taxes solely because of their ownership of Offered Certificates. Offered Certificateholders already subject to taxation in those states, however, could be required to pay tax on or measured by interest income (including OID, if any) generated by, and on gain from the disposition of, the Offered Certificates.

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    The above discussion of state tax consequences assumes the Offered
Certificates will be characterized as debt for federal income tax purposes. However, if the arrangement created by the Agreement were treated as a partnership or as a publicly traded partnership taxable as a corporation, the state income tax consequences to the Offered Certificateholders could be materially different.

    If the arrangement created by the Agreement were treated as a partnership for Illinois and New York state tax purposes, it is possible that each state could view the partnership as doing business in its state and, unless Offered Certificateholders were treated as holding debt of such partnership, could treat each Offered Certificateholder as deriving income from activities in the state. As a result, the state might, under applicable income apportionment and sourcing rules, treat some part of the partnership's income as allocable to such state and then tax an Offered Certificateholder on its share of such income. Moreover, classification of the arrangement as a "partnership" might cause an Offered Certificateholder not otherwise subject to tax in these states to pay state tax on income beyond that derived from the Offered Certificates. In addition, such partnership could be subject to the Illinois personal property replacement tax, which tax would reduce the amounts available for distribution to Offered Certificateholders.

    If the Offered Certificateholders were treated as owning interests in a corporation for state tax purposes, then the hypothetical corporation could be subject to Illinois income and New York income and corporate franchise taxes. Such taxes could result in reduced distributions to Offered Certificateholders. An Offered Certificateholder not otherwise subject to Illinois or New York state tax law should not become subject to such tax laws solely as a result of its ownership of Offered Certificates.

    There can be no assurance that no other state will claim that activities with respect to the Agreement have taken place in such state and therefore subject Offered Certificateholders to taxation in such state. If any state taxing authority were to assert such a claim successfully, the treatment of the Offered Certificates for purposes of such state's income tax laws would be determined thereunder, and there can be no assurance that the Offered Certificates would be treated as indebtedness for purposes of taxation in that state.

    The foregoing description of the potential state tax consequences is necessarily incomplete. Offered Certificateholders are urged to consult their own tax advisors with respect to the applicability of state and local income and franchise taxes to their investment in the Offered Certificates.

                     CERTAIN MATTERS RELATING TO BANKRUPTCY

    The Seller's certificate of incorporation includes a provision that, under certain circumstances, requires the Seller to designate two directors who qualify under the certificate of incorporation as "Independent Directors." The Seller's certificate of incorporation provides that the Seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Pooling and Servicing Agreement, the Servicer, the Master Trust Trustee and each Investor Certificateholder covenant that it will not institute against the Seller or the Master Trust any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy law until one year and one day after all Certificateholders have been paid in full.

    The transfers of Dealer Notes from NITC to NFC, from NFC to the Seller and from the Seller to the Active Trust have been structured as, and will be treated by the parties as, sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit ruled that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that NITC, NFC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to apply this analysis or otherwise take the position that the transfer of the Dealer Notes from such debtor to the Seller or the Active Trust, as the case may be, should be recharacterized as a pledge of such Dealer Notes to secure a borrowing by such debtor, then delays in receipt of Collections on such Dealer Notes to the Active Trust and payments on the Offered Certificates could result or, should the court rule in favor of any creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result.

    In addition, if NFC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to request a court to order that NFC should be substantively consolidated with the Seller, delays in payments on the Offered Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result.


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



    If NIC, NITC, NFC or the Seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. In such event, all Series Allocable Principal Collections would be applied to principal payments on the Offered Certificates and Dealer Notes thereafter would no longer be sold to the Seller and transferred to the Active Trust. The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will also result in a Master Trust Servicer Termination Event. A trustee in bankruptcy of the Servicer (including the Servicer as debtor in possession) may have the power to prevent either the Active Trustee or the holders of Certificates issued by the Active Trust from appointing a successor Servicer.

    In addition, if the Applicable Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to such agreement (including such party as debtor in possession) may have the power to assume (i.e., reaffirm) or reject such agreement. A party deciding whether to assume or reject any such agreement would be given a reasonable period of time to make such decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the related securities.

    Transfers made in certain isolated transactions contemplated by the Applicable Agreement (including payments made by NFC or the Seller with respect to repurchases of Dealer Notes) may be recoverable by NFC or the Seller, as debtor in possession, or by a trustee in bankruptcy of NFC or the Seller, as a preferential transfer from NFC or the Seller if such transfers are made within certain periods prior to the filing of a bankruptcy case in respect of NFC or the Seller and certain other conditions are met.

    In addition, application of federal bankruptcy and state debtor relief laws to any Dealer could affect the interests of the Active Trust and the Active Trustee in the Dealer Notes of such Dealer if the enforcement of such laws result in any Dealer Notes conveyed to the Active Trust being written off as uncollectible by the Servicer. Whether or not any such Dealer Notes are written off as uncollectible, delays in payments due on such Dealer Notes could result.

                  CERTAIN MATTERS RELATING TO THE DEALER NOTES

    The Seller has warranted in the Applicable Agreement that the transfer of the Dealer Notes to the Active Trust is either (a) a valid transfer and assignment of the Dealer Notes to the Active Trust or (b) a grant to the Active Trust of a security interest in the Dealer Notes. The Seller has taken all required actions under Illinois, New York and Delaware state law to perfect the Active Trust's interests in such assets. In addition, the Seller has warranted that, if the transfer of Dealer Notes by the Seller to the Active Trust is a grant to the Active Trust of a security interest in the Dealer Notes, the Active Trust will at all times have a first priority perfected security or ownership interest in all Dealer Notes transferred to the Active Trust and all proceeds thereof, except that if such a transfer is deemed to create a security interest under the Uniform Commercial Code, certain prospective liens on the property of the Seller may have priority over the Active Trust's interests in such Dealer Notes. If the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Dealer Notes from the Seller to the Active Trust should be recharacterized as a pledge of such Dealer Notes, delays in distributions on the Offered Certificates or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in such distributions could result. There is a substantial possibility that the Active Trust may not have a perfected security interest in any of the Dealer Notes created after the filing of a petition for relief under the Bankruptcy Code. Nevertheless, it is anticipated that the Active Trust will either own or have a perfected security interest in Dealer Notes existing on the date of filing a petition under the Bankruptcy Code and will be able to make payments in respect of principal and interest on the 1990 Trust Investor Certificates or the Offered Certificates, as the case may be, although there can be no assurance that all of such payments would be timely.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on employee benefit plans to which they apply ("Plans") and on persons who have certain specified relationships to Plans ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code, referred to herein as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans and prohibits a Plan from engaging in a broad range of transactions involving "plan assets" with Parties in Interest with respect to the Plan, unless a statutory or administrative exemption applies. Accordingly, Plans with respect to which the Seller, the Servicer or the Master Trust Trustee are Parties in Interest may be prohibited from purchasing

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



Offered Certificates unless such an exemption applies. (Similar rules apply to the investment of individual retirement accounts as defined in the Code.) Prohibited transactions may generate excise taxes and other liabilities.

    If the assets of the Master Trust were deemed to be assets of Plans that are Offered Certificateholders, a transaction involving the Master Trust's assets might give rise to a prohibited transaction under ERISA and the Code, unless an exemption applies. The U.S. Department of Labor ("DOL") has issued a regulation (the "Plan Assets Regulation") concerning whether the assets of a Plan will be deemed to include the underlying assets of an entity (such as a master trust) when the Plan acquires an "equity" interest in the entity. An equity interest is defined in the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. The Seller has been advised that Offered Certificateholders will be taxed as if the Offered Certificates are debt for federal income tax purposes. If under ERISA the Offered Certificates are deemed to be debt, the Trust's assets will not be treated as Plan assets solely as a result of the purchase of an Offered Certificate by a Plan. However, the tax characterization of the Offered Certificates is not determinative of the characterization of these securities for ERISA purposes.

    Assuming that the Offered Certificates are equity interests under applicable local law or have substantial equity features, the Plan Assets Regulation provides that the issuer of a security is not deemed to hold "plan assets" if the security (a) is freely transferable, (b) is held by 100 or more investors who are independent of both the issuer and one another, and (c) satisfies certain registration requirements under the federal securities laws. There can be no advance assurance that the Offered Certificates will meet the criteria for this exemption. There will be no restrictions imposed on the transfer of the Offered Certificates, and if the 100-investor threshold is met, the Seller intends to cause the registration requirements to be satisfied. However, it cannot be known in advance whether the 100-investor threshold will be met by the Offered Certificates, and the Underwriter intends not to sell Offered Certificates to Plans unless and until it believes the Offered Certificates will meet the 100-investor threshold.

    The Plan Assets Regulation also provides an exemption from "plan assets" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by "benefit plan investors" (e.g., Plans, governmental plans, other benefit plans not subject to ERISA and certain entities whose underlying assets include plan assets by reason of a Plan's investment in the entity). Because the availability of this exemption depends upon the identity of the Certificateholders at any time, there can be no assurance that the Offered Certificates will qualify for this exemption.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

    In accordance with ERISA's fiduciary standards, if the Underwriter offers to sell certificates to Plans, the Plan fiduciary should determine whether an investment in the Offered Certificates is permitted under the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the Master Trust will not be plan assets and that the investment by the Plan will not be a prohibited transaction for which no statutory or administrative exemption applies.

                              PLAN OF DISTRIBUTION

    Under the terms and subject to the conditions contained in an underwriting agreement (the "Underwriting Agreement"), with respect to the Master Trust, the Seller will agree to sell to each of the underwriters named in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of the Offered Certificates set forth therein and in the Prospectus Supplement.

    In the Underwriting Agreement, the underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates which are offered hereby and by the Prospectus Supplement if any of such Offered Certificates are purchased. In the event of a default by any such underwriter, the Underwriting Agreement will

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



provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters, if any, may be increased or the Underwriting Agreement may be terminated.

    The Prospectus Supplement will either (i) set forth the price at which Offered Certificates will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Offered Certificates or (ii) specify that the Offered Certificates are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Offered Certificates, the public offering price and such concessions may be changed.

    The underwriter(s), may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter(s) to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

    The Underwriting Agreement will provide that NFC and the Seller will indemnify the underwriter(s) against certain liabilities, including liabilities under the Securities Act.

    The Master Trust Trustee may, from time to time, invest the funds acquired from the underwriters in the Excess Funding Account in Eligible Investments.

    The place and time of delivery for the Offered Certificates in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                  LEGAL MATTERS

    The legality of the Offered Certificates and certain legal matters regarding tax consequences of the issuance of the Offered Certificates and creditors rights will be passed upon for NFC and the Seller by Kirkland & Ellis, Chicago, Illinois.

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



                                INDEX OF TERMS

1990 Trust.............................................................................................................. 1
1990 Trust Agreement.................................................................................................1, 22
1990 Trust Amortization Event...........................................................................................78
1990 Trust Amortization Period..........................................................................................82
1990 Trust Amortization Term............................................................................................82
1990 Trust Available Subordinated Amount................................................................................79
1990 Trust Collections..................................................................................................77
1990 Trust Collections Account..........................................................................................77
1990 Trust Deficiency Amount............................................................................................71
1990 Trust Distribution Account.........................................................................................77
1990 Trust Early Amortization Period....................................................................................79
1990 Trust Excess Servicing.............................................................................................25
1990 Trust Interest Deposit Account.....................................................................................37
1990 Trust Interest Deposit Agreement...................................................................................36
1990 Trust Investment Income............................................................................................71
1990 Trust Investment Securities........................................................................................80
1990 Trust Investor Certificate Interest................................................................................84
1990 Trust Investor Certificates........................................................................................23
1990 Trust Investor Interest Income.....................................................................................81
1990 Trust Investor Loss Amount.........................................................................................82
1990 Trust Liquidity Reserve Account....................................................................................77
1990 Trust Maximum Subordinated Amount..................................................................................80
1990 Trust Minimum Seller Interest......................................................................................79
1990 Trust Minimum Subordinated Amount..................................................................................80
1990 Trust Monthly Servicing Fee........................................................................................51
1990 Trust Non-Amortization Period......................................................................................82
1990 Trust Principal Losses.............................................................................................82
1990 Trust Projected Spread.............................................................................................77
1990 Trust Purchase Agreement...........................................................................................85
1990 Trust Seller Collections...........................................................................................12
1990 Trust Seller Interest..............................................................................................24
1990 Trust Seller Interest Income.......................................................................................83
1990 Trust Servicer Termination Event...................................................................................53
1990 Trust Spread Account...............................................................................................77
1990 Trust Spread Account Deposit.......................................................................................78
1990 Trust Termination Date..........................................................................................5, 58
1990 Trust Total Invested Amount........................................................................................52
1990 Trust Total Investor Interest......................................................................................49
1990 Trust Total Investor Percentage....................................................................................52
1990 Trust Trustee...................................................................................................1, 22
Accumulation Period.....................................................................................................15
Accumulation Period Commencement Date...................................................................................16
Accumulation Period Length..............................................................................................16
Accumulation Period Principal Shortfall.................................................................................65
Acquisition.............................................................................................................47
Acquisition premium.....................................................................................................90
Active Interest Deposit Agreement.......................................................................................36
Active Purchase Agreement...............................................................................................85
Active Trust............................................................................................................ 7
Active Trustee..........................................................................................................47
Adjusted Invested Amount................................................................................................60
Advance.................................................................................................................51
Advance Reimbursement...................................................................................................51
Aggregate NITC Earned Interest..........................................................................................51
Agreements..............................................................................................................51

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



Amortizing Class  ......................................................................................................71
Applicable Agreement.....................................................................................................7
Applicable Floating Rate................................................................................................21
Applicable Voting Percentage............................................................................................75
Assignments.............................................................................................................47
Available Certificateholder Interest Collections........................................................................62
Available Draw Funds....................................................................................................64
Available Seller's Finance Charge Collections...........................................................................62
Available Seller's Principal Collections................................................................................62
Available Subordinated Amount.......................................................................................20, 66
Average Coverage Differential...........................................................................................79
Calculation Day.........................................................................................................37
Cede.....................................................................................................................3
CEDEL...................................................................................................................43
Certificate Principal...................................................................................................70
Certificate Principal Account...........................................................................................77
Certificate Principal Account Losses....................................................................................82
Certificate Register....................................................................................................40
Certificateholder Charge-Off............................................................................................67
Certificateholders.......................................................................................................7
Certificateholders' Interest............................................................................................47
Certificates.............................................................................................................1
Citibank...........................................................................................................42, 104
Class A-1 Investor Certificates.........................................................................................23
Class A-2 Investor Certificates.........................................................................................23
Class A-3 Investor Certificates.........................................................................................23
Class A-4 Investor Certificate..........................................................................................23
Class A-5 Investor Certificates.........................................................................................23
Class Amortization Date.................................................................................................79
Class Amortization Percentages..........................................................................................71
Class Amortization Period...............................................................................................41
Class Certificate Margin................................................................................................76
Class Certificate Rate..................................................................................................76
Class Charged-Off Amounts...............................................................................................83
Class Initial Invested Amount...........................................................................................83
Class Invested Amount...................................................................................................83
Class Investor Interest.................................................................................................82
Class Loss Amount ......................................................................................................83
Class Termination Date..................................................................................................85
Closing Date.............................................................................................................8
Code....................................................................................................................87
Collections.............................................................................................................58
Collections Account.....................................................................................................54
Commission...............................................................................................................3
Concentration Limit.....................................................................................................30
Contributed Dealer Notes................................................................................................86
Controlled Amortization Amount..........................................................................................65
Controlled Deposit Amount...............................................................................................65
Cooperative.............................................................................................................44
Corporate Trust Office..................................................................................................74
Credit Guidelines.......................................................................................................33
Current Interest Rate...................................................................................................37
Daily Note Sale.........................................................................................................86
Dealer..................................................................................................................32
Dealer Agreement........................................................................................................33
Dealer Finance Charge Collections.......................................................................................51
Dealer Finance Charges..................................................................................................50

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



Dealer Note Collections.................................................................................................60
Dealer Note Losses......................................................................................................61
Dealer Notes............................................................................................................32
Deficiency Amount ......................................................................................................63
Definitive Certificates.................................................................................................44
Deposit Amount..........................................................................................................37
Determination Date......................................................................................................45
Disclosure Document.....................................................................................................30
Distribution Account....................................................................................................54
Distribution Date....................................................................................................1, 50
Distribution Period.....................................................................................................50
DOL.....................................................................................................................96
Draw Amount.............................................................................................................64
DTC......................................................................................................................2
Due Period..............................................................................................................50
Early Amortization Event................................................................................................69
Early Amortization Period...............................................................................................69
Early Amortization Period Commencement Date.............................................................................69
Early Amortization Period Shortfall Amount..............................................................................66
Early Distribution..................................................................................................15, 68
Early Distribution Amount...........................................................................................15, 68
Early Distribution Date.............................................................................................15, 68
Eligible Dealer Note....................................................................................................47
Eligible Deposit Account................................................................................................54
Eligible Institution....................................................................................................54
Eligible Investments....................................................................................................55
Enhancement.............................................................................................................46
Enhancement Agreement...................................................................................................58
Enhancement Provider....................................................................................................59
ERISA...................................................................................................................95
Euroclear...............................................................................................................44
Euroclear Operator......................................................................................................44
Euroclear Participants..................................................................................................43
Excess Funding Account..................................................................................................54
Excess Interest Collections.............................................................................................63
Excess Seller's Percentage..............................................................................................62
Excess Seller's Principal Collections...................................................................................62
Exchange Act.............................................................................................................3
Expected Payment Date...................................................................................................41
FDIC....................................................................................................................77
Finance Charge Collections..............................................................................................61
Finance Charges.........................................................................................................50
Financed Vehicles.......................................................................................................32
Flat Charge.............................................................................................................35
Floating Allocation Percentage..........................................................................................61
Foreign Agency Depositaries.............................................................................................42
foreign holder..........................................................................................................91
Fully Funded Date.......................................................................................................15
Global Securities......................................................................................................104
Harco...................................................................................................................33
Independent Directors...................................................................................................94
Indirect Participants...................................................................................................43
Ineligible Dealer Note..................................................................................................48
Initial Invested Amount..................................................................................................1
Insurance Proceeds......................................................................................................31
Interest Credit.........................................................................................................38
Interest Deposit Account................................................................................................37

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



Interest Rate Swap......................................................................................................21
Invested Amount.........................................................................................................60
Investment Events.......................................................................................................68
Investment Income.......................................................................................................58
Investment Period...................................................................................................11, 14
Investment Period Commencement Date.....................................................................................68
Investment Period Shortfall Amount......................................................................................66
Investor Loss Amount....................................................................................................71
IRS.....................................................................................................................87
LIBOR...................................................................................................................28
Liquidity Reserve Account...............................................................................................21
Master Intercompany Agreement...........................................................................................37
Master Loan.............................................................................................................86
Master Revolving Credit Agreement.......................................................................................32
Master Revolving Note...................................................................................................32
Master Trust.............................................................................................................1
Master Trust Adjusted Investment Amount.................................................................................60
Master Trust Invested Amount............................................................................................60
Master Trust Purchase Agreement.........................................................................................85
Master Trust Seller's Certificates......................................................................................45
Master Trust Seller's Interest..........................................................................................56
Master Trust Servicer Termination Event.................................................................................53
Master Trust Trustee.....................................................................................................1
Maximum Subordinated Amount.............................................................................................66
Minimum Master Trust Seller's Interest..................................................................................56
Minimum Series Seller's Interest........................................................................................56
Monthly Interest.........................................................................................................9
Morgan.................................................................................................................104
Navistar Group..........................................................................................................47
Navistar Vehicle........................................................................................................32
Negative Carry Reserve Fund.............................................................................................56
Negative Carry Reserve Fund Deposit Amount..............................................................................57
Negative Carry Reserve Fund Required Amount.............................................................................57
Negative Carry Subordinated Amount......................................................................................67
Net Swap Payment................................................................................................21, 22, 57
Net Swap Receipt................................................................................................21, 22, 57
New Issuance.............................................................................................................9
NFC......................................................................................................................1
NFSC.....................................................................................................................1
NFSC Certificate........................................................................................................45
NIC.....................................................................................................................47
NITC Earned Interest....................................................................................................37
NITC Finance Charges....................................................................................................51
NITC Future Due Interest................................................................................................37
NITC Interest Amount....................................................................................................37
NITC Interest Transfer Date.............................................................................................59
NITC Payment Date.......................................................................................................37
Non-Amortization Period.................................................................................................80
Non-Amortizing Class....................................................................................................80
Non-Interest Bearing Dealer Notes.......................................................................................36
OEM Note................................................................................................................48
OEM Supplier............................................................................................................47
OEM Vehicle.............................................................................................................32
Offered Certificate Rate................................................................................................40
Offered Certificateholders...............................................................................................2
Offered Certificateholders' Interest.....................................................................................8
Offered Certificates.....................................................................................................1

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



Offered Series...........................................................................................................1
Offered Series Dealer Note Losses.......................................................................................61
Offered Series Finance Charge Collections...............................................................................61
Offered Series Principal Collections....................................................................................61
Offered Series Servicing Fee............................................................................................52
OID.....................................................................................................................89
Open Account............................................................................................................39
Open Account Statement..................................................................................................35
Participants............................................................................................................43
Parties in Interest.....................................................................................................95
Plan Assets Regulation..................................................................................................96
Plans...................................................................................................................95
Pooling and Servicing Agreement......................................................................................1, 40
Principal Allocation Percentage.........................................................................................61
Principal Collections...................................................................................................60
Principal Shortfall.....................................................................................................65
Principal Terms.........................................................................................................46
Projected Spread........................................................................................................67
Prospectus Supplement....................................................................................................1
Purchase Agreements.....................................................................................................85
Qualified Institution...................................................................................................77
Rating Agencies.........................................................................................................56
Rating Agency Condition.................................................................................................56
Record Date.............................................................................................................41
Registration Statement...................................................................................................3
Related 1990 Certificate.................................................................................................2
Related 1990 Certificate Collections.....................................................................................8
Related 1990 Certificate Interest Collections...........................................................................40
Related 1990 Certificate Principal Collections..........................................................................41
Related 1990 Certificate Rate...........................................................................................23
Relationship With NITC..................................................................................................32
Remaining Available Seller's Principal Collections......................................................................65
Required Excess Seller Interest Percentage..............................................................................62
Required Subordinated Amount............................................................................................67
Retail SPAs.............................................................................................................38
Revolving Period........................................................................................................13
Scheduled Class Amortization Date.......................................................................................78
Securities Act...........................................................................................................3
Seller...................................................................................................................1
Seller's Percentage.....................................................................................................62
Seller's Principal Collections..........................................................................................62
Series...................................................................................................................2
Series Accounts.........................................................................................................55
Series Allocable Dealer Note Losses.....................................................................................61
Series Allocable Finance Charge Collections.............................................................................61
Series Allocable Principal Collections..................................................................................60
Series Allocable Servicing Fee..........................................................................................52
Series Allocation Percentage............................................................................................60
Series Issuance Date....................................................................................................46
Series Principal Account................................................................................................16
Series Principal Account Losses.........................................................................................60
Series Termination Date.................................................................................................70
Servicer.................................................................................................................1
Servicer Termination Event..............................................................................................44
Servicing Fee...........................................................................................................52
Shared Principal Collections............................................................................................65
Shared Seller Principal Collections.....................................................................................66

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



Special Servicer Agent..................................................................................................54
Specified Accumulation Period Commencement Date.........................................................................16
Spread Account..........................................................................................................18
Spread Account Deposit Amount...........................................................................................67
Subordinated Percentage.................................................................................................66
Subsequent 1990 Trust Investor Certificate...............................................................................2
Supplement...............................................................................................................9
Supplemental Certificate................................................................................................45
Swap Counterparty.......................................................................................................21
Swap Fixed Rate.........................................................................................................21
Swap Floating Rate......................................................................................................21
Swap Payment....................................................................................................21, 22, 57
Swap Receipt....................................................................................................21, 22, 57
Tax Counsel.............................................................................................................87
Tax Opinion.............................................................................................................46
Terms and Conditions....................................................................................................44
Transfer Date...........................................................................................................68
Trust Accounts..........................................................................................................77
Trustees................................................................................................................52
Trusts..................................................................................................................51
Turnover................................................................................................................79
Uncollectible Finance Charges...........................................................................................51
Underwriting Agreement..................................................................................................96
Uniform Commercial Code.................................................................................................27
United States person....................................................................................................91
Unpaid Dealer Finance Charges...........................................................................................51
Up-Front Interest Credit................................................................................................37
Wholesale Note and Inventory Statement..................................................................................35


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



    ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally Offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-marketing trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

    Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Master Trust. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Master Trust in same-day funds.

    Trading between CEDEL and/or participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the

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


sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participants is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participants.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non- U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

    Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The holder of Global Security, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                       105